Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-132237

PROSPECTUS SUPPLEMENT NO. 11

DATED DECEMBER 14, 2006

(To Prospectus Dated June 23, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

4,605,016 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 23, 2006, of Accentia Biopharmaceuticals, Inc. (the “Company”) as supplemented by Supplement No. 10 thereto dated November 15, 2006, Supplement No. 9 thereto dated November 6, 2006, Supplement No. 8 thereto dated November 3, 2006, Supplement No. 7 thereto dated October 20, 2006, Supplement No. 6 thereto dated October 2, 2006, Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 thereto. The Prospectus relates to the public sale, from time to time, of up to 4,605,016 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.

This prospectus supplement includes the attached Form 8-K, as filed by us with the Securities and Exchange Commission on December 14, 2006.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 23, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 14, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On December 8, 2006, Accentia Biopharmaceuticals, Inc.’s (the “Company”) majority-owned subsidiary, Biovest International, Inc., a Delaware corporation (“Biovest”), through its wholly owned subsidiary, AutovaxID, Inc. (“AutovaxID”) closed a financing transaction (the “Transaction”) that was structured in an effort to obtain certain perceived advantages and enhancements from the New Markets Tax Credit regulations adopted under the auspices of the United States Department of the Treasury in 2002 to provide incentive for investing in businesses located in “qualifying census tracts,” or areas with a median income below the poverty line. AutovaxID is presently located in a qualifying census tract, and the New Plant (as defined below) will be located in a qualifying census tract.

In the Transaction, AutovaxID entered into a QLICI Loan Agreement where St. Louis New Markets Tax Credit Fund-II, LLC (the “CDE”) made a loan to AutovaxID, evidenced by a Subordinated Promissory Note dated as of December 8, 2006, in the principal amount of $7,700,000 (“CDE Loan”). The CDE Loan has a maturity date of December 8, 2036 and is described in more detail below, qualified entirely by the QLICI Loan Agreement attached as an exhibit. The following parties were involved in the Transaction: AutovaxID, the Company, Biolender II, LLC (“Biolender II”), the CDE, St. Louis Development Corporation (“SLDC”), AutovaxID Investment LLC (“Leverage Fund”), U.S. Bancorp Community Investment Corporation (“USBCIC”) and Laurus Master Fund, Ltd. (“Laurus”).

Under a License and Asset Purchase Agreement dated as of December 8, 2006, Biovest granted a nonexclusive license to the intellectual property enabling AutovaxID to manufacture and sell automated cell culture instruments in the United States, Canada and Mexico (the “License”), which license will become exclusive upon the occupancy by AutovaxID of a space located at 1031 Macklind Avenue, St. Louis, Missouri (the “New Plant”). Biovest also agreed to sell AutovaxID certain equipment (the “Equipment”) to AutovaxID upon the occupancy by AutovaxID of the New Plant. AutovaxID must use its best efforts to occupy the New Plant by March 31, 2007, and must occupy the new plant by June 15, 2007. As full purchase price for the License and related business opportunity, AutovaxID paid Biovest $5,600,000. Upon the attainment of occupancy of the New Plant, AutovaxID will pay Biovest fair market value for the Equipment, which is estimated to be $896,100.

Previously, on March 31, 2006 in contemplation of the Transaction and other prior New Markets Tax Credit financings and other financings, Biovest closed a financing transaction with Laurus pursuant to which Laurus purchased from Biovest a secured promissory note in the principal amount of $7,799,000 (the “Laurus Note”). Under the terms of the Laurus Note, $7,500,000 of the principal amount was deposited into a restricted bank account of Biovest (the “Restricted Account”) pursuant to a restricted account agreement between Biovest and Laurus. The Company, Analytica International, Inc. (formerly The Analytica Group, Inc.) and Laurus also entered into an Amended and Restated Stock Pledge Agreement pledging the Company’s shares of TEAMM Pharmaceuticals, Inc., Analytica International, Inc., Biovest and others (including AutovaxID and Biolender II, who were added as obligors by way of joinder) to secure the obligations owed to Laurus as a result of the Laurus Note and Transaction.

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On December 8, 2006, in order to facilitate Biovest’s financing Transaction, the Company loaned to Biovest $3,100,000 pursuant to a Secured Promissory Note (the “Accentia Note”). Under the terms of the Accentia Note, interest shall accrue at a rate equal to prime rate, payable upon demand of Accentia. Biovest shall pay principal and interest as follows: (a) $1,100,000 was paid to Accentia upon the closing of the Transaction and (b) the remaining $2,000,000 of principal and all accrued and unpaid interest shall be paid by Biovest upon demand by Accentia.

In contemplation of the Transaction, Biovest formed Biolender II, LLC as a Delaware limited liability company. On December 8, 2006, $2,500,000 was released from the Restricted Account created under the Laurus Note, which together with the amount loaned to Biovest under the Accentia Note funded the purchase of a 100% equity interest in Biolender II for the benefit of Biovest. The entire equity interest in Biolender II owned by Biovest has been pledged to Laurus as collateral to secure the Laurus Note.

Upon the completion of the funding of Biolender II by Biovest and receipt of $2,400,000 from USBCIC via an equity investment in the Leverage Fund, Biolender II and the Leverage Fund entered into a Loan and Security Agreement pursuant to which Biolender II made a loan to the Leverage Fund in the principal amount of $5,600,000 (the “Leverage Loan”), evidenced by a promissory note dated as of December 8, 2006 payable from the Leverage Fund to Biolender II (the “Leverage Note”). The Leverage Note becomes due on December 10, 2013.

Interest on the Leverage Loan accrues on the outstanding principal amount of the Leverage Loan at the rate of 8.00% per annum, non-compounding, commencing on December 8, 2006 until May 9, 2014; and shall be payable in arrears on an annual basis commencing on the first business day after December 31, 2006. Any remaining accrued and unpaid interest shall be payable in one installment on the maturity date. All interest on the Leverage Loan shall accrue based on the actual number of days elapsed and calculated based on a year of three hundred and sixty (360) days. The outstanding principal amount on the Leverage Loan is due on maturity in cash.

The Leverage Fund then contributed equity to the CDE (the “QEI Contribution”), which equity is expected to constitute a “qualified equity investment” (“QEI”) under the New Markets Tax Credit Program authorized by Section 45D of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the “Code” and the program the “NMTC Program”) and administered by the Community Development Financial Institutions Fund of the United States Treasury Department (“CDFI Fund”). All of Leverage Fund’s interest in the CDE has been pledged to Biolender II as collateral for the Leverage Note.

The proceeds of the QEI Contribution were used by the CDE to fund the CDE Loan, which is expected to constitute a “qualified low-income community investment” (“QLICI”) under the NMTC Program. AutovaxID’s business is and will be conducted within a United States population census tract which constitutes a Low-Income Community under the NMTC Program. As a condition of making the equity contribution to the Leverage Fund, USBCIC required AutovaxID to indemnify it under a Tax Credit and Reimbursement and Indemnity Agreement against any loss of the tax credits as a result of the CDE Loan to constitute a QLICI and certain other conditions generally known as a recapture event.

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The following describes certain material terms of the CDE Loan and transactional warrants related to the Transaction:

•	The CDE Loan has a principal amount of $7,700,000 and matures on December 8, 2036. Pursuant to a call right, for a period of six months starting on December 8, 2013, the CDE will have the right to call for the repayment of the CDE Loan in the amount of $5,721,000, in full satisfaction of the principal on the CDE Loan. Interest on the outstanding principal amount of the CDE Loan shall accrue at the rate of 5.82% per annum, non-compounding and shall be payable in arrears on an annual basis commencing on January 2, 2007 and continuing until maturity. The CDE Loan is guaranteed by Biovest.

•	The CDE Loan is secured by second lien on all assets of AutovaxID for the benefit of the CDE pursuant to a Second-Lien Security Agreement between AutovaxID and the CDE dated as of December 8, 2006. Laurus has a senior lien on the assets of AutovaxID through the security agreement from Biovest to Laurus, which AutovaxID joined by way of a Joinder Agreement.

•	The CDE Loan shall be due and payable by AutovaxID in full on the maturity date of the CDE Loan. However, if the CDE exercises its call right pursuant to the CDE Loan, then the CDE Loan becomes due and payable on the date of such call for the amount of $5,721,000, in full satisfaction of the principal on the CDE Loan, together with all accrued but unpaid interest.

•	AutovaxID has the right to prepay the CDE Loan at any time, provided that, if it prepays the CDE Loan on or before May 8, 2014, (i) it prepays the entire CDE Loan amount, (ii) the CDE consents to such prepayment and USBCIC and the managing member of the CDE agree on the reinvestment of such proceeds in an alternative investment that would qualify as a QLICI and (iii) AutovaxID or the Individual Guarantors (as defined below) under the Tax Credit and Reimbursement and Indemnity Agreement pay to USBCIC the recapture amount so specified is such agreement.

•	All indebtedness owed by AutovaxID and its subsidiaries to the CDE, including its right to receive payments of principal and interest under the CDE Loan, is expressly subordinate to the extent set forth under the Telesis Subordination Agreement dated as of December 8, 2006 entered into by Laurus, the CDE, USBCIC, AutovaxID and Biovest.

•	Under a Put Option Agreement, starting on December 9, 2013, USBCIC will have the right to require Biolender II to purchase the equity interests of the Leverage Fund during a three month exercise period. Biolender II shall have the obligation to acquire the member’s interest in the Leverage Fund under this Put Option Agreement for the payment to USBCIC of $120,000. Furthermore, under a Purchase Option Agreement, for a three month period after the expiration of the put option and to the extent that the put option was not exercised, Biolender II will have the option to purchase USBCIC’s equity interests in the Leverage Fund based on the fair market value of the equity interests at that time.

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•	NMTC compliance expenses of the CDE and the Fund, to the extent not pertaining to an investment other than the CDE Loan, are to be paid by Biovest pursuant to a Reimbursement Agreement between Biovest and SLDC, the manager of both the Fund and the CDE. These reimbursable expenses are limited to $32,000 annually. Any expenses in excess of such amount will be paid by AutovaxID.

•	All amounts payable by AutovaxID under the CDE Loan are guaranteed by Biovest. In addition, Biovest and certain officers, directors and shareholders of Biovest and/or Accentia (and related trusts) (“Individual Guarantors”) guarantee the payment of all obligations under AutovaxID’s indemnity to USBCIC. The Individual Guarantors’ obligations are proportionate and provide for a maximum aggregate liability for each of the Individual Guarantors as set forth in the Guaranty Agreement. Biovest entered into Indemnity Agreements with the Individual Guarantors, and, in consideration of such guaranties, has granted warrants to the Individual Guarantors for the purchase of a total of 2,629,543 shares of Biovest’s common stock at $1.10 per share in proportion to the amounts of their guaranties.

SLDC has used a portion of the credits allocation transaction fee it received from Biovest in order to purchase 326,098 shares of Biovest’s common stock, valued at $1.10 per share, directly from Biovest. All of the securities issued by Biovest in the Transaction, including the common stock issued to SLDC and the warrants issued to the Individual Guarantors, were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Rule 506 of Regulation D under the Securities Act. Such sales and issuances did not involve a public offering, were made without general solicitation or advertising, and were offered and sold to accredited investors with access to all relevant information necessary to evaluate the investment and who represented to us that the securities were being acquired for investment.

The foregoing description of the Transaction does not purport to be a complete description of the terms of the Transaction and is qualified in its entirety by reference to the agreements entered into in connection with the Transaction. Such agreements are included as exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: December 14, 2006

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EXHIBIT INDEX

Exhibit Number	Description

10.1	License and Asset Purchase Agreement, dated as of December 8, 2006, between Biovest International, Inc. (“Biovest”) and AutovaxID, Inc. (“AutovaxID”).

10.2	License Agreement, dated as of December 8, 2006, between Biovest and AutovaxID.

10.3	Secured Promissory Note, dated as of December 8, 2006, made by Biovest for the benefit of Accentia Biopharmaceuticals, Inc. (“Accentia”).

10.4	Loan and Security Agreement, dated as of December 8, 2006, between Leverage Fund and Biolender II.

10.5	Promissory Note, dated December 8, 2006, issued by AutovaxID Investment LLC (“Leverage Fund”) to Biolender II, LLC (“Biolender II”).

10.6	Subordinated Promissory Note, dated December 8, 2006, from AutovaxID to the CDE.

10.7	QLICI Loan Agreement, dated as of December 8, 2006, by and among AutovaxID, the CDE and Biovest.

10.8	Subordination Agreement, dated as of December 8, 2006, by and among Laurus Master Fund, Ltd. (“Laurus”), St. Louis New Markets Tax Credit Fund-II, LLC (“CDE”), US Bancorp Community Investment Corporation (“USBCIC”), AutovaxID and Biovest.

10.9	Second Lien Security Agreement, dated December 8, 2006, from AutovaxID to the CDE.

10.10	Tax Credit Reimbursement and Indemnity Agreement, dated as of December 8, 2006, between AutovaxID and USBCIC.

10.11	Guaranty, dated December 8, 2006, made by Hopkins Capital Group II, LLC, Frances E. O’Donnell, Jr., Kathleen M. O’Donnell (as Trustee of the Frances E. O’Donnell, Jr. Irrevocable Trust), Dennis L. Ryll, Ronald E. Osman, Alan M. Pearce, Steven R. Arikian, Steven J. Stogel, Donald L. Ferguson, Donald L. Ferguson (as trustee of the Donald L. Ferguson Revocable Trust)] and Biovest in favor of USBCIC and the CDE.

10.12	Limited Liability Company Agreement of Biolender II, LLC, dated December 8, 2006.

10.13	Put Option Agreement dated December 8, 2006, between AutovaxID, Leverage Fund, USBCIC and Biolender II.

10.14	Purchase Option Agreement dated December 8, 2006, between AutovaxID, Leverage Fund, USBCIC and Biolender II.

10.15	Indemnification Agreement, dated as of December 8, 2006, from Biovest to Dennis Ryll.

10.16	Indemnification Agreement, dated as of December 8, 2006, from Biovest to Steven Stogel.

10.17	Indemnification Agreement, dated as of December 8, 2006, from Biovest to Donald Ferguson.

10.18	Indemnification Agreement, dated as of December 8, 2006, from Biovest to Ronald Osman.

10.19	Indemnification Agreement, dated as of December 8, 2006, from Biovest to Francis O’Donnell.

10.20	Indemnification Agreement, dated as of December 8, 2006, from Biovest to Alan Pearce.

10.21	Indemnification Agreement, dated as of December 8, 2006, from Biovest to Steven Arikian.

10.22(1)	Note and Warrant Purchase Agreement, dated March 31, 2006, between Biovest and Laurus.

10.23(1)	Secured Promissory Note, dated March 31, 2006, issued by Biovest to Laurus.

10.24(1)	Restricted Account Agreement, dated March 31, 2006, among Biovest, Laurus, and North Fork Bank.

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10.25(1)	Restricted Account Letter Agreement, dated March 31, 2006, between Biovest and Laurus.

10.26(1)	Stock Pledge Agreement, dated March 31, 2006, between Laurus and Accentia.

10.27	Subscription Agreement, dated December 8, 2006, between Biovest and SLDC.

10.28	Common Stock Purchase Warrant, dated December 14, 2006 issued by Biovest to Dennis Ryll

10.29	Common Stock Purchase Warrant, dated December 14, 2006 issued by Biovest to Steven Stogel

10.30	Common Stock Purchase Warrant, dated December 14, 2006 issued by Biovest to Donald Ferguson

10.31	Common Stock Purchase Warrant, dated December 14, 2006 issued by Biovest to Ronald Osman

10.32	Common Stock Purchase Warrant, dated December 14, 2006 issued by Biovest to Hopkins Capital Group II, LLC

10.33	Common Stock Purchase Warrant, dated December 14, 2006 issued by Biovest to Alan Pearce

10.34	Common Stock Purchase Warrant, dated December 14, 2006 issued by Biovest to Steven Arikian

(1)	Incorporated by reference to the exhibits to Accentia’s Current Report on Form 8-K, dated April 6, 2006 (File No. 000-51383).

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EXHIBIT 10.1

EXECUTION COPY

LICENSE AND ASSET PURCHASE AGREEMENT

THIS LICENSE AND ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of December 8, 2006 (the “Effective Date”) by and between Biovest International, Inc., a Delaware corporation, with its offices located at 324 S. Hyde Park Avenue Suite 350, Tampa FL 33606 (“Biovest”), and AutovaxID, Inc., a Florida corporation with offices located at 377 Plantation St. Worcester, Massachusetts 01605 (“AutovaxID”). Together, AutovaxID and Biovest are collectively referred to as the “Parties,” and, individually Biovest and AutovaxID are referred to as a “Party”.

RECITALS

WHEREAS, Biovest has developed and owns all rights to the Autovax automated cell production instrument described in Exhibit A (as covered by the Licensed Patent rights owned by Biovest under the patent numbers described in Exhibit A of the License Agreement attached hereto as Exhibit B, together with any successor innovation thereto developed by Biovest or its affiliates, the “Autovax Instrument”);

WHEREAS, Biovest wishes to grant to AutovaxID pursuant to the terms and conditions hereof the exclusive, perpetual right to manufacture, market, sell and commercialize the Autovax Instrument in North America pursuant to the License Agreement attached hereto as Exhibit B;

WHEREAS, Biovest wishes to sell to AutovaxID at the Leasehold Occupancy date certain assets listed on Exhibit C hereto to be used in the manufacture of Autovax Instrument (the “Purchased Equipment”);

WHEREAS, AutovaxID desires to license the commercial rights to the Autovax Instrument as provided herein and to purchase the Equipment subject to the liens described in Exhibit D (the “Continuing Liens”) on the Leasehold Occupancy date; and

WHEREAS, AutovaxID has executed a certain Lease Agreement (“Lease”) as amended attached as Exhibit E with respect to portions of premises located at 1701 Macklind Avenue, St. Louis, MO 63110 (the “AutovaxID Lease”) which requires completion of tenant improvements and a Certificate of Occupancy before occupancy can commence (“Leasehold Occupancy”); and

WHEREAS AutovaxID has provided its Business Plan outlining its anticipated operations in connection with the commercial production and distribution of the Autovax Instrument, which Business Plan is attached hereto as Exhibit F; and

WHEREAS, the parties wish to set forth the terms and conditions pursuant to which AutovaxID will serve as a contract manufacturer for Biovest for Autovax Instruments to be used by Biovest, as requested by Biovest to produce anti-cancer vaccine to be used by Biovest in its clinical trial and for commercial sale.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Biovax and Biovest hereby agree as follows:

1. License.

At Closing (as defined in Section 4), Biovest shall grant to AutovaxID the license to manufacture, market, sell and commercialize the Autovax Instrument in North America pursuant to the terms and conditions of the License Agreement attached hereto as Exhibit A. The License Agreement shall be duly executed by Biovest and delivered to AutovaxID at Closing. The license shall be non-exclusive prior to the achievement of Leasehold Occupancy (the “Operational Date”) and shall become an exclusive license on the Operational Date. Prior to the Operational Date, all Autovax Instruments shall continue to be manufactured by Biovest and AutovaxID shall have no right or interest in the instruments manufactured by Biovest prior to the Operational Date or the proceeds of the sale of such instruments.

2. Sale of Equipment.

At Leasehold Occupancy, AutovaxID shall purchase for fair market value the Equipment listed in Exhibit C, as is and where is, subject to the Continuing Liens listed in Exhibit D. The Equipment shall be conveyed by Bill of Sale subject to the right of the Continuing Liens.

3. Pricing and Payment Terms.

As the full purchase price for the License and related business opportunity, AutovaxID shall pay to Biovest Five Million Six Hundred Thousand Dollars ($5,600,000) (the “Purchase Price”) in cash at Closing.

4. Closing.

The closing shall take place at 377 Plantation Street, Worcester MA on December 8, 2006 at 10 am (the “Closing”). At the Closing, the parties shall deliver the following:

AutovaxID shall deliver to Biovest:

1.	Cash in payment of the Cash Portion of the Purchase Price

2.	Executed License Agreement in the Form of Exhibit B (the “License Agreement”).

3.	Acknowledgement of Assumed Liens

Biovest shall deliver to AutovaxID:

1.	Executed License Agreement in the form of Exhibit B.

2.	Upon Leasehold Occupancy the Bill of Sale to the Equipment listed in Exhibit D

5. Contract Manufacturer.

As more fully described in the License Agreement, AutovaxID shall serve as a non-exclusive contract manufacturer to manufacture Autovax Instruments for Biovest to be used by Biovest for internal manufacturing purposes, including but not limited to producing anti-cancer vaccine for clinical trial or commercial sale and to produce other cell products including contract manufacturing of any description and for re-sale to customers outside North America, provided Biovest cannot purchase Autovax Instruments for resale to customers in or to be used in North America. Biovest shall have no minimum purchase requirements and all such purchases shall be as and when required by Biovest and shall be at the specifications submitted in writing by Biovest and accepted by AutovaxID. All Autovax Instruments manufactured by AutovaxID for Biovest shall be paid for at fair market value (which shall be no less than fully burdened manufactured cost). AutovaxID’s fully burdened cost includes all third party and overhead expenses, such as wages and salaries, lease payments, utilities, purchases of manufacturing materials, maintenance and repairs to equipment and leasehold, amortization, and other expenditures necessary or appropriate to operate the Lease Premises currently accrued, using the same methodology as currently used in Biovest financial accounting. Fully burdened costs do not include capital expenditures such as purchases of equipment and partially completed vaccines, expansion of facilities, leasehold improvements, and employee training. Biovest shall have the right to inspect and audit the calculation of full burdened manufactured cost upon reasonable notice to AutovaxID. Invoices shall be paid within 30 days after invoice. Nothing herein shall prohibit Biovest from purchasing Autovax Instruments from other manufacturing sources outside of North America.

6. Shared Support Services.

AutovaxID shall be entitled to, but shall not be obligated to, purchase support services, such as HR support, IT support, accounting support and legal support, from Biovest. The purchase price shall be an amount equal to the allocated cost to Biovest for providing such services purchased by AutovaxID in its discretion. Upon Leasehold Occupancy, Biovest shall provide as part of its shared resource assistance to AutovaxID in training newly hired employees to staff the manufacturing facility in St. Louis, MO. James Carroll will serve as an employee of AutovaxID shared with Biovest. Mr. Carroll shall maintain his office in Worcester, MA in an area that is verified to be a qualified census tract for New Markets Tax Credits.

7. No Interest in Vaccine or Intellectual Property of Biovest.

AutovaxID will not acquire, by virtue hereof, any interest in any property of Biovest not expressly transferred hereunder. In expansion of, and not in limitation of, the forgoing, it is expressly agreed and acknowledged that AutovaxID shall have no interest in, right to use or ownership of Biovest’s anti-cancer vaccine, any patent or proprietary property of Biovest, the Investigational New Drug Applications owned by Biovest, the clinical trials being conducted by Biovest, and any other contractual rights or property of Biovest.

8. Representations and Warranties.

A. Representations and Warranties of Biovest. Biovest represents and warrants the following to AutovaxID with the intention that AutovaxID may rely upon the same and acknowledges that (except as otherwise indicated in the specific paragraph) the same shall be true on the date hereof, as of the Operational Date (as if made at the Closing), and as of the Closing, and shall survive the closing of this transaction.

1. Title. As of the Purchase Closing, Biovest will own the Autovaxid instrument business (the “Autovax License Rights”) and Purchased Equipment free and clear of any liens, claims, charges or other encumbrances other than the Continuing Liens.

2. Licenses and Permits. Biovest possesses all permits, licenses, approvals and notifications, governmental or otherwise, the absence of which would have a material adverse effect on Biovest’s Autovaxid Instrument business.

3. Litigation, Adverse Claims, and Related Matters. There is no pending or threatened litigation (nor, to Biovest’s knowledge, any claim which may lead to a threat of litigation), proceeding, or investigation (including any environmental, building or safety investigation) relating to any material aspect of the Autovax License Rights or the Purchased Equipment, nor is Biovest subject to any existing judgment, order or decree which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement or which would have a material adverse effect on the License Agreement.

4. Laws and Regulations. Biovest has complied, and is in compliance on the Closing Date, with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the License Agreement or the Equipment, the failure of which would have a material adverse effect on the License Agreement. Biovest has not received any notice of any alleged violation of any such statute, order, rule, regulation or requirement.

5. Breaches of Contracts; Required Consents. Neither the execution and delivery of this Agreement by Biovest, nor compliance by Biovest with the terms and provisions of this Agreement will:

(a) Conflict with or result in a breach of (i) any judgment, order, decree or ruling to which Biovest is a party, (ii) any injunction of any court or governmental authority to which Biovest is subject, (iii) any agreement, contract or commitment which is material to the License Agreement, or (iv) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of Biovest; or

(b) Require the affirmative consent or approval of any third party other than Laurus Master Fund, Ltd.

6. Organization; Binding Obligation. Biovest is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Biovest has all requisite power and authority to own properties and assets and to conduct business as it is presently conducted. This Agreement constitutes the legal, valid and binding obligation of Biovest in accordance with the terms hereof. Biovest has all requisite corporate power and authority, including the approval of its shareholders and Board of Directors, to execute, perform, carry out the provisions of and consummate the transactions contemplated in this Agreement.

7. Completeness of Disclosure. The Business Plan attached as Exhibit F is not intended to be a full or complete disclosure of the business or risks of the Autovax Instrument. The Business Plan is not a material representation or warrant hereunder. The Business Plan does not contemplate use of the Autovax Instrument for the purposes of producing stem cells or therapeutics, and AutovaxID may not use or sublicense the Autovax Instrument for such purposes.

8. Valuation. The Valuation attached hereto as Exhibit G was prepared by the independent firm of The Financial Valuation Group and Biovest makes no representation or warranty regarding Exhibit G.

B. Representations of AutovaxID

1. Licenses and Permits. AutovaxID possesses or shall obtain following the Closing Date all permits, licenses, approvals and notifications, governmental or otherwise, the absence of which would have a material adverse effect on AutovaxID’s ability to assume operation of the Autovax License Rights.

2. Litigation, Adverse Claims, and Related Matters. There is no pending or threatened litigation (nor, to AutovaxID’s knowledge, any claim which may lead to a threat of litigation), proceeding, or investigation (including any environmental, building or safety investigation) relating to any material aspect of AutovaxID’s business, nor is AutovaxID subject to any existing judgment, order or decree which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement or which would have a material adverse effect on AutovaxID’s business.

3. Laws and Regulations. AutovaxID has complied, and is in compliance on the Closing Date, with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities, the failure of which would have a material adverse effect on AutovaxID’s business. AutovaxID has not received any notice of any alleged violation of any such statute, order, rule, regulation or requirement.

4. Breaches of Contracts; Required Consents. Neither the execution and delivery of this Agreement by AutovaxID, nor compliance by AutovaxID with the terms and provisions of this Agreement will:

(a) Conflict with or result in a breach of (i) any judgment, order, decree or ruling to which AutovaxID is a party, (ii) any injunction of any court or governmental authority to which AutovaxID is subject, (iii) any agreement, contract or commitment which is material to AutovaxID’s business, or (iv) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of AutovaxID; or

(b) Require the affirmative consent or approval of any third party, other than Laurus Master Fund, Ltd.

5. Organization; Binding Obligation. AutovaxID is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. AutovaxID has all requisite power and authority to own properties and assets and to conduct business as it is presently conducted. This Agreement constitutes the legal, valid and binding obligation of Autovaxid in accordance with the terms hereof. AutovaxID has all requisite corporate power and authority, including the approval of its shareholders and Board of Directors, to execute, perform, carry out the provisions of and consummate the transactions contemplated in this Agreement.

6. Completeness of Disclosure. No representation in this Agreement contains any untrue statement of a material fact or omits to state any material fact the omission of which would be misleading.

9. Exclusion of Warranty.

BIOVEST MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED EQUIPMENT, AND HEREBY SPECIFICALLY DISCLAIMS ALL IMPLIED AND STATUTORY WARRANTIES, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF A PATENT, TRADEMARK, OR OTHER INTELLECTUAL PROPERTY RIGHT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING CAPACITY,

SUITABILITY FOR USE OR PERFORMANCE OF THE CUSTOMIZED SYSTEM, WHETHER MADE BY BIOVEST EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY BIOVEST FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF BIOVEST WHATSOEVER.

10. Limitation of Liability.

AutovaxID acknowledges that the Equipment is sold “As is/Where is” and that in no event will Biovest retain any liability for the Purchased Equipment sold under the terms of this agreement. AutovaxID expressly acknowledges the Continuing Liens and the rights of the lienors. AutovaxID agrees to execute such subordination and other agreements as Biovest may reasonably request from time to time in order to effectuate the purposes of this Agreement.

11. Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard for its provisions with respect to conflict of laws.

12. Jurisdiction

Any claim, suit, action or proceeding initiated by any Party (whether in contract, tort or otherwise) arising out of this Agreement or the relationship of the parties hereunder, shall be filed and prosecuted only in the state or federal courts in the State of Delaware, which the Parties agree shall have exclusive jurisdiction over such matters and the Parties agree to submit to the jurisdiction of such courts. Each of the Parties, to the extent permitted by applicable law, hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-referenced courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the Parties hereby agrees that its submission to jurisdiction is made for the express benefit of the other Party hereto.

13. Termination

This Agreement may, by notice given prior to its performance, be terminated upon the earlier of (the “Termination Date”):

a. mutual consent of the Parties; or

b. notice to the other Party by either Party, if the Closing has not occurred (other than through the failure of such Party to comply with its obligations under this Agreement) by the close of business on December 20, 2006.

In the event of termination of this Agreement pursuant hereto, this Agreement shall forthwith become void and of no further force and effect and the parties hereto shall be released from any and all obligations hereunder.

14. Binding Effect.

This Agreement shall be binding upon the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any Party’s rights or obligations hereunder may be assigned, or held in trust for a third-party, by any Party hereto without the prior written consent of the other Party, except that Biovest may assign or transfer this Agreement to any affiliate or subsidiary of Biovest.

15. Waiver of Conditions; Exhibits.

Any Party hereto may waive any condition provided in this Agreement for its benefit. All of the Exhibits attached to this Agreement are hereby incorporated herein and made a part hereof.

16.	Notices.

Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the earlier of (i) the date when received by the addressee, if sent by overnight courier or delivered personally, (ii) when confirmation is confirmed by the sender’s fax machine, if sent by facsimile, provided that a copy thereof is also contemporaneously sent to the addressee by a method described in clauses (i) or (iii) of this Section 16, or (iii) the fifth business day after the date when posted, if sent by registered or certified mail, in any such case to the respective addresses specified in the introductory paragraph of this Agreement.

Any Party may, by written notice delivered in accordance with this Section 16, change the address to which any notices, authorizations, requests or demands are to be delivered hereunder.

17. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

18. Amendment.

This Agreement may be amended at any time pursuant to a written instrument signed by the Parties.

19. Interpretation.

Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” (d) the word “or” shall be deemed to be inclusive, and (e) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Exhibit references are to this Agreement unless otherwise specified. Capitalized terms set forth in the Exhibits attached hereto shall have the same meanings as set forth in this Agreement, unless defined otherwise in such Exhibit.

20. Construction.

The Parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21. No Third Party Rights.

Nothing in this Agreement shall be deemed to create any right on the part of any person or entity not a party to this Agreement.

22. Waiver of Jury Trial.

The Parties specifically waive any right to trial by jury in any court with respect to any contractual, tortious or statutory claim, counterclaim or cross-claim against the other arising out of or connected in any way to this Agreement because the parties hereto, both of whom are represented by counsel, believe that the complete commercial aspect of their dealing with one another make a jury determination neither desirable nor appropriate.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

AutovaxID, Inc.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Hereunto duly authorized

Biovest International, Inc.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Hereunto duly authorized

Signature Page to License and Asset Purchase Agreement

EXHIBIT A

The AutovaxID - A breakthrough technology in the production of biologics for the Biotechnology industry

The AutovaxID is a self-contained automated cell growth instrument.

•	Two component design - a base or control module (1) – (numbers refer to photos in figure below)- and a disposable culture unit (2).

•	Functionally replaces conventional cell growth chambers that would take up over ten times the space.

The AutovaxID is a first-of-its kind automated modular cell growth instrument intended for research, biotechnology and pharmaceutical applications. The instrument is ideally suited for those seeking to produce any cell product including monoclonal antibodies, as well as those seeking to grow and expand a wide variety of cells. The instrument results in dramatic savings in space, manpower and consumable cost compared to conventional cell culture approaches.

The AutovaxID’s base, or control module, contains the unit’s mechanics and electronics. The disposable culture unit is a single -use disposable element containing a hollow-fiber cell growth chamber and a gas exchange cartridge. The culture unit is an integrated sealed module that snaps easily (3) into the base unit housing. Once the starter cells are introduced into the unit through an access port (4), the unit is sealed and the cells expand and grow in a temperature and CO2-regulated environment optimized for their specific needs. Cells expand in number within the growth chamber and grow for as long as required—days, weeks or longer. During this time little or no operator intervention is required.

In conventional cell culture systems in which cells are grown in flasks or bottles, the cells have to be diluted one or more times per week, and fed fresh growth medium. These manipulations are labor intensive and must be done by trained technicians. If the cells or their products are to be used for therapeutic purposes, these manipulations must done in costly clean-room facilities with sophisticated air handling systems. By contrast, cells in an AutovaxID require no splitting and are fed automatically with fresh medium. Because the cell growth units are sterile and sealed from the environment, the units can be housed in relatively inexpensive laboratory facilities.

The AutovaxID brings sophisticated hollow fiber technology within the reach of every laboratory

Each AutovaxID culture unit functionally replaces approximately 100 conventional T flasks, or a smaller number of roller bottles. This is made possible by the high surface area of the hollow fiber cartridge in which cells are grown. Hollow fiber cell culture is a proven technology for growing cells at high density in a compact space with reduced costs. Hollow fiber technology dramatically reduces the need for costly growth factors and media supplements and results in secreted product concentrations up to ten times higher than can be achieved with conventional cell culture techniques.

As an example, a typical 30 day growth run of hybridoma cells in an AutovaxID can yield up to 1 gram of monoclonal antibody in approximately 1-2 litres, 10-30 times more concentrated than could be achieved with conventional cell culture approaches. During the growth period in the AutovaxID the antibody- rich medium is continually collected in a sealed container stored a refrigerated compartment (4) integrated into the AutovaxID base unit. Typically, at the end of the run, the cell growth chamber is discarded and the product-rich medium is retained. For other applications, the cells also could be harvested and used for other purposes.

The National Cell Culture Center has utilized Biovest’s proprietary hollow fiber cartridge technology for the production of hundreds of cell lines for NIH sponsored researchers over the past 15 years.

The AutovaxID is ideal for laboratories that need to produce gram amounts of cell products such as monoclonal antibodies.

A lab developing and testing many different antibodies could operate dozens of AutovaxIDs simultaneously, each growing a different cell line. All of this could be done in a modest sized room monitored by one or two (compared to 10-12) technicians, saving time and keeping costs at a minimum.

For ease of record keeping the AutovaxID contains an on-board computer that stores all of the operational parameters of each production run. Each run can be uniquely associated with the disposable growth chamber used via the integrated bar code scanner and unique bar code associated with each culture module (6). Finally, because different cell lines may require different growth conditions, the AutovaxID is fully user programmable. Frequently used programs can be stored in the system memory after being entered through the touch-screen display (7).

The AutovaxID can also be used in applications in which the cells which are grown in the unit are collected instead of or in addition to any materials produced by the cells. Applications for the AutovaxID operated in this way include cell expansion for research or therapeutic purposes.

Advantages of the AutovaxID over conventional cell culture methods

Process/Parameter	Manual Cell Culture	AutovaxID
1. Product concentration	Variable, no ability to regulate. Typically 100mg in 1-10 L	Controlled by medium flow rate through hollow fiber reactor. Typically greater than 100mg in 1L

2. Culture-ware	Multiple manual transfers using large numbers of disposable units (flasks, etc)	Single integrated disposable culture unit. No transfers needed during production period

3. Growth conditions	Change over time as nutrients are depleted and waste products accumulate	Maintained constant over time through automated feedback loop.

4. Contamination	Possible at multiple steps	Virtually eliminated by sealed sterile culture-ware

5. Culture Oxygenation	Achieved via passive diffusion or sparging. May limit O2 availability and damage cells.	Continuously regulated via gas-exchange cartridge in media recirculation loop.

6. Batch record generation and documentation	Data must be recorded manually at intervals	In-process parameters automatically recorded and stored for record generation.

7. Product harvest	Manual harvest in batch mode, contaminated by cells and debris	Continuous automated harvest of filtered material

8. Process monitoring	Requires multiple monitoring and in-process measurement steps	Automated process monitoring with alarm alerts for out-of specification conditions

9. Scalability	Increasing production requires increasing space and manpower	Because of automation and small footprint, production can typically be scaled up in existing space with minimal additional manpower

For additional information about the AutovaxID contact:

James Carroll

General Manager

Biovest Advanced Instrumentation Division

Biovest International

377 Plantation St.

Worcester, MA 01695

508 793 0001 x 507

jcarroll@biovest.com

The AutovaxID: Changing the world of cell culture

•      Automated cell growth instrument

•      Sterile, disposable cell growth chamber

•      GMP-compliant

•      Rapid set-up

•      Touch-screen programming

•      Automated batch record generation

•      Small foot-print

EXHIBIT B

LICENSE AGREEMENT

[Attached]

EXHIBIT C

PURCHASED EQUIPMENT

AutovaxID Manufacturing Assets	8/20/2006

AutovaxID Instrument

Item #					Item Subtotal
1	Assemby Fixtures
		900022-000	FIXTURE* LCD ALIGNMENT	1710
		900023-000	FIXTURE* STALL SENSOR ALIGNMENT, CCI	1260
		900028-000	FIXTURE* .068 INCH SPACER	100
		900029-000	FIXTURE8ROTARY VALVE TORQUE	1000
		900032-000	FIXTURE*GASSING MANIFOLD	2320
		900033-000	FIXTURE*INSTR/CW INTERFACE	6300
		900035-000	READER/WRITER, CARD, COMPO BNC (F)	300
		900052-000	FIXTURE*ASSY,TUBING,GASSING, CCI	300
		900061-000	AY* GREASE GUN, MODIFIED	1000
		900062-000	FIXTURE* PUMP DRIVE	1000
		900065-000	FIXTURE* ALIGNMENT, TRANSDUCER PIN	1500
		900066-000	FIXTURE*FLOW SENSOR, LIQUID	2000
		900067-000	FIXTURE* PUMP, BELT TENSION	3620
		900068-000	FIXTURE*POSITION ENCODER TEST	3240
		900069-000	FIXTURE* UV LIGHT GUIDE	1960
		900070-000	FIXTURE* CABLE, MINI DOUBLE BANANA TO US STANDARD	270
					27880

Item #					Item Subtotal
2	Test Fixtures
		900036-000	FIXTURE*PUMP CARTRIDGE W/NEW TUBING,CCI	300
		900038-000	FIXTURE*ADAPTER PLUG, PH	300
		900039-000	FIXTURE*SENSOR, CO2 WITH READOUT	1000
		900040-000	FIXTURE*BOARD PROGRAMMING INTERFACE	2000
		900041-001	FIXTURE*TEMP. CAL. RES. 64.6 C, CCI	300
		900041-002	FIXTURE*TEMP. CAL. RES. 44.6 C, CCI	300
		900041-003	FIXTURE*TEMP. CAL. RES. 37.0 C, CCI	300
		900041-004	FIXTURE*TEMP. CAL. RES. 25.0 C, CCI	300
		900041-005	FIXTURE*TEMP. CAL. RES. 4.9 C, CCI	300
		900041-006	FIXTURE*TEMP. CAL. RES. - 5.0 C, CCI	300
		900042-000	FIXTURE*CABLE, BOARD POWER, CCI	300
		900043-000	FIXTURE*CABLE, BOARD REFRIG POWER, CCI	200
		900044-000	FIXTURE*HEATER & FAN INDICATOR, CCI	200
		900045-000	FIXTURE*CIRCULATION MOTOR W/BRACKET, CCI	200
		900046-000	FIXTURE*VALVE MOTOR, CCI	1000
		900047-000	FIXTURE*PINCH CLAMP INDICATOR, CCI	500

C-2

Item #					Item Subtotal
		900048-000	FIXTURE*SMB FEMALE TO MULTIMETER	200
		900049-000	FIXTURE*TEST LED W/RESISTOR, CCI	200
		900050-000	FIXTURE*ADAPTER SMB (M) TO BNC (F)	200
		900053-000	FIXTURE*4-MOTOR TEST, CCI	2000
		900054-000	FIXTURE* PUMP TORQUE	500
		900056-000	FIXTURE*ETHERNET HUB	200
		900057-000	FIXTURE*KEYBOARD, PS2	200
		900058-000	FIXTURE*CABLE, ETHERNET	200
		900064-001	AY*JUMPER,GASSING	500
		900064-002	AY*JUMPER,GASSING	500
		900064-003	AY*JUMPER,GASSING	500
		900071-000	FIXTURE*MODE PROGRAMMER,CO2 SENSOR	300
					13300

3	Software
	Revision “PreA-1 thru PreA-47”	9270 hours X $60/hr burdened			556200

4	Manufacturing Documentation
		700371-000	MANUAL*OPERATIONS,AUTOVAX	1200
		700386-000	SOP*PREPOWER OF AUTOVAXID-C INSTRUMENT	1200
		700387-000	SOP*POWER-UP OF AUTOVAXID-C INSTRUMENT	1200
		700388-000	FORM*MASTER LOG AUTOVAXID-C INSTRUMENT	1200
		700389-000	SOP*AUTOVAXID-C INST 72-HOUR BURN-IN OUR BURN-IN	1200

C-3

Item #				Item Subtotal
	700390-000	SOP*CHASSIS CONTROL BOARD, CCI	1200
	700391-000	SOP*VALVE DRIVER BOARD, CCI	1200
	700392-000	SOP*4-POSITION PUMP BOARD, CCI	1200
	700393-000	SOP*GASSING MANIFOLD BOARD, CCI	1200
	700394-000	SOP*GASSING MANIFOLD W/PCB, CCI	1200
	700395-000	SOP* GASSING CHASSIS ASSEMBLY	1200
	700396-000	SOP* LOADING S/W IN PHILIPS 80C31 MICROCONTROLLER	1200
	700398-000	SOP*AUTOVAXID-C INST FINAL OPERATIONS INSPECTION-C,MANUFACTURING	1200
	700401-000	SOP* GASSING MANIFOLD INSPECTION	1200
	700402-000	SOP* PUMP MODULE ASSEMBLY	1200
	700403-000	SOP*LIQUID FLOW SENSOR, INSPECTION	1200
	700406-000	SOP*TEST PROCEDURE,POSITION ENCODER	1200
	700407-000	SOP* PUMP TUBING STOP INSPECTION AND BOND TEST	1200
	700409-000	SOP*TEST PROCEDURE,CO2 SENSOR	1200
	700411-000	FORM* REPAIR/UPGRADE LOG	1200
	700412-000	SOP* REPAIR/UPGRADE RECORD KEEPING	1200
	700413-000	SOP*WIRE ROUTING, AUTOVAXID-C INSTRUMENT ID-C INSTRUMENT	1200
				26400

C-4

Item #					Item Subtotal
5	ComponentAssembly Dwg&Specifications

6	Tooling
	Cabinet				140970

	AutovaxID Cultureware and Factor Bag Assemby

7	Assemby Fixtures
		900027-000	FIXTURE* AY, BACK PANEL,	9700
		900060-000	FIXTURE*AUTOVAXID C/W	3000
		900063-000	FIXTURE*C/W, FLOW SENSOR, O-RING	2600
					15300

8	Test Fixtures
		900051-000	FIXTURE*PRESSURE TEST, AUTOVAXID-C, CULTUREWARE	3000
		900055-000	FIXTURE* PRESSURE TEST, AUTOVAXID-C	2000
					5000

9	Manufacturing Documentation
		700397-000	SOP* ADHESIVE BONDING	1200
		700399-000	SOP* TEST, PRESSURE, AUTOVAXID-C CULTUREWARE	1200
		700408-000	SOP* pH ELECTRODE	1200
					3600

10	Tooling
	Cultureware Cover			10850
	Cultureware Backpanel			63800
	Pump Cassette -to date			32800
					107450
			Total		896100

C-5

EXHIBIT D

CONTINUING LIENS

Lien on all assets held by Laurus Master Fund, Ltd.

EXHIBIT E

LEASE AGREEMENT

[Attached]

EXHIBIT F

BUSINESS PLAN

(attached)

EXHIBIT G

VALUATION

[Attached]

EXHIBIT 10.2

LICENSE AGREEMENT

BETWEEN

BIOVEST INTERNATIONAL, INC.

AND

AUTOVAXID, INC.

This License Agreement (this “Agreement”) effective as of December 8, 2006, by and between Biovest International, Inc., a Delaware corporation (“Biovest”), and AutovaxID, Inc., a Florida corporation (“AutovaxID”) (collectively the “Parties”).

WITNESSETH:

WHEREAS, Biovest has developed the automated cell production instrument known as Autovax (the “Autovax Automated Instrument”);

WHEREAS, AutovaxID wishes to enter into an agreement to obtain the exclusive license for the Autovax Automated Instrument in the Territory (hereinafter defined) from Biovest in order to manufacture, market and commercialize the Autovax Automated Instrument in the Territory in accordance therewith; and

WHEREAS, Biovest is willing to grant such license to AutovaxID under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

As used herein, capitalized terms shall have the following meanings:

1.1 “Affiliate,” with respect to any Party, shall mean any person or entity controlling, controlled by, or under common control with such Party. For these purposes, “control” shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a person or entity.

1.2 “Autovax Automated Instrument” shall mean the automated instrument developed by Biovest to produce vaccines and other cell related products in a closed cell system as more fully described in Exhibit B and as covered by the Licensed Patent rights owned by Biovest under the patent numbers described in Exhibit A, together with any successor innovation thereto developed by Biovest or its Affiliates.

1.3 “Biovest Licensed Technology” shall mean any and all information, and all patentable and non-patentable inventions (including, without limitation, all Joint Inventions), improvements, discoveries, claims, formulae, processes, methods, trade secrets, technologies, data and know-how owned, licensed or controlled by Biovest or to which Biovest has the right to grant licenses or sublicenses before or during the term of this Agreement related to the automated instrument designed and developed by Biovest to produce vaccines and other cell related products in a closed cell system described in Exhibit B.

1.4 “Effective Date” shall mean the date first written above.

1.5 “Joint Invention” shall mean any invention for which it is determined, in accordance with applicable law, that both: (i) employees or agents of AutovaxID or any other persons obligated to assign such Invention to AutovaxID, and (ii) employees or agents of Biovest or any other persons obligated to assign such invention to Biovest, are joint inventors of such invention.

1.6 “Know-How” shall mean any and all know-how shared by the Parties under this Agreement.

1.7 “Licensed Patents” shall mean any current and future Patent, owned or controlled by Biovest, or any of the same jointly owned or controlled by Biovest and that relate to the Biovest Licensed Technology, including Patents set forth on Exhibit A.

1.8 “Licensed Product” shall mean the Autovax Automated Instrument as defined herein and all disposables and equipment related thereto.

1.9 “Net Sales” shall mean the gross amount invoiced for Licensed Products sold by AutovaxID and/or its Affiliates in arm’s length sales or commercial transactions to a Third Party (excluding sales to Accentia Biopharmaceuticals, Inc. for its use inside or outside the Territory or for resale outside the Territory), less deductions for:

(a) commissions, trade, quantity and cash discounts or rebates actually allowed or given;

(b) credits, allowances or refunds given or made for rejected, outdated or returned Licensed Products, if applicable;

(c) any tax or government charge (other than an income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof; and

(d) any prepaid or invoiced charges for freight, postage, shipping, import or export taxes, insurance or charges for returnable containers.

1.11 “Party” shall mean AutovaxID or Biovest and, when used in the plural, shall mean AutovaxID and Biovest.

1.12 “Patent” means (i) unexpired letters patent (including inventor’s certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof and (ii) pending applications for letters patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

1.13 “Sublicensee” shall mean any Third Party granted a sublicense by AutovaxID pursuant to Section 3.2 hereof.

1.14 “Sublicensee Net Sales” shall mean the gross amount invoiced for all Licensed Products sold by a Sublicensee to a Third Party, less deductions for:

(a) commissions, trade, quantity and cash discounts or rebates actually allowed or given;

(b) credits, allowances or refunds given or made for rejected, outdated or returned Licensed Products, if applicable;

(c) any tax or government charge (other than an income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof; and

(d) any prepaid or invoiced charges for freight, postage, shipping, import or export taxes, insurance or charges for returnable containers.

1.15 “Sublicensee Revenue” shall mean any and all revenue or other consideration received by AutovaxID from a Sublicensee for Licensed Product under this Agreement, including but not limited to, revenue from sales of Licensed Products, upfront revenue, milestone revenue, royalty income, and the market value at the time of transfer of all non-monetary consideration such as barter or counter-trade in the country of disposition.

1.16 “Territory” shall mean the United States, Canada and Mexico.

1.17 “Third Party” means any person or entity other than AutovaxID, Biovest or any Affiliate of either AutovaxID or Biovest.

1.18 “Valid Claim” shall mean a claim of any issued or granted Licensed Patent which has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

2.2 Representations and Warranties of Biovest. Biovest hereby represents and warrants to AutovaxID that:

(a) Biovest has the right to grant licenses and sublicenses therefor without the consent or approval of any Third Party;

(b) To the best of Biovest’s knowledge, all the Licensed Patents listed on Exhibit A are in full force and effect and have been maintained to date;

(c) Biovest is not aware of any asserted or unasserted claim or demand against the Biovest Licensed Products;

(d) To the best of Biovest’s knowledge, the Biovest Licensed Product does not infringe upon any patent or other proprietary rights of any other Third Party; and

(e) Biovest has not entered into any agreement with any Third Party which is in conflict with the rights granted to AutovaxID pursuant to this Agreement.

2.3 Disclaimer.

(a) Government Rights; Research and Development. Biovest’s rights in the Licensed Product may be subject to the royalty-free rights of the US Government, if any, in the Patents and Licensed Product to manufacture, have manufactured, and use any Products, including Licensed Product, for research and development purposes.

(b) Disclaimer of Other Warranties. EXCEPT AS PROVIDED HEREIN, THE BIOVEST LICENSED PRODUCT IS PROVIDED AND LICENSED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. EXCEPT AS EXPRESSLY PROVIDED, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT THE BIOVEST LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

2.4 Employee Agreements. Each Party warrants that it has, and covenants that it will have, entered into a proprietary information and inventions agreement with each of its employees prior to the time that any such employee shall receive confidential information from a disclosing party or begin work related to this Agreement. Such agreement shall minimally set forth employee obligations to assign inventions to the inventing Party and to maintain confidentiality of confidential information consistent with the terms of this Agreement.

ARTICLE 3 - LICENSE GRANT

3.1 Grant of License.

(a) Subject to the terms and conditions of this Agreement, Biovest hereby grants to AutovaxID an exclusive license throughout the Territory, with the right to grant sublicenses (subject to Section 3.2), to make, use, sell and commercialize the Licensed Product.

(b) Subject to the terms and conditions of this Agreement, Biovest hereby grants to AutovaxID a nonexclusive, perpetual license to use its Know-How to develop, manufacture, use, sell and commercialize the Licensed Product.

(c ) Subject to the terms and conditions of this Agreement, Biovest hereby grants to AutovaxID a nonexclusive license throughout the Territory, with the right to grant sublicenses (subject to Section 3.2) to use the trade names “Autovax” and “AutovaxID”.

For the avoidance of doubt, the rights and license granted hereby are limited to the Autovax Automated Instrument as defined herein and specifically no rights or license is granted to AutovaxID under this Agreement to: (i) develop, market, produce or commercialize any cell related product or vaccine including, but not limited to, the anti-cancer vaccine now or in the future developed or owned by Biovest, including the vaccine known as BiovaxID; (ii) manufacture, sell, market or commercialize any cell production instrument or equipment now or in the future developed, owned or licensed by Biovest except only the automated cell production equipment described in Exhibit A or (iii) manufacture, sell, market or commercialize the automated instrument developed by Biovest as described in Exhibit B or any disposable related thereto outside or for use outside the Territory.

(d) Notwithstanding anything to the contrary herein, the license granted hereunder shall not include use of the Licensed Product for purposes of producing stem cells or therapeutics.

3.2 Right to Grant Sublicenses. Subject to Section 9.2 hereof, AutovaxID shall not have the right to sublicense the Biovest Licensed Product in the Territory without the consent of Biovest, which consent may be withheld in Biovest’s discretion.

3.3 [Reserved]

3.4 Intellectual Property. Any and all intellectual property developed by the Parties related to the Biovest Licensed Product, including Joint Inventions and inventions developed solely by either Biovest or AutovaxID, shall be the sole and exclusive property of Biovest. Such intellectual property shall be considered a Biovest Licensed Product and therefore subject to the license rights granted to AutovaxID in this Article 3. All intellectual property developed by AutovaxID (Joint Inventions and inventions developed solely by AutovaxID), not directly or indirectly related to the Biovest Licensed Product shall be the sole and exclusive property of AutovaxID. All intellectual property developed solely by Biovest not related to the Biovest Licensed Product shall be the sole and exclusive property of Biovest, subject to no license to such intellectual property to AutovaxID. AutovaxID shall have no rights in any intellectual property related to Licensed Product developed jointly by Biovest with any third parties.

ARTICLE 4 - ROYALTY PAYMENTS AND REPORTS

4.1 License Fee. As consideration for entering into this Agreement, AutovaxID shall pay to Biovest ten (10) dollars within thirty (30) days of the Effective Date.

4.2 Royalty Free. The License shall be royalty free. For clarification, Biovest shall not be required hereunder to pay any royalty based on Net Sales or Sublicensee Revenue or otherwise.

ARTICLE 5 - PATENT PROSECUTION; ENFORCEMENT; INFRINGEMENT

5.1 Patent Prosecution and Maintenance.

(a) Responsibility. Biovest shall continue to have full responsibility for and shall control the preparation and prosecution and maintenance of all Licensed Patents.

(b) Cooperation. Each Party agrees to cooperate with the other Party to execute any documents necessary or desirable to secure and perfect the other Party’s legal rights and worldwide ownership in the other Party’s intellectual property, including, but not limited to documents relating to patent, trademark and copyright applications. Each Party agrees to take actions reasonably necessary to diligently prosecute and maintain its intellectual property in major commercial markets where viable protection is available. Each party or its representatives shall be entitled to meet and confer with the other Party and their patent counsel at reasonable times and places.

5.2 Limitations on Publications. The Parties agree that no one Party shall publish the results of any studies, whether conducted by its own employees or in conjunction with a Third Party, carried out pursuant to this Agreement or confidential information received from the other Party that is relating to a Licensed Product, without the prior written approval of the other Party. Each Party agrees to provide the other Party with a copy of any proposed abstracts, presentations, manuscripts, or any other disclosure which discloses clinical study results pursuant to this Agreement or confidential information received from the other Party at least one hundred twenty (120) days prior to their intended submission for publication and agrees not to submit or present such disclosure until the Party not seeking to disclose such information provides its prior written approval. Such written approval will not be unreasonably withheld unless such proposed disclosure could reasonably harm or impair a Party’s intellectual property assets or may reasonably cause commercial harm to a Party.

5.3 Notification of Infringement. If either Party learns of an infringement or threatened infringement by a Third Party of any Licensed Patent granted hereunder within the Territory, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement, and Section 5.4 shall be applicable.

5.4 Patent Enforcement. Biovest shall have the first right, but not the duty, to institute patent infringement actions against third parties based on any Licensed Patent under this Agreement. If Biovest does not institute an infringement proceeding against an offending Third Party within ninety (90) days after receipt of notice from AutovaxID, AutovaxID shall have the right, but not the duty, to institute such an action. The costs and expenses of any such action (including fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing. Each Party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions. Any award paid by third parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be paid to the Party who instituted and maintained such action, or, if both Parties instituted and maintained such action, such award shall be allocated among the Parties in proportion to their respective contributions to the costs and expenses incurred in such action.

5.5 Infringement Action by Third Parties.

(a) Claim or Suit Against AutovaxID. In the event of the institution of any claim or suit by a Third Party against AutovaxID for patent infringement involving the manufacture, use, lease or sale of any Licensed Product in the Territory, and related to Biovest Licensed Technology, AutovaxID shall promptly notify Biovest in writing of such claim or suit. AutovaxID shall have the right to defend such claim or suit at its own expense and Biovest hereby agrees to assist and cooperate with AutovaxID, at Biovest’s own expense, to the extent necessary in the defense of such claim or suit. During the pendency of such claim or suit.

(b) Claim or Suit Against Biovest. In the event of the institution of any claim or suit by a Third Party against Biovest for patent infringement involving the manufacture, use, lease or sale of any Licensed Product in the Territory, Biovest shall promptly notify AutovaxID in writing of such claim or suit. Biovest shall have the right to defend such claim or suit at its own expense and AutovaxID hereby agrees to assist and cooperate with Biovest, at AutovaxID’s own expense, to the extent necessary in the defense of such claim or suit.

(c) Indemnity. AutovaxID shall be responsible to pay any damage, cost or royalty required to be paid by AutovaxID or Biovest to such Third Party provided such damage, cost or royalty is related to sales or activities by AutovaxID.

ARTICLE 6 - CONFIDENTIALITY

6.1 Use of Name. Biovest agrees not to use directly or indirectly AutovaxID’s name without AutovaxID’s prior written consent except as part of its required filings or in connection with a discussion of the business of Biovest. AutovaxID agrees not to use directly or indirectly Biovest’s name or information without Biovest’s prior written consent. Notwithstanding the foregoing, AutovaxID and Biovest may include an accurate description of the terms of this Agreement to the extent required under federal or state securities or other disclosure; and AutovaxID may use Biovest’s names in various documents used by AutovaxID for capital raising and financing purposes.

6.2 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement, as required by law (upon which prior notice of disclosure shall be given to the other Party), or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for three (3) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose other than proper performance hereunder any information furnished to it by the other Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such information:

(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

(e) was independently developed by or for the receiving Party by persons not having access to such information, as determined by the written records of such party.

6.3. Obligations of Employees and Consultants. The Parties each represent that all of its employees and the employees of its Affiliates, and any collaborators or consultants to such Party or its Affiliates, who shall have access to confidential information of the Parties are bound by written obligations to maintain such information in confidence and not to use such information except as expressly permitted herein. Each Party agrees to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated.

ARTICLE 7 - INDEMNIFICATION

7.1 Indemnification by AutovaxID. AutovaxID shall defend, indemnify and hold Biovest, its officers, directors, employees and consultants harmless from and against any and all Third Party claims, suits or demands, threatened or filed, for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals), at both trial and appellate levels, relating to the distribution, testing, manufacture, use, lease, sale, consumption on or application of Licensed Product by AutovaxID, its Affiliates or its Sublicensees pursuant to this Agreement, including, without limitation, claims for any loss, damage, or injury to persons or property, or loss of life, relating to the promotion and advertising of Licensed Products and/or interactions and communications with governmental authorities, physicians or other Third Parties relating to the Licensed Products (“Claims”). The foregoing indemnification shall not apply to any Third Party Claims to the extent are caused by the gross negligence or willful misconduct of Biovest.

7.2 Indemnification by Biovest. Biovest shall defend, indemnify and hold AutovaxID, its officers, directors, employees and consultants harmless from and against any and all Third Party Claims for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals), at both trial and appellate levels, relating to Biovest’s activities contemplated under this Agreement, including, but not limited to, (a) breach of the representations, warranties and obligations of Biovest hereunder, or (b) any tax, duty, levy or government imposition on any sums payable by AutovaxID to Biovest hereunder. The foregoing indemnification shall not apply to any Claims to the extent caused by the gross negligence or willful misconduct of AutovaxID.

7.3 Notice. In the event that either Party seeks indemnification under Sections 7.1 or 7.2, the Party seeking indemnification agrees to (i) promptly inform the other Party of the Third Party Claim, (ii) permit the other Party to assume direction and control of the defense or claims resulting therefrom (including the right to settle it at the sole discretion of that Party), and (iii) cooperate as reasonably requested (at the expense of that Party) in the defense of the Claim.

7.4 Insurance.

(a) Prior to the first sale of any Licensed Product by AutovaxID under this Agreement, AutovaxID shall obtain and maintain broad form comprehensive general liability insurance and Licensed Product liability insurance with a reputable and financially secure insurance carrier, subject to approval by Biovest’s primary insurance broker, to cover such activities of AutovaxID and AutovaxID’s contractual indemnity under this Agreement. Such insurance shall provide minimum annual limits of liability of $5,000,000 per occurrence and $5,000,000 in the aggregate with respect to all occurrences being indemnified under this Agreement. Such insurance policy shall name Biovest as an additional insured and shall be purchased and kept in force for the period of five (5) years after the cessation of sales of all Licensed Products under this Agreement.

(b) In the event that AutovaxID chooses to rely on any strategic partners of AutovaxID to satisfy any of the requirements for insurance under this Section 7.4, then AutovaxID shall provide details of such coverage to Biovest for its information. Any such coverage must substantially comply with the form, scope and amounts set forth in this Section 7.4(a) which are applicable to such insurance. In the event that any such insurance is a self-insured plan, AutovaxID shall determine that such strategic partner’s self-insured plan is adequate given the financial condition of such strategic partner. At Biovest’s request, which shall not be more frequently than annually, AutovaxID shall provide Biovest with a certificate of such insurance or written verification by such strategic partner of such self-insurance.

(c) At Biovest’s request, which shall not be more frequently than annually, AutovaxID shall provide Biovest evidence of any insurance obtained pursuant to Section 7.4(a). AutovaxID shall not, and shall not permit any strategic partner to, cancel or materially reduce the coverage of any policy of insurance required under this Section 7.4(a) without giving Biovest thirty (30) days prior written notice thereof.

ARTICLE 8 – TERM; TERMINATION

8.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall terminate as to each Licensed Product and as to each country in the Territory, upon the expiration of the last to expire Valid Claim of a Licensed Patent necessary for the manufacture, use or sale of such Licensed Product in such country.

8.2 Breach. Failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within sixty (60) days after the receipt of such notice (or, if such default cannot be cured within such sixty (60) day period, if the Party in default does not commence and diligently continue actions to cure such default), the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, to terminate this Agreement by giving written notice to take effect within thirty (30) days after such notice unless the defaulting Party shall cure such default within said thirty (30) days. The right of either Party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

8.3 Termination by AutovaxID. AutovaxID shall have the right to terminate the licenses granted herein, in whole or as to any Licensed Product in the Territory, at any time, and from time to time, by giving notice in writing to Biovest. Such termination shall be effective thirty (30) days from the date such notice is given, and all AutovaxID’s rights associated therewith shall cease as of that date, subject to Section 8.5.

8.4 Rights to Sell Stock on Hand. Upon the termination of any license granted herein, in part or in whole or as to any Licensed Product, for any reason other than a failure to cure a material breach of the Agreement by AutovaxID, AutovaxID shall have the right for one (1) year or such longer period as the Parties may reasonably agree to dispose of all Licensed Products or substantially completed Licensed Products then on hand to which such termination applies, and royalties shall be paid to Biovest with respect to such Licensed Products as though this Agreement had not terminated.

8.5 Termination of Sublicenses. Upon any termination of this Agreement, all sublicenses granted by AutovaxID under this Agreement shall terminate simultaneously, subject, nevertheless, to Section 8.4.

8.6 Effect of Termination. Upon the termination of any license granted herein as to any Licensed Product in the Territory other than pursuant to Section 8, AutovaxID and its Affiliates and Sublicensees shall promptly: (i) return to Biovest all relevant records, materials or confidential information of Biovest concerning the Biovest Licensed Product in such country in the possession or control of AutovaxID or any of its Affiliates or Sublicensees; and (ii) assign to Biovest, or Biovest’s designee, its registrations with governmental health authorities, licensees, and approvals of such Licensed Product in such country.

8.7 Surviving Rights. Termination of this Agreement shall not terminate AutovaxID’s obligation to pay all royalties which shall have accrued hereunder. The Parties’ obligations under Articles 6, 7 and 8, and Sections 9.6, 9.7 and 9.10 also shall survive termination.

8.8 Accrued Rights, Surviving Obligations. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party under this Agreement prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

ARTICLE 9 – MISCELLANEOUS PROVISIONS

9.1 Relationship of Parties. Nothing in this Agreement is or shall be deemed to constitute a partnership, agency, employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

9.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other, which approval is not to be unreasonably withheld; provided, however, that either Party may assign this Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its assets to which this Agreement relates in a manner such that the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder; provided further, however, that AutovaxID may assign its rights, powers and obligations hereunder pursuant to the foreclosure of any lien on AutovaxID’s property, and any person exercising such power of foreclosure (and the successors and assigns thereof) shall be deemed to be substituted for AutovaxID for purposes of this Agreement upon duly executing a counterpart to this Agreement. This Agreement shall be binding upon the successors and permitted assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 9.2 shall be void.

9.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.4 Force Majeure. Neither Party shall be liable to the other for loss or damages nor shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty, accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such Party, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter. Notwithstanding the foregoing, nothing in this Section 9.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

9.5 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name “Autovax” “AutovaxID” or “Biovest” or any other trade name or trademark of the other party in connection with the performance of this Agreement.

9.6 Public Announcements. Except as required by law, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other. In the event of a required public announcement, the Party making such announcement shall provide the other with a copy of the proposed text prior to such announcement.

9.7 Notices. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

(a)	If to Biovest, addressed to:

Steve Arikian, M.D.

CEO and President Biovest International, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida 33606

Facsimile: 813-258-6912

(b)	If to AutovaxID, addressed to:

James Carroll

AutovaxID, Inc.

1701 Macklind Avenue

St. Louis, MO 63110

Facsimile: 813-258-6912

9.8 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. This Agreement may be executed in a series of counterparts, all of which, when taken together, shall constitute one and the same instrument.

9.9 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

9.10 Dispute Resolution.

(a) Senior Officials. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to either Party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated senior officials are as follows:

For AutovaxID:	James Carroll
For Biovest:	Steve Arikian M.D.

In the event the designated senior officials are not able to resolve such dispute within the thirty (30) day period, either Party may invoke the provisions of Section 9.10(b).

(b) Arbitration. In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party, and which dispute cannot be amicably resolved by the good faith efforts of both Parties, then such dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by Biovest, one by AutovaxID, and the third by the two so chosen. If both or either of AutovaxID or Biovest fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the then President of the American Arbitration Association shall, upon the request of both or either of the Parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the New York office of the American Arbitration Association. The decision of the arbitrators shall be by majority vote, and, at the request of either Party, the arbitrators shall issue a written opinion of findings of fact and conclusions of law. Costs shall be borne as determined by the arbitrators. Unless the Parties to the arbitration shall otherwise agree to a place of arbitration, the place of arbitration shall be at New York, New York, U.S.A. The arbitration award shall be final and binding upon the Parties to such arbitration and may be entered in any court having jurisdiction.

9.11 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

9.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

9.13 Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

License Agreement Signature Page

EXHIBIT A

LICENSED PATENTS

Patent #/Title	Date of Grant	Expiration Date
5330915, Pressure Control System for a Bioreactor	July 19, 1994	July 19, 2011

4889812, Bioreactor Apparatus	December 26, 1989	December 26, 2006

Patent Application

Provisional patent- attorney docket number 042433-057890 was filed on May 22, 2006 covering the key features of the Autovax instrument system.

The patent application contains the following claims:

1.	A cell culture system for the production of cells and cell-derived products comprising:

a reusable instrumentation base device incorporating hardware to support cell culture growth; and

a disposable cell bioreactor module attachable to said instrumentation base device, said module including a cell growth chamber.

2.	The cell culture system of claim 1, wherein said instrumentation device includes a pump for circulating cell culture medium through the bioreactor module.

3.	The cell culture system of claim 2, wherein said pump moves growth factor or other supplements into the cell growth chamber and removes product harvest from the cell growth chamber.

4.	The cell culture system of claim 2, wherein said instrumentation device includes a plurality of rotary selection valves to control the medium flow through the bioreactor module.

5.	The cell culture system of claim 1, wherein said instrumentation device includes a cool storage area for storing growth factor or other supplements and product harvest.

6.	The cell culture system of claim 1, wherein said instrumentation device includes a heating mechanism for heating the cell growth chamber to promote growth and production.

7.	The cell culture system of claim 6, wherein the bioreactor module includes an inlet and outlet port, said inlet and outlet ports align with air ports of the instrument device such that said heat exchange mechanism forces heated air into the module from the instrument device.

8.	The cell culture system of claim 2, further comprising a pump cassette having attached tubing, the pump cassette and tubing being insertable into the multi-channel pump.

9.	The cell culture system of claim 2, wherein said bioreactor module includes a gas blending mechanism in communication with the cell growth chamber.

10.	The cell culture system of claim 9, further comprising a pH sensor disposed in said cultureware module to control the pH of the cell culture medium.

11.	The cell culture system of claim 2, wherein said bioreactor module includes a gas exchange unit that provides oxygen and adds or removes carbon dioxide to the medium to support cell metabolism.

12. The cell culture system of claim 1, wherein said bioreactor module is pre-sterilized.

13.	The cell culture system of claim 1, wherein said bioreactor module includes a plurality of interface features integrated into the module that mate with instrument interface features in said device.

14.	The cell culture system of claim 2, wherein the cultureware module includes sensors for sensing fluid circulation rate, temperature and pH of said medium.

15.	The cell culture system of claim 1, wherein said cell growth chamber comprises a bioreactor that provides cell space and media component exchange.

16.	The cell culture system of claim 1, wherein the bioreactor module includes a fluid cycling unit disposed therein reservoirs to cycle and maintain fluid volumes within said cell growth chamber.

17.	The cell culture system of claim 16, wherein the fluid cycling unit includes a non-rigid reservoir and a second flexible reservoir in fluid communication with said first reservoir to cause elevated pressure in said first reservoir.

18.	The cell culture system of claim 1, further comprising a plurality of disposable containers for harvest collection and flushing removably connected to said module.

19.	A method for the production of cells and cell products in a highly controlled, contaminant-free environment comprising the steps of:

providing a disposable bioreactor module, said module including a cell growth chamber;

providing a reusable instrumentation base device incorporating hardware to support cell culture growth, said base device including a microprocessor control and a pump for circulating media through said cell growth chamber;

removably attaching said bioreactor module to said instrumentation base device;

introducing cells into said cell growth chamber;

fluidly attaching a source of media to said cultureware module;

programming operating parameters into said microprocessor control;

operating said pump to circulate the media through said cell growth chamber to grow cells or cell products therein;

harvesting the grown cells or cell products from the cell growth chamber; and

disposing of said cultureware module.

20.	The method of claim 19, further comprising the step of regulating the media feed rate control of the media.

21.	The method of claim 20, wherein the step of regulating the media feed rate control includes monitoring CO2 levels in the cell growth chamber to calculate lactate concentrations.

22.	The method of claim 19, further comprising the step of heating the cultureware module to promote cell growth.

23.	The method of claim 19, further comprising the step of pumping high molecular weight factor into the cell growth chamber.

24.	The method of claim 23, wherein said instrumentation base device includes a cool storage area and further comprising the step of storing the high molecular weight factor and product harvest in said cool storage area.

25.	The method of claim 19, wherein said cultureware module has an identifying bar code and further comprising the step of scanning the identifying bar code information into said microprocessor control.

26.	The method of claim 19, wherein said cultureware module includes a pH sensor disposed in said cultureware module and further comprising the step of controlling the pH of the cell culture media.

27.	The method of claim 19, wherein said cultureware module includes a gas exchange unit and further comprising the step of providing oxygen and adding or removing carbon dioxide to the media to support cell metabolism.

28.	The method of claim 19, further comprising the step of pre-sterilizing said cultureware module.

29.	The method of claim 19, wherein said cultureware module includes a plurality of interface features integrated into the module and said step of attaching said cultureware module to said instrumentation base device includes mating the module interface features with interface features on said base device.

30.	The method of claim 19, wherein said cultureware module includes sensors and further comprising the step of sensing fluid circulation rate, temperature and pH of said media.

31.	The method of claim 19, wherein said cultureware module includes a fluid cycling unit disposed therein and further comprising the step of cycling and mixing fluid of the cell medium within said cell growth chamber.

32.	The method of claim 31, wherein cycling is achieved by utilizing a sealed flexible reservoir for the EC reservoir.

33.	The method of claim 31, wherein a second flexible reservoir is used to apply indirect pressure to the EC reservoir to effect cycling.

34.	An application of the system of claim 1 for the expansion or growth of human cells of germ line or somatic origin for re-infusion or re-implantation into the same or another human for therapeutic or other benefit, such cells may be genetically modified before or after expansion to confer new or desirable characteristics upon them.

35.	An application of the instrument of claim 1 for the expansion or growth of animal cells of germ line or somatic origin (and such cells may be genetically modified before or after expansion to confer new or desirable characteristics upon the) for re-infusion or re-implantation into the same or another animal for therapeutic benefit or to confer upon the animal new or desirable traits or characteristics, such cells may be genetically modified before or after expansion to confer new or desirable characteristics upon them.

36.	Any use of the system of claim 1 that relies upon the growth or expansion of cells in the system, whether such cells are derived from the same patient or other sources and in which the cells or cell products so produced are used for the therapeutic benefit of the recipient, such cells may be genetically modified before or after expansion to confer new or desirable characteristics upon them.

EXHIBIT B

The AutovaxID - A breakthrough technology in the production of biologics for the Biotechnology industry

The AutovaxID is a self-contained automated cell growth instrument.

•	Two component design - a base or control module (1) – (numbers refer to photos in figure below)- and a disposable culture unit (2).

•	Functionally replaces conventional cell growth chambers that would take up over ten times the space.

The AutovaxID is a first-of-its kind automated modular cell growth instrument intended for research, biotechnology and pharmaceutical applications. The instrument is ideally suited for those seeking to produce any cell product including monoclonal antibodies, as well as those seeking to grow and expand a wide variety of cells. The instrument results in dramatic savings in space, manpower and consumable cost compared to conventional cell culture approaches.

The AutovaxID’s base, or control module, contains the unit’s mechanics and electronics. The disposable culture unit is a single -use disposable element containing a hollow-fiber cell growth chamber and a gas exchange cartridge. The culture unit is an integrated sealed module that snaps easily (3) into the base unit housing. Once the starter cells are introduced into the unit through an access port (4), the unit is sealed and the cells expand and grow in a temperature and CO2-regulated environment optimized for their specific needs. Cells expand in number within the growth chamber and grow for as long as required - days, weeks or longer. During this time little or no operator intervention is required.

In conventional cell culture systems in which cells are grown in flasks or bottles, the cells have to be diluted one or more times per week, and fed fresh growth medium. These manipulations are labor intensive and must be done by trained technicians. If the cells or their products are to be used for therapeutic purposes, these manipulations must done in costly clean-room facilities with sophisticated air handling systems. By contrast, cells in an AutovaxID require no splitting and are fed automatically with fresh medium. Because the cell growth units are sterile and sealed from the environment, the units can be housed in relatively inexpensive laboratory facilities.

The AutovaxID brings sophisticated hollow fiber technology within the reach of every laboratory

Each AutovaxID culture unit functionally replaces approximately 100 conventional T flasks, or a smaller number of roller bottles. This is made possible by the high surface area of the hollow fiber cartridge in which cells are grown. Hollow fiber cell culture is a proven technology for growing cells at high density in a compact space with reduced costs. Hollow fiber technology dramatically reduces the need for costly growth factors and media supplements and results in secreted product concentrations up to ten times higher than can be achieved with conventional cell culture techniques.

As an example, a typical 30 day growth run of hybridoma cells in an AutovaxID can yield up to 1 gram of monoclonal antibody in approximately 1-2 litres, 10-30 times more concentrated than could be achieved with conventional cell culture approaches. During the growth period in the AutovaxID the antibody- rich medium is continually collected in a sealed container stored a refrigerated compartment (4) integrated into the AutovaxID base unit. Typically, at the end of the run, the cell growth chamber is discarded and the product-rich medium is retained. For other applications, the cells also could be harvested and used for other purposes.

The National Cell Culture Center has utilized Biovest’s proprietary hollow fiber cartridge technology for the production of hundreds of cell lines for NIH sponsored researchers over the past 15 years.

The AutovaxID is ideal for laboratories that need to produce gram amounts of cell products such as monoclonal antibodies.

A lab developing and testing many different antibodies could operate dozens of AutovaxIDs simultaneously, each growing a different cell line. All of this could be done in a modest sized room monitored by one or two (compared to 10-12) technicians, saving time and keeping costs at a minimum.

For ease of record keeping the AutovaxID contains an on-board computer that stores all of the operational parameters of each production run. Each run can be uniquely associated with the disposable growth chamber used via the integrated bar code scanner and unique bar code associated with each culture module (6). Finally, because different cell lines may require different growth conditions, the AutovaxID is fully user programmable. Frequently used programs can be stored in the system memory after being entered through the touch-screen display (7).

The AutovaxID can also be used in applications in which the cells which are grown in the unit are collected instead of or in addition to any materials produced by the cells. Applications for the AutovaxID operated in this way include cell expansion for research or therapeutic purposes.

Advantages of the AutovaxID over conventional cell culture methods

Process/Parameter	Manual Cell Culture	AutovaxID
1. Product concentration	Variable, no ability to regulate. Typically 100mg in 1-10 L	Controlled by medium flow rate through hollow fiber reactor. Typically greater than 100mg in 1L

2. Culture-ware	Multiple manual transfers using large numbers of disposable units (flasks, etc)	Single integrated disposable culture unit. No transfers needed during production period

3. Growth conditions	Change over time as nutrients are depleted and waste products accumulate	Maintained constant over time through automated feedback loop.

4. Contamination	Possible at multiple steps	Virtually eliminated by sealed sterile culture-ware

5. Culture Oxygenation	Achieved via passive diffusion or sparging. May limit O2 availability and damage cells.	Continuously regulated via gas-exchange cartridge in media recirculation loop.

6. Batch record generation and documentation	Data must be recorded manually at intervals	In-process parameters automatically recorded and stored for record generation.

7. Product harvest	Manual harvest in batch mode, contaminated by cells and debris	Continuous automated harvest of filtered material

8. Process monitoring	Requires multiple monitoring and in-process measurement steps	Automated process monitoring with alarm alerts for out-of specification conditions

9. Scalability	Increasing production requires increasing space and manpower	Because of automation and small footprint, production can typically be scaled up in existing space with minimal additional manpower

For additional information about the AutovaxID contact:

James Carroll

General Manager

Biovest Advanced Instrumentation Division

Biovest International

377 Plantation St.

Worcester, MA 01695

508 793 0001 x 507

jcarroll@biovest.com

The AutovaxID: Changing the world of cell culture

•      Automated cell growth instrument

•      Sterile, disposable cell growth chamber

•      GMP-compliant

•      Rapid set-up

•      Touch-screen programming

•      Automated batch record generation

•      Small foot-print

EXHIBIT 10.3

SECURED PROMISSORY NOTE

$3,100,000.00 Dated: December 8, 2006

FOR VALUE RECEIVED, Biovest International, Inc., a Delaware corporation (“Borrower”) promises to pay to the order of Accentia Biopharmaceuticals, Inc., a Florida corporation (“Lender”), the principal sum of Three Million One Hundred Thousand Dollars ($3,100,000.00). This Secured Promissory Note is created on account of the loans by Lender to Borrower in order to facilitate the financing transactions enhanced by New Market Tax Credits received by AutovaxID, Inc, a subsidiary of Borrower, from the St. Louis Development Corporation (the “NMTC Transaction”).

INTEREST: The unpaid principal shall bear simple interest at the rate equal to the Prime Rate as published on the last day of each month in the Wall Street Journal. No payment of interest shall be due until maturity.

MATURITY: One Million One Hundred Thousand shall be repaid upon the receipt by Borrower of funds from the closing of the NMTC Transaction and the balance of Two Million Dollars plus interest shall be due and payable in full within thirty (30) days of written demand for payment by Lender, delivered to Borrower via electronic mail, overnight express mail, or via hand delivery. There shall be no penalty for early repayment of all or any part of the principal.

SECURITY: This Note shall be secured by the continued application of a General Security Agreement (“Security Agreement”) in favor of Lender upon all assets of Borrower, previously executed by the parties. Borrower agrees that the UCC-1 filing in connection with this Security Agreement shall be maintained as current until the retirement of all indebtedness due from Borrower to Lender.

DEFAULT: The Borrower shall be in Default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder; (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution; (vi) the Borrower shall sell, transfer, assign or otherwise dispose of any assets which are included in the Collateral securing this Note other than in the ordinary course of business.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

MISCELLANEOUS: Notwithstanding any provision herein or in any documents or instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now or at any time in the future imposed by the applicable laws of the State of Delaware.

This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, notwithstanding the application of choice of law principles. Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO

EXHIBIT 10.4

EXECUTION VERSION

Loan and Security Agreement

(Loan to AutovaxID Investment LLC,

for Investment Through

St. Louis New Markets Tax Credit Fund-II, LLC

into a portion of Biovest International Inc.’s subsidiary, AutovaxID, Inc., qualifying as a QALICB under Section 45D of the Internal Revenue Code)

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), made as of December 8, 2006 (the “Effective Date”), by AutovaxID Investment LLC, a Missouri limited liability company (“Borrower”), having an office at 1015 Locust Street, Suite 1200, St. Louis, Missouri 63101, for the benefit of Biolender II, LLC, a Delaware limited liability company, its successors and/or assigns (“Lender”), having an office at 324 S. Hyde Park Ave., Suite 350, Tampa, Florida 33606.

RECITALS

WHEREAS, Borrower is the Investor Member of St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company (the “Company”), and the Company is governed by its Amended and Restated Operating Agreement dated as of December 8, 2006 (the “Company Operating Agreement”) (capitalized terms not otherwise defined herein shall have the definitions given them in the Operating Agreement);

WHEREAS, Borrower and Lender have agreed that Lender shall lend to Borrower, concurrently with the execution and delivery of this Agreement, the principal amount of up to Five Million Six Hundred Thousand Dollars ($5,600,000) (the “Leverage Loan”) evidenced by the Promissory Note from Borrower, as maker, to Lender, as payee, bearing interest and payable on the terms stated therein, dated concurrently with this Agreement (the “Note,” this Agreement and the Note being collectively referred to herein as the “Leverage Loan Documents”); and

WHEREAS, in order to secure the full payment and performance by Borrower of all of Borrower’s obligations, duties, expenses and liabilities under or in connection with the Leverage Loan Documents as they may be now or hereafter amended, modified or restated (such obligations, duties, expenses and liabilities under and in connection with the Leverage Loan Documents and all other sums of any kind which may or shall become due thereunder are collectively referred to herein as the “Obligations”), Borrower is entering into this Agreement for the benefit of Lender, as required by Lender as a condition of its funding the Leverage Loan.

NOW, THEREFORE, in consideration of the recitals, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1. Definitions.

(a) “Collateral” shall mean:

(i) All of Borrower’s right, title and interest in the Company, whether now owned or hereafter acquired, including, without limitation, its membership interest in the Company and its right to receive distributions, allocations and payments under the Operating Agreement, as it may be modified from time to time with the consent of Lender; and

(ii) All products and proceeds, whether cash or noncash, of any and all of the foregoing.

(b) “Event of Default” shall mean an event of default described in Section 10 hereof.

2. Conditions to Funding the Leverage Loan. The obligation of the Lender to enter into this Agreement and to fund the proceeds of the Leverage Loan is subject to the receipt by the Lender of, or the occurrence of, the following, all of which shall be satisfactory to the Lender and its counsel (collectively, the “Funding Conditions”):

(a) This Agreement, duly executed and delivered by the Borrower;

(b) The signed original of the Note duly completed, executed and delivered by the Borrower and dated as of the date hereof;

(c) A loan transaction opinion letter from Borrower’s counsel, in customary form and content for the lending industry, including, but not limited to, opinions that (i) Borrower has been duly formed, validly exists in good standing and has the power and authority to execute and deliver the Leverage Loan Documents and perform the Obligations and (ii) the Leverage Loan Documents are valid, binding on Borrower and enforceable against Borrower in accordance with their terms;

(d) a membership certificate of the Company issued in the name of the Borrower, evidencing a 99.99% membership interest of the Borrower as of the date hereof, accompanied by a duly executed assignment in blank, in form reasonably acceptable to the Lender;

(e) UCC-1 Financing Statements described in Section 4 hereof, if required, or any other instrument required to be executed and/or delivered by Borrower to perfect Lender’s security interest in the Collateral; and

(f) any other documents that the Lender may reasonably require.

3. Obligation to Fund the Leverage Loan. Upon satisfaction by Borrower of the Funding Conditions, Lender shall disburse to Borrower the proceeds of the Leverage Loan.

4. Pledge of Collateral and Grant of Security Interest. Borrower does hereby unconditionally and irrevocably assign, pledge, convey, transfer, deliver, set over and grant unto Lender, its successors and assigns, as security for Borrower’s complete and timely payment and performance of the Obligations, a continuing first priority security interest in the Collateral under the Uniform Commercial Code of the State of Delaware (being the state in which Borrower was organized). The certificates and other instruments representing or evidencing the Borrower’s

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membership interest in the Company shall be delivered to and held by the Lender, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. Borrower hereby further grants to Lender all rights in the Collateral as are available to a secured party of such collateral under the Uniform Commercial Code of the State of Delaware and, concurrently herewith, shall deliver to Lender UCC-1 Financing Statements suitable for filing in the State of Missouri with respect to the Collateral, if required to be executed by Borrower to perfect Lender’s security interest therein, and agrees, upon request, to deliver any other documents which Lender may reasonably request with respect thereto.

5. Further Deliveries to Lender. Borrower agrees to execute and to cause all other necessary parties, and any successors and assigns thereof, to execute and deliver to Lender such other agreements, instruments and documentation as Lender may reasonably request from time to time to effect the conveyance, transfer, and grant to Lender of each and all of Borrower’s right, title and interest in and to the Collateral as security for the Obligations.

6. Proceeds and Products of the Collateral.

(a) Unless and until there occurs an Event of Default subject to the limitations in Section 11(b) hereof, Lender agrees to forbear in exercising its right to receive all benefits pertaining to the Collateral, and the Borrower shall be permitted to exercise all rights and to receive all benefits of the Collateral, including, without limitation, the right to exercise all voting, approval, consent and similar rights of Borrower pertaining to the Collateral, payments due under, proceeds, whether cash proceeds or noncash proceeds, and products of the Collateral and retain and enjoy the same, provided, however, that Borrower shall not cast any vote or give any approval, consent, waiver or ratification or take any action which would be inconsistent with or violate any provision of this Agreement.

(b) Borrower acknowledges and agrees with Lender that, unless Lender otherwise consents, in Lender’s sole discretion, Borrower shall not exercise any voting, approval, consent or other rights with respect to the Collateral at any time after (i) the occurrence of an Event of Default, subject to the limitations of Section 11(b) hereof, or (ii) the delivery of notice from Lender instructing Borrower not to exercise any such voting, approval, consent or other rights with respect to the Collateral; provided, however, that Borrower shall exercise any such right it may have under the Company Operating Agreement with respect to the business affairs of the Company as is reasonably necessary to protect and preserve the Collateral.

(c) Upon or at any time after the occurrence of an Event of Default, subject to the limitations of Section 11(b) hereof, Lender, at its option to be exercised in its sole discretion, may exercise all rights and remedies granted under this Agreement, including, without limitation, the right to require the obligors under the Collateral to make all payments due under and to pay all proceeds, whether cash proceeds or noncash proceeds, and products of the Collateral to Lender. Upon the giving of any required notice, the security constituted by this Agreement shall become immediately enforceable by Lender, without any presentment, further demand, protest or other notice of any kind, all of which

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are hereby expressly and irrevocably waived by Borrower. Borrower hereby authorizes and directs each respective obligor under the agreements constituting the Collateral, that upon receipt of written notice from Lender of an Event of Default by Borrower hereunder, to assign, set over, transfer, distribute, pay and deliver any and all Collateral or said payments, proceeds or products of the Collateral to Lender, at such address as Lender may direct, at such time and in such manner as Collateral and such payments, proceeds and products of the Collateral would otherwise be distributed, transferred, paid or delivered to Borrower. The respective obligors under the agreements constituting the Collateral shall be entitled to conclusively rely on such notice and make all such assignments and transfers of the Collateral and all such payments with respect to the Collateral and pay all such proceeds and products of the Collateral to Lender and shall have no liability to Borrower for any loss or damage Borrower may incur by reason of said reliance.

7. No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default shall have occurred, and whether or not Lender elects to foreclose on its security interest in the Collateral as set forth herein, neither the execution of this Agreement, receipt by Lender of any of Borrower’s right, title and interest in and to the Collateral and the payments, proceeds and products of the Collateral, now or hereafter due to Borrower from any obligor of the Collateral, nor Lender’s foreclosure of its security interest in the Collateral, shall in any way be deemed to obligate Lender to assume any of Borrower’s obligations, duties, expenses or liabilities under the Collateral or any agreements constituting the Collateral, as presently existing or as hereafter amended, or under any and all other agreements now existing or hereafter drafted or executed (collectively, “Borrower’s Liabilities”), unless Lender otherwise agrees to assume any or all of Borrower’s Liabilities in writing. In the event of foreclosure by Lender of its security interest in the Collateral, Borrower shall remain bound and obligated to perform its Borrower’s Liabilities and Lender shall not be deemed to have assumed any of Borrower’s Liabilities, except as provided in the preceding sentence. In the event the entity or person acquiring the Collateral at a foreclosure sale elects to assume Borrower’s Liabilities, such assignee shall agree to be bound by the terms and provisions of the applicable agreement.

8. Indemnification. (a) The Borrower agrees to pay or reimburse promptly the Lender for (i) all reasonable out-of-pocket costs and expenses incurred by it (including, without limitation, the reasonable fees and expenses of the Lender’s counsel) in connection with (A) any modification, supplement or waiver (or proposed modification, supplement or waiver) of any of the terms of this Agreement or any of the other Leverage Loan Documents, (B) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the Obligations, and (C) the enforcement of this Section 8; and (ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Leverage Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any of the Leverage Loan Documents or any other document referred to herein or therein.

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(b) The Borrower hereby agrees to indemnify the Lender and each of its Affiliates and the respective directors, officers, employees, agents and advisors (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Leverage Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Leverage Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The indemnity obligation in this Section shall survive the repayment, satisfaction or discharge of the obligations under this Agreement.

9. Representations. Warranties and Covenants. In addition to the representations made by Borrower in the Operating Agreement, Borrower makes the following representations and warranties, which shall be deemed to be continuing representations and warranties in favor of Lender, and covenants and agrees to perform all acts necessary to maintain the truth and correctness, in all material respects, of the following:

(a) The Borrower is duly organized or formed, validly existing and in good standing under the Laws of the State of Delaware, has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a material adverse effect.

(b) The Borrower is, and at the time of delivery of its membership certificate of the Company to the Lender pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Collateral, free and clear of any lien, charge or encumbrance thereon or affecting the title thereto, except for the security interests created by this Agreement and any liens securing unpaid capital contribution obligations to the Company, other than the security interest in the Collateral pledged to Lender under Section 4 hereof. None of the Collateral is subject to any existing or subsequent assignment, claim, lien, pledge, transfer or other security interest of any character, or to any attachment, levy, garnishment or other judicial process or to any claim for set-off, counterclaim, deduction or discount.

(c) None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Borrower’s execution, delivery and performance of this Agreement and the pledge of the Collateral hereunder do not, directly or indirectly, violate in any material respect or result in a violation of any such laws. The Collateral shall at all times while this Agreement remains in effect constitute the entire membership interest of the Borrower in the Company.

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(d) The only assets of the Borrower is the Collateral and the capital contributions from the Company to the Borrower. As of the date hereof, the Borrower has no Indebtedness other than the Leverage Loans and unpaid capital contribution obligations to the Company.

(e) None of the Collateral is, as of the date of this Agreement, margin stock, and the Borrower shall, promptly after learning thereof, notify the Lender of any of its Collateral which is or becomes margin stock and execute and deliver in favor of the Lender any and all instruments, documents and agreements (including, but not limited to Forms U-1) necessary to cause the pledge of such margin stock to comply with all applicable laws.

(f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority, is required to be made or obtained by the Borrower either (i) for the pledge of its Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Borrower or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(g) To the best of the Borrower’s knowledge, information and belief, the pledge of the Collateral to the Lender pursuant to this Agreement will create a valid lien on and a perfected security interest in the Collateral pledged by the Borrower, and the proceeds thereof, securing the payment of the Obligations subject to no other lien, charge, encumbrance or security interest.

(h) This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(i) The Borrower has delivered to Lender true and complete copies of the Company Operating Agreement and any other agreements pertinent to the Collateral, and such agreements are currently in full force and effect and have not been amended or modified except as disclosed to Lender in writing.

(j) Borrower shall not, without the prior written consent of Lender, which consent may be granted or denied in Lender’s sole discretion, further convey, transfer, set over or pledge to any party any of its interests in the Collateral. Borrower agrees to (i) warrant and defend its title to the Collateral and the security interest created by this Agreement against all claims of all persons (other than Lender and persons claiming through Lender), and (ii) maintain and preserve the Collateral and such security interests.

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(k) Borrower’s Employer Identification Number is 20-5953874 and its principal place of business is located at 1015 Locust Street, Suite 1200, St. Louis, Missouri 63101.

(l) Borrower agrees that it shall not, without at least thirty (30) days’ prior written notification to Lender, move or otherwise change its principal place of business.

(m) Borrower shall not exercise any voting rights, or give any approvals, consents, waivers or other ratifications in respect to the Collateral which would violate or contravene, or which would cause or otherwise authorize Borrower to violate or contravene, any provision of this Agreement.

(n) Borrower agrees that it shall not permit the Company to:

1.	perform any act in violation of the Company Operating Agreement or any applicable law or regulation thereunder;

2.	dissolve without the Consent of the Lender;

3.	file for Bankruptcy, merge or consolidate with any entity (except as authorized herein) or do any other act that would make it impossible to carry on the ordinary business of the Company;

4.	assign rights to specific Company property, other than pursuant to the furtherance of the Company purpose;

5.	permit the admission of any person to the Company without the Lender’s consent;

6.	perform any act that would subject the Lender to any liability in any jurisdiction;

7.	confess a judgment against the Company;

8.	enter into any business or activity unrelated to the purposes set forth in the Company’s operating agreement;

9.	take any action that would (i) cause the Company to lose its status as a Qualified Community Development Entity or (ii) cause a Recapture Event with respect to the Investor Member’s Qualified Equity Investment;

10.	sell, assign or otherwise transfer Company Property, as defined in the Company Operating Agreement, except as expressly permitted in the Company Operating Agreement;

11.	change the principal place of business of the Company;

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12.	commingle the funds of the Company with those of any other person or entity except that use of a zero balance or clearing account shall not constitute a commingling of funds;

13.	sell at any one time or in a series of related transactions all or substantially all of the assets of the Company without the express consent of the Lender;

14.	cause the Company to incur any indebtedness other than as expressly permitted by the Company Operating Agreement;

15.	lend money to the managing member of the Company or any of its affiliates;

16.	redeem or purchase any interests in the Company without the consent of the Lender;

17.	employ any Person as an employee of the Company;

18.	reinvest any amounts received by the Company in payment of, or for, capital, equity or principal with respect to a Qualified Low Income Community Investment without the Lender’s Consent;

19.	modify or amend the purpose of the Company as set forth in Section 2.04 of the Company Operating Agreement; or

20.	engage in any contract for service unless such contract provides for: (i) all services to be rendered pursuant to a written contract that contains a clause allowing termination without penalty on sixty (60) days notice; and (ii) goods and services to be provided at a cost or the price no greater than that which would be charged for such goods or services by independent parties. Any loans made shall be made on commercially reasonable terms similar to those which would be received from an unaffiliated lender making the same loan under the circumstances.

10. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) An event of default by Borrower shall have occurred under the Operating Agreement, and such default shall not have been cured within any applicable grace period provided therein;

(b) The Borrower shall fail to pay (i) any principal amount of the Note as and when due and payable (whether at stated maturity or otherwise), or (ii) any interest on the Note or any other amount payable under this Agreement or any of the other Leverage Loan Documents, in either case within fifteen (15) Business Days after such interest or other amount is due and payable;

(c) Any representation or warranty of the Borrower herein or in any other Leverage Loan Document proves to have been or will become incorrect or misleading, or any certificate or opinion furnished hereunder proves to have been incorrect or misleading as of the date it was delivered to the Lender;

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(d) The Borrower shall default in the observance or performance of any term, covenant or agreement contained herein hereof, and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Lender;

(e) Any of the Leverage Loan Documents shall for any reason cease to be in full force and effect (other than in accordance with its terms), or be declared null and void or unenforceable in whole or in part, or the validity or enforceability of any of the Leverage Loan Documents shall be challenged or be denied by any party thereto (other than the Lender);

(f) Any judgment, decree, award or order for the payment of money in excess of $50,000 in the aggregate, shall be rendered against the Borrower and such judgment, decree, award or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

(g) The Borrower (i) shall not or shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make a general assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it, in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, trustee or other similar official for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more; and

(h) There shall occur a development or event with respect to the Borrower that, in the opinion of the Lender, could reasonably be expected to have a material adverse effect.

11. Remedies.

(a) Upon the occurrence of an Event of Default, Lender may by giving notice of such Event of Default, at its option, do any one or more of the following, subject to the limitations of Section 11(b) hereof:

(i) Declare all of the Obligations secured hereby to be immediately due and payable, whereupon all unpaid principal and interest on said Obligations and other amounts declared due and payable shall become immediately due and payable without presentment, demand, protest or notice of any kind; and

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(ii) Take possession of all or any of the Collateral, collect, and apply against the Obligations, all payments due, proceeds, whether cash proceeds or noncash proceeds, and products from any obligor under the agreements constituting the Collateral, that would otherwise be paid to Borrower; and

(iii) Either personally, or by means of a court-appointed receiver, take possession of all or any of the Collateral and exclude therefrom Borrower and all others claiming under Borrower, and thereafter exercise all rights and powers of Borrower with respect to the Collateral or any part thereof. In the event Lender demands, or attempts to take possession of any of the Collateral in the exercise of any rights under this Agreement, Borrower promises and agrees to promptly turn over and deliver complete possession thereof to Lender; and

(iv) Without notice to or demand upon Borrower, make such payments and do such acts as Lender may deem necessary to protect its security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith; and

(v) Require Borrower to take all actions necessary to deliver such Collateral to Lender, or an agent or representative designated by it; and

(vi) Foreclose upon this Agreement as herein provided or in any manner permitted by law, and exercise any and all of the rights and remedies conferred upon Lender in any document executed by Borrower in connection with the Obligations secured hereby, either concurrently or in such order as Lender may determine; and sell or cause to be sold in such order as Lender may determine, as a whole or in part as Lender may determine, the Collateral, without affecting in any way the rights or remedies to which Lender may be entitled under the other such instruments; and

(vii) Sell or otherwise dispose of the Collateral at public sale, without having the Collateral at the place of sale, and upon terms and in such manner as Lender may determine. Lender may be a purchaser at any sale; and

(viii) Exercise any remedies of a secured party under the Uniform Commercial Code of the State of Missouri or any other applicable law; and

(ix) By delivering written notice to the Company and to Borrower, succeed, or designate its nominee or designee to succeed, to all right, title and interest of Borrower (including, without limitation, the right, if any, to vote on or take any action with respect to Company matters) as a member of the Company in

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respect of the Collateral. Borrower hereby irrevocably authorizes and directs the Company on receipt of any such notice (A) to deem and treat Lender or such nominee or designee in all respects as a member (and not merely an assignee of a member) of the Company, entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to Company matters pursuant to the Operating Agreement, to receive all distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to the Collateral to which Borrower would have been entitled had the Collateral not been transferred to Lender or such nominee or designee), and (B) to file an amended certificate of formation, if required, admitting Lender or such nominee or designee as a member of the Company in place of Borrower; and

(xi) The rights granted to Lender under this Agreement are of a special, unique, unusual and extraordinary character. The loss of any of such rights cannot reasonably or adequately be compensated by way of damages in any action at law, and any material breach by Borrower of any of Borrower’s covenants, agreements or obligations under this Agreement will cause Lender irreparable injury and damage. In the event of any such breach, Lender shall be entitled, as a matter of right, to injunctive relief or other equitable relief in any court of competent jurisdiction to prevent the violation or contravention of any of the provisions of this Agreement or to compel compliance with the terms of this Agreement by Borrower. Lender is absolutely and irrevocably authorized and empowered by Borrower to demand specific performance of each of the covenants and agreements of Borrower in this Agreement. Borrower hereby irrevocably waives any defense based on the adequacy of any remedy at law which might otherwise be asserted by Borrower as a bar to the remedy of specific performance in any action brought by Lender against Borrower to enforce any of the covenants or agreements of Borrower in this Agreement.

(b) FORBEARANCE. Notwithstanding anything to the contrary in this Agreement, the Lender hereby agrees for eighty-seven months following the execution date of this Agreement to forbear from exercising its remedies upon the occurrence of an Event of Default hereunder, so long as all available cash flow of the Borrower is being applied as required by its operating agreement in effect on the date hereof, and as amended from time to time.

(c) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower at least ten (10) days’ prior written notice of the time and place of any public sale of the Collateral subject to this Agreement or other intended disposition thereof to be made. Such notice shall be conclusively deemed to have been delivered to Borrower at the address set forth in Section 9(d) hereof, unless Borrower shall notify Lender in writing of its change of its principal place of business and provide Lender with the address of its new principal place of business.

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(d) The proceeds of any sale under Sections 11(a)(vi) and (vii) hereof shall be applied as follows:

(i) To the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including actual legal expenses and attorneys’ fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made);

(ii) To the payment of the whole amount then due and unpaid of the Obligations;

(iii) To the payment of all other amounts then secured hereby; and

(iv) The aggregate surplus, if any, shall be paid to Borrower in a lump sum, without recourse to Lender, or as a court or competent jurisdiction may direct.

(e) Lender shall have the right to enforce one or more remedies under this Agreement, successively or concurrently, and such action shall not operate to estop or prevent Lender from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Borrower until full payment of any deficiency has been made in cash.

(f) BORROWER ACKNOWLEDGES THAT LENDER MAY BE UNABLE TO EFFECT A PUBLIC SALE OF ALL OR ANY PART OF THE COLLATERAL AND MAY BE COMPELLED TO RESORT TO ONE OR MORE PRIVATE SALES TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGATED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE THE COLLATERAL FOR THEIR OWN ACCOUNT, FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF. BORROWER FURTHER ACKNOWLEDGES THAT ANY SUCH PRIVATE SALES MAY BE AT PRICES AND ON TERMS LESS FAVORABLE THAN THOSE OF PUBLIC SALES, AND AGREES THAT SUCH PRIVATE SALES SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER AND THAT LENDER HAS NO OBLIGATION TO DELAY SALE OF ANY COLLATERAL TO PERMIT THE ISSUER THEREOF TO REGISTER IT FOR PUBLIC SALE UNDER THE SECURITIES ACT OF 1933. BORROWER AGREES THAT LENDER SHALL BE PERMITTED TO TAKE SUCH ACTIONS AS LENDER DEEMS REASONABLY NECESSARY IN DISPOSING OF THE COLLATERAL TO AVOID CONDUCTING A PUBLIC DISTRIBUTION OF SECURITIES IN VIOLATION OF THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AS NOW ENACTED OR AS THE SAME MAY IN THE FUTURE BE AMENDED, AND ACKNOWLEDGES THAT ANY SUCH ACTIONS SHALL BE COMMERCIALLY REASONABLE. IN ADDITION, BORROWER AGREES TO EXECUTE, FROM TIME TO TIME, ANY AMENDMENT TO THIS AGREEMENT OR OTHER DOCUMENT AS LENDER MAY REASONABLY REQUIRE TO EVIDENCE THE ACKNOWLEDGMENTS AND CONSENTS OF BORROWER SET FORTH IN THIS SECTION.

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12. Attorneys’ Fees. Subject to Section 8, each of Borrower and Lender agrees to pay to the other, upon demand, reasonable attorneys’ fees and all costs and other expenses which the prevailing party expends or incurs in any dispute or litigation over any matters described in this Agreement, including but not limited to the collection, or defense against collection, of any amounts claimed to be payable by Borrower hereunder or in the enforcement of this Agreement against Borrower, whether or not suit is filed.

13. Further Documentation. Borrower hereby agrees to execute, from time to time, one or more financing statements and such other instruments as may be required to perfect the security interest created hereby, including any continuation or amendments of such financing statements, and pay the cost of filing or recording the same in the public records specified by Lender.

14. Waiver and Estoppel. Borrower represents and acknowledges that it knowingly waives each and every one of the following rights, and agrees that it will be estopped from asserting any argument to the contrary: (a) any promptness in making any claim or demand hereunder; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Borrower or the failure to file or enforce a claim against Borrower’s estate (in administration, bankruptcy or any other proceeding); (c) any defense based upon an election of remedies by Lender which destroys or otherwise impairs any or all of the Collateral; (d) the right of Borrower to proceed against Lender or any other person, for reimbursement; and (e) all duty or obligation of the Lender to perfect, protect, retain or enforce any security for the payment of amounts payable by Borrower hereunder.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT SEVERALLY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM BROUGHT BY ANY PARTY TO THIS AGREEMENT ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

No delay or failure on the part of Lender in the exercise of any right or remedy against Borrower or any other party against whom Lender may have any rights, shall operate as a waiver of any agreement or obligation contained herein, and no single or partial exercise by Lender of any rights or remedies hereunder shall preclude other or further exercise thereof or other exercise of any other right or remedy whether contained in this Agreement or in any of the other documents regarding the Obligations, including without limitation the Operating Agreement. No waiver of the rights of Lender hereunder or in connection herewith and no release of Borrower shall be effective unless in writing executed by Lender. No actions of Lender permitted under this Agreement shall in any way impair or affect the enforceability of any agreement or obligation contained herein.

15. Independent Obligations. The obligations of Borrower are independent of the obligations of any other party which may be initially or otherwise responsible for performance or payment of the Obligations, and a separate action or actions for payment, damages or performance may be brought and prosecuted by Lender against Borrower, individually, for the full amount of the Obligations then due and payable, whether or not an action is brought against any other party, whether or not the Lender is involved in any proceedings and whether or not the Lender or the Borrower or other person is joined in any action or proceedings.

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16. No Offset Rights of Borrower. No lawful act of commission or omission of any kind or at any time upon the part of Borrower shall in any way affect or impair the rights of the Lender to enforce any right, power or benefit under this Agreement, and no set-of recoupment, counterclaim, claim, reduction or diminution of any obligation or any defense of any kind or nature which Borrower has or may have against Lender or against any other party shall be available against Lender in any suit or action brought by Lender to enforce any right, power or benefit under this Agreement.

17. Power of Attorney. Borrower hereby authorizes Lender and appoints Lender as its attorney-in-fact to file, effective upon the occurrence of an Event of Default, on its behalf any financing statements, continuation statements or other documentation required to perfect or continue the security interest created hereby. This power, being coupled with an interest, shall be irrevocable until all amounts secured hereby have been paid, satisfied and discharged in full. Borrower acknowledges and agrees that the exercise by Lender of its rights under this Section 17 will not be deemed a satisfaction of any amounts owed Lender unless Lender so elects.

18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SUCH PARTIES FURTHER AGREE THAT IN THE EVENT OF DEFAULT, THIS AGREEMENT MAY BE ENFORCED IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE AND THEY DO HEREBY SUBMIT TO THE JURISDICTION OF ANY AND ALL SUCH COURT REGARDLESS OF THEIR RESIDENCE OR WHERE THIS AGREEMENT MAY BE EXECUTED. THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT IN ANY PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH DELAWARE COURT, OR THAT SUCH PROCEEDING HAS BEEN COMMENCED IN AN IMPROPER OR INCONVENIENT FORUM.

19. Successors and Assigns. All agreements, covenants, conditions and provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

20. Notices. Whenever any party hereto shall desire to, or be required to, give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be in writing and shall be effective only if the same is delivered by personal service (including, without limitation, courier or express service) or mailed certified or registered mail, postage prepaid, return receipt requested, or sent by telegram to the parties at the addresses shown throughout this Agreement or such other addresses which the parties may provide to one another in accordance herewith. If notice is sent to Lender, a copy of such notice shall also be given to Lender’s counsel. If notice is sent to Borrower, a copy of such notice shall also be given to Borrower’s counsel.

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Notices delivered personally will be effective upon delivery to an authorized representative of the party at the designated address; notices sent by mail in accordance with the above paragraph will be effective upon execution by the addressee of the Return Receipt Requested form.

21. Severability. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

22. Amendment. This Agreement may be modified or rescinded only by a writing expressly relating to this Agreement and signed by all of the parties.

23. Termination. This Agreement shall terminate, and shall be of no further force or effect, and the Collateral shall be released from any lien hereunder, upon the earlier to occur of the performance in full of the Obligations of the Borrower or upon the mutual written consent of Borrower and Lender. Borrower and Lender shall cooperate in the preparation and filing of all required documents to terminate all UCC-1s that have been filed with respect to the security interest under this Agreement.

24. Usury Limitations. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Agreement or the Note, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under the Note shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of the Lender, be refunded to the Borrower or credited on the principal amount of the Note then outstanding.

25. Non-Recourse Obligation. Notwithstanding any other terms or provisions of this Agreement to the contrary, Borrower, its members, and its or their assigns shall have no personal liability for repayment of the Leverage Loan or any interest thereon or other charges in connection therewith, and Lender shall instead look solely to the Collateral for the satisfaction of such debt or liability if Borrower fails to make any payment thereof when due for any reason; provided, however, that (a) Borrower shall have given irrevocable directions (i) to the Company to pay to Borrower’s specified depository bank all cash distributions from the Company to Borrower, and (ii) to such depository bank to pay to Lender from such distributions required to pay Loan obligations, and (b) nothing herein shall be construed to waive any right or remedy Lender may have at law or in equity for damages arising in the event of fraud, intentional misrepresentation, other willful misconduct, or gross negligence by Borrower or any member of Borrower.

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IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement as of the date first above written.

Borrower:

AutovaxID Investment LLC, a Missouri limited liability company

	By:	St. Louis Development Corporation,
Its non-member manager

By:	/s/ Rodney Crim
Rodney Crim
Executive Director

Lender:

Biolender II, LLC, a Delaware limited liability company

	By:	Biovest International, Inc.,
Its member

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Its:	Chairman and CEO

EXXHIBIT 10.5

EXECUTION COPY

Promissory Note

$5,600,000	December 8, 2006

1. FOR VALUE RECEIVED, AutovaxID Investment LLC, a Missouri limited liability company (“Maker”) promises to pay to the order of Biolender II, LLC, a Delaware limited liability company (“Payee”), in lawful money of the United States of America in immediately available funds at 324 S. Hyde Park Ave., Suite 350, Tampa, Florida 33606, or at such other location as Payee may designate from time to time, the principal sum of Five Million Six Hundred Thousand Dollars ($5,600,000) (or such lesser amount as may be advanced by Payee to Maker and be outstanding in connection with this Note), with interest as provided herein (the “Loan”). Capitalized terms not otherwise defined herein shall have the meanings set forth in, and the interpretations applicable thereto, the Loan and Security Agreement of even date herewith between Maker and Payee (as amended and modified from time to time in accordance with its terms, the “Loan Agreement”).

2. Interest on the Loan shall accrue on the outstanding principal amount of the Loan at eight percent (8.00%) per annum, non-compounding, commencing on the Effective Date until the date that is ninety months and one day from the Effective Date (the “Maturity Date”); and shall be payable in arrears on an annual basis commencing on the first Business Day after December 31, 2006, and continuing on the first Business Day after each December 31 thereafter until (and including) the Maturity Date; provided, that any accrued and unpaid interest shall be payable in one installment on the Maturity Date as set forth in Section 3 below. All interest on the Loan shall accrue based on the actual number of days elapsed and calculated based on a year of three hundred and sixty (360) days. For purposes of this Section 2, “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the City of New York or the State of Missouri are authorized or required by law or other governmental action to close.

3. The outstanding principal amount on the Loan shall be due and payable by Maker, together with all accrued and unpaid interest thereon, on the Maturity Date in cash in the amount of the outstanding principal amount on the Loan, together with all accrued and unpaid interest thereon, if and to the extent Maker received cash distributions from St. Louis New Markets Tax Credit Fund-II, LLC (the “CDE”) on the Maturity Date from loan repayments of AutovaxID, Inc. to the CDE.

4. Maker may, at its election, from time to time prior to maturity, prepay without penalty all or any portion of the principal indebtedness of this Note.

5. If payment for which notice has been duly given hereunder is not made when due, or if any payment due under any other note given by Maker to Payee is not made when due, then interest on the unpaid principal amount of this Note and any other promissory notes given by Maker to Payee shall accrue from the date of default in the earliest due payment at a rate per annum equal to eleven percent (11.0%) or the maximum rate permitted by law, whichever is less, until all past due principal and interest have been paid, and, at the election of Payee without further notice, all principal and interest hereunder and under any such other promissory notes shall be due and payable forthwith.

6. Demand for payment shall be presumed to have been issued and the entire unpaid principal sum of this Note, together with accrued interest thereon, if any, shall become immediately due in the event of the occurrence of any one or more of the following: (i) the Maker shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker shall make a general assignment for the benefit of its creditors, or (C) cease doing business in the ordinary course; or (ii) there shall be commenced against the Maker any case, proceeding or other action or a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) Business Days; or (iii) there shall be commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within fifty (50) Business Days from the entry thereof; or (iv) the Maker shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set fort in clause (i), (ii), or (iii) above; or (v) the Maker shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due

7. No delay or omission of Payee to exercise its rights hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein. Any acceptance by Payee of a partial or late payment made hereunder shall not establish a custom, waiver, or acquiescence. No waiver of any default shall be construed, taken, or held to be a waiver of any other default, or waiver or acquiescence in, or consent to any further or succeeding default of the same nature. Maker waives demand, notice, and protest and any defense by reason of extension of time for payment or other indulgence granted by Payee.

8. By the terms of the Loan Agreement, the undersigned has pledged and does hereby pledge to Payee and grant Payee a first priority security interest in the entire interest of the undersigned in the CDE, which has been acquired by the undersigned in part with the proceeds of the loan evidenced by this Note, as security for the payment of this Note. In the event of default by the undersigned in the payment of any principal or interest due upon this Note, Payee shall have, and is hereby granted, upon the expiration of any applicable notice and cure period, all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to such collateral. Additional provisions relating to such security interest and the enforcement thereof are contained in that Loan and Security Agreement, which provisions are hereby incorporated in this Note by reference as though fully set forth herein.

9. In the event of a default hereunder, Maker shall pay to Payee, on demand, all reasonable costs and expenses incurred by Payee in enforcing its remedies hereunder, including without limitation attorneys’ fees for advice concerning this Note or the collateral hereunder, whether or not suit is filed, or for representation in any enforcement hereof or dispute hereunder, whether instituted by Payee, Maker, or any third party, and all other costs and expenses of collection of amounts due hereunder, protection or realization of any collateral for payment thereof, and resale of such collateral.

10. It is the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Note, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under this Note shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of Payee, be refunded to Maker or credited on the principal amount of this Note then outstanding.

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11. This Note is given to Payee at its principal place of business in the State of Delaware, and shall be deemed to be made at such location. This Note shall be governed and controlled, as to interpretation, validity, enforcement, and in all other respects, by the laws of the State of Delaware, without regard to its conflict of laws provisions. The Maker hereby irrevocably submits to the exclusive jurisdiction of the Delaware courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such proceeding has been commenced in an improper or inconvenient forum.

[Signature Page Follows]

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IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first written above.

Maker:

AutovaxID Investment LLC, a Missouri limited liability company

By:	St. Louis Development Corporation,
a Missouri nonprofit corporation,
its non-member manager

/s/ Rodney Crim
Rodney Crim
Executive Director

EXHIBIT 10.6

EXECUTION COPY

SUBORDINATED PROMISSORY NOTE

$7,700,000	December 8, 2006

FOR VALUE RECEIVED, AUTOVAXID, INC., a Florida corporation (the “Borrower”), promises to pay to the order of ST. LOUIS NEW MARKETS TAX CREDIT FUND-II, LLC, a Missouri limited liability company (or its successors and assigns) (the “Lender”), in lawful money of the United States of America in immediately available funds as provided in Section 2 hereof at such location as the Lender may designate from time to time, the principal sum of Seven Million Seven Hundred Thousand and 00/100 Dollars ($7,700,000.00), together with interest accruing on the outstanding principal balance from the date hereof, all as provided herein. Capitalized terms not otherwise defined herein shall have the meanings set forth in, and the interpretations applicable thereto, the QLICI Loan Agreement of even date herewith between the Borrower and the Lender (as amended and modified from time to time in accordance with its terms, the “Loan Agreement”).

1. Rate of Interest.

Interest on the outstanding principal amount of the Loan shall accrue at five and eighty-two hundredths percent (5.82%), non-compounding, commencing on the Effective Date, and shall be payable in arrears on an annual basis commencing on the first Business Day after December 31, 2006, and continuing on the first Business Day after each December 31 thereafter until thirty years from the Effective Date (the “Maturity Date”), including the Maturity Date. All interest on the Loan shall accrue based on the actual number of days elapsed and calculated based on a year of three hundred and sixty (360) days.

Immediately following the Maturity Date, whether by acceleration, demand or otherwise, and at the Lender’s option, during the continuance of any Event of Default, amounts outstanding under the Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) of eight and eighty-two one hundredths percent (8.82%), but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on the Note.

2. Repayment of Loan Amounts.

Subject to Section 4 below, the outstanding principal amount on the Loan shall be due and payable by the Borrower in full in cash on the Maturity Date.

Except as set forth below in Section 4, the Borrower shall not have the right to prepay all or any portion of any principal amount of the Loan. At any time seven years and six months after the Effective Date, the Borrower shall have the right to prepay all or any portion of the then outstanding principal amount of the Loan, so long as such prepayment does not result in an event of recapture (as defined in Section 45D(g) of the Code and Treasury Regulation Section 1.45D-1(e) of the Regulations). Except as otherwise set forth in Section 3.3, at any time prior to seven years and six months after the Effective Date, the Borrower shall only have the right to prepay the entire amount of the Loan, in the event that (i) the Lender consents to such prepayment, and USB and the managing member of the Lender agree on the reinvestment of such proceeds in an alternative investment identified by the Borrower in the service area of the Lender set forth in the Community Development Entity Certification Application of the Lender, as

amended, and which investment constitutes a qualified low-income community investment as defined in Section 45(d)(1) of the Code, and in amounts and on terms that are consistent with the terms of that certain Loan and Security Agreement between Biolender II, LLC and AutovaxID Investment LLC dated the date hereof and are designed to cause the re-investment of such proceeds within twelve (12) months following the Lender’s receipt thereof, and the Borrower (or the Company, on behalf of the Borrower) pays for or reimburses the Lender and USB for reasonable costs and expenses arising out of the structuring, negotiation and documentation of such reinvestment, or (ii) the Borrower or the Guarantors that are guaranteeing the obligations of the Borrower under the Tax Credit Reimbursement and Indemnity Agreement, as the case may be, pay to USB the Recapture Amount as defined in Section 2(c) of the Tax Credit Reimbursement and Indemnity Agreement.

3. Subordination.

All indebtedness owed by the Borrower and its Subsidiaries to the Lender and its Affiliates, including the Lender’s right to receive payments of principal and interest under this Loan, shall be secured by the Second-Lien Security Agreement and is expressly subordinated to the extent and in the manner set forth in the Subordination Agreement.

4. Call Right

For a period of six (6) months commencing on the date seven years after the Effective Date (the “Exercise Period”), the Lender shall have the right to call for the payment of the Loan in the amount of $5,721,000, in full satisfaction of the principal on the Loan. If Lender elects to exercise its call right, it shall do so by giving written notice to the Borrower at any time during the Exercise Period or not more than 15 days before the beginning of the Exercise Period. If the Lender exercises its call right, the Borrower shall pay to the Lender $5,721,000, together with all accrued but unpaid interest, and the Note shall be cancelled.

5. Events of Default.

The following are Events of Default under this Note and the Loan Agreement hereunder:

(a) The Borrower shall fail to pay: (i) any principal of the Loan when due in accordance with the terms hereof or of the Loan Agreement, or (ii) any interest on the Loan, in either case within fifteen (15) Business Days of the date when due in accordance with the terms hereof or of the Loan Agreement;

(b) The Borrower shall default in the observance or performance of any other covenant or agreement (other than under Article 6 of the Loan Agreement) contained in the Loan Agreement and such default continues for fifteen (15) Business Days after the date that the Lender has given written notice to the Borrower specifying such default and requiring that it be remedied;

(c) The Borrower shall default in the observance or performance of any covenant or agreement set forth under Article 6 of the Loan Agreement and such default continues unremedied after the applicable cure period set forth in Section 1.45D-1(e)(6) of the Regulations;

(d)(i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors, or (C) cease doing business in the ordinary course; or (ii) there shall be commenced against the Borrower any case, proceeding or other action or a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) Business Days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within fifty (50) Business Days from the entry thereof; or (iv) the Borrower shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set fort in clause (i), (ii), or (iii) above; or (v) the Borrower shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due;

(e) Any representation or warranty made by the Borrower under the Loan Agreement shall be false or incorrect in any material respect on the date such representation or warranty was made and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Lender; or

(f) This Note or the Loan Agreement shall, for any reason, fail or cease to be enforceable in any material respect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (d) above, with respect to the Borrower, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Note or the Loan Agreement shall immediately become due and payable, (B) if such event is any other Event of Default, the Lender may, by written notice to the Borrower, declare the Loan hereunder (with accrued but unpaid interest thereon) and all other amounts owing under this Note or the Loan Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable, (C) the Lender may exercise all rights and remedies available to it in equity, at law, or pursuant to the provisions of this Note or otherwise, (D) the Lender may terminate its commitment to make any future Loans to the Borrower (and such commitment automatically shall terminate if such event is an Event of Default specified in clause (i) or (ii) of subsection (d) above with respect to the Borrower).

The remedies conferred upon or reserved to the Lender are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender under applicable law.

6. Miscellaneous.

If any provision of this Note is held to be invalid or unenforceable in any respect, all the other provisions of this Note will remain in full force and effect. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. No modification, amendment or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom will be effective unless made in a writing signed by the Lender. The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment except as otherwise provided herein. The Borrower also waives all defenses based in suretyship or impairments of collateral. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. The Borrower may not assign this Note in whole or in part without the Lender’s written consent. The Lender may not assign this Note in whole or in part without the Borrower’s written consent.

It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Note or the Agreement, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under the Agreement shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of the Lender, be refunded to the Borrower or credited on the principal amount of the Note then outstanding.

This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of Delaware. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The Borrower agrees that all proceedings concerning the interpretations, enforcement and of the transactions contemplated by this Note and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. The Borrower hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Borrower hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

7. Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	AutovaxID, Inc.
Attn.: Chief Financial Officer
1701 Macklind Avenue
St. Louis, MO 63110
Telephone: 813-864-2554
Facsimile: 813-258-6912

With a copy to:	Nixon Peabody LLP
Attn.: Herbert F. Stevens
Suite 900
401 9th Street, NW
Washington, DC 20004
Telephone: (202) 585-8811
Facsimile: (202) 585-8080

If to the Lender:	St. Louis New Markets Tax Credit Fund-II, LLC
1015 Locust Street, Suite 1200
St. Louis, MO 63101
Attention: Rodney Crim
Phone: (314) 622-3400
Facsimile: (314) 259-3442

With a copy to:	Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Mo 63102-2750
Attention: Mary Gassmann Reichert, Esquire
Phone: (314) 259-2188
Facsimile: (314) 259-2020

[Remainder Of This Page Is Intentionally Blank; Signature Page Follows]

WITNESS the due execution of this Note as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

ACKNOWLEDGED BY:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

EXHIBIT 10.7

EXECUTION COPY

AUTOVAXID, INC.

QLICI LOAN AGREEMENT

December 8, 2006

- ii -

EXHIBIT A —	NOTE

EXHIBIT B —	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION – LOWER TIER COVERED TRANSACTIONS

- iii -

QLICI LOAN AGREEMENT

THIS QLICI LOAN AGREEMENT (this “Agreement”) is made by and between AutovaxID, Inc., a Florida corporation (the “Borrower”), and St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company (the “Lender”), as of December 8, 2006.

RECITALS

WHEREAS, the Borrower has requested that the Lender provide consideration to the Borrower in the form of a loan in the amount of Seven Million Seven Hundred Thousand and 00/100 Dollars ($7,700,000.00) (the “Loan”); and

WHEREAS, the Lender is willing to extend the Loan to the Borrower upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender agree as follows:

ARTICLE 1.

RECITALS AND DEFINITIONS

Section 1.1 Incorporation of Recitals. It is expressly agreed that the recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

Section 1.2 Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein.

“Accentia” means Accentia Biopharmaceuticals, Inc., a Florida corporation.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the City of New York or the State of Missouri are authorized or required by law or other governmental action to close.

“CDE Capital Contribution” means the actual aggregate amount of capital contributed or agreed to be contributed to the Lender by AutovaxID Investment LLC, a Missouri limited liability company, designated as “CDE Capital Contributions” to fund the Loan from the Lender to the Borrower.

“CDFI Fund” means the Community Development Financial Institutions Fund of the United States Department of Treasury, or any successor agency charged with oversight responsibility for the New Markets Tax Credit program.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Commission” means the Securities and Exchange Commission.

“Company” means Biovest International, Inc., a Delaware corporation.

“Compliance Period” means the seven-year credit period applicable to each QEI made by the Fund in the Lender, commencing on the first Credit Allowance Date with respect to each such QEI and ending on the last day prior to the seventh anniversary of such first Credit Allowance Date.

“Credit Allowance Date” means any credit allowance date (as such term is defined in Section 45D(a)(3) of the Code) with respect to each CDE Capital Contribution made to the Lender.

“Credit Investment Period” means the period beginning on the date on which the Fund first makes a CDE Capital Contribution to the Lender and ending on the last day of the last Compliance Period applicable to the CDE Capital Contribution paid by the Fund to the Lender.

“Default” means any event, act of condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.1(c).

“Delaware Courts” means the state and federal courts sitting in the State of Delaware.

“Effective Date” of this Agreement and the Loan shall mean the date on which this Agreement is signed by the last party required on the signature page to execute same.

“Event of Default” means any of the events specified as an event of default pursuant to Section 8.1 herein; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” has the meaning set forth in Section 4.5.

“Guarantors” means the Company, Hopkins Capital Group II, LLC, Francis O’Donnell, Jr., Kathleen M. O’Donnell, Trustee of the Francis E. O’Donnell Jr. Irrevocable Trust, Allan Pearce, Dennis L. Ryll, Ronald Osman, Steven Arikian, Steven Stogel, Donald L. Ferguson, and Donald L. Ferguson, Trustee of the Donald L. Ferguson Revocable Trust.

“Guaranty” means that certain Guaranty among the Borrower, Company, USB and others dated the date hereof guaranteeing the obligations of the Borrower under the Tax Credit Reimbursement and Indemnity Agreement, the payment of certain fees and expenses to the Lender and the repayment of the Loan.

“Indemnitee” has the meaning set forth in Section 9.3.

“Lease Agreement” means that certain Lease between the Borrower and Spruce LLC dated on or around the date hereof.

“Leasehold Occupancy” means occupancy by the Borrower of the portions of premises located at 1701 Macklind Avenue, St. Louis, MO 63110 as set forth in the Lease Agreement, which requires completion of tenant improvements and a Certificate of Occupancy before occupancy can commence.

“Lender Operating Agreement” means that certain Amended and Restated Operating Agreement of the Lender, dated as of December 8, 2006.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Loan” means the Seven Million Seven Hundred Thousand and 00/100 Dollar ($7,700,000.00) loan to be provided by the Lender to the Borrower pursuant to this Agreement.

“Loan Amount” means Seven Million Seven Hundred Thousand and 00/100 Dollars ($7,700,000.00).

“Low-Income Community” means any “low-income community” as defined in Section 45D of the Code and the Treasury Regulations and Guidance (expressly including any area not constituting a separate census tract that may be designated by the Lender and approved as a “low-income community” by the CDFI Fund.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document or (ii) a material impairment of the Borrower’s ability to perform on a timely basis its obligations under any Transaction Document to which it is a party.

“Maturity Date” shall mean thirty (30) years from the Effective Date.

“Note” has the meaning set forth in Section 2.2.

“Operational Date” means the date on which tenant improvements have been completed at the premises located at 1701 Macklind Avenue, St. Louis, MO 63110 and a certificate of occupancy has been granted with respect to such property.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or not.

“QALICB” means a business which qualifies as a “qualified active low income community business” under Section 45D of the Code.

“QEI” means a “qualified equity investment” as such term is defined in Section 45D of the Code and the Treasury Regulations and Guidance.

“Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

“Reimbursement Agreement” means that certain Reimbursement Agreement entered into between St. Louis Development Corporation, a Missouri nonprofit corporation, and the Company, substantially in the form attached hereto as Exhibit C.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act of 1933, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Second-Lien Security Agreement” means that certain Second-Lien Security Agreement between the Borrower and the Lender dated the date hereof.

“Senior Indebtedness” means any existing or future indebtedness owed by the Borrower to Laurus Master Fund, Ltd. or any of its Affiliates (or their respective successors and assigns), as the same may be amended, supplemented or otherwise modified from time to time.

“Subordination Agreement” means that certain Subordination Agreement entered into by and among Laurus Master Fund, Ltd., Lender, USB, Borrower and the Company.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Securities Exchange Act of 1934, as may be amended from time to time.

“Tax Credit Reimbursement and Indemnity Agreement” means that certain Tax Credit Reimbursement and Indemnity Agreement between the Borrower and USB dated the date hereof.

“Transaction Documents” means this Agreement, the Note, the Second-Lien Security Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Treasury Regulations and Guidance” means and includes any temporary and/or final regulations promulgated under the Code and any guidance, rule, or procedure published by the CDFI Fund, including without limitation the Community Development Entity Certification Application and the New Markets Tax Credit Allocation Application.

“USB” means U.S. Bancorp Community Investment Corporation.

Section 1.3 Other Definitional Provisions.

(a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Exhibit references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) “Includes” “including” and like expressions are not limiting, i.e., “including” implies “including, without limitation,” etc.

(d) “Or” shall have the meaning ordinarily attributed to “and/or.”

ARTICLE 2.

THE NOTE

Section 2.1 Agreement to Make Loan. The Lender agrees to loan the Loan Amount to the Borrower in accordance with the terms and conditions hereof. The obligation of the Lender to enter into this Agreement and to make the Loan hereunder is subject to the following loan disbursement requirements:

(a) Delivery of all transaction documentation in connection with the Loan, including the Guaranty, the Subordination Agreement and the Second-Tier Security Agreement;

(b) Copies of Borrower documents authorizing the transactions contemplated hereinafter; and

(c) Entry by the Company into the Reimbursement Agreement, pursuant to which Biovest agrees to pay all Expenses (as such term is defined in the Lender Operating Agreement) of the Lender, except to the extent such Expenses relate to investments other than this Loan.

Section 2.2 Note. In order to evidence this Loan, the Lender shall require the Borrower to execute and deliver to Lender a promissory note substantially in the form of Exhibit A hereto (the “Note”), payable to the order of the Lender and in a principal amount equal to the Loan.

Section 2.3 Purpose. The proceeds of the Loan shall be used by the Borrower to purchase assets from the Company in the approximate amount of $5,600,000.00 and to make tenant improvements to the property located at 1701 Macklind Avenue, St. Louis, Missouri in the approximate amount of $2,000,000.

Section 2.4 Repayment of Loan Amounts. Subject to Section 3.3, the outstanding principal amount on the Loan shall be due and payable in full in cash by the Borrower on the Maturity Date.

Section 2.5 Prepayment of The Loan. Except as set forth below, the Borrower shall not have the right to prepay all or any portion of any principal amount of the Loan. At any time seven years and six months after the Effective Date, the Borrower shall have the right to prepay all or any portion of the then outstanding principal amount of the Loan, so long as such prepayment does not result in an event of recapture (as defined in Section 45D(g) of the Code and Treasury Regulation Section 1.45D-1(e) of the Regulations). Except as otherwise set forth in Section 3.3, at any time prior to seven years and six months after the Effective Date, the Borrower shall only have the right to prepay the entire amount of the Loan, in the event that (i) the Lender consents to such prepayment, and USB and the managing member of the Lender agree on the reinvestment of such proceeds in an alternative investment identified by the Borrower in the service area of the Lender set forth in the Community Development Entity Certification Application of the Lender, as amended, and which investment constitutes a qualified low-income community investment as defined in Section 45(d)(1) of the Code, and in amounts and on terms that are consistent with the terms of that certain Loan and Security Agreement between Biolender II, LLC and AutovaxID Investment LLC dated the date hereof and are designed to cause the re-investment of such proceeds within twelve (12) months following the Lender’s receipt thereof, and the Borrower (or the Company, on behalf of the Borrower) pays for or reimburses the Lender and USB for reasonable costs and expenses arising out of the structuring, negotiation and documentation of such reinvestment, or (ii) the Borrower or the Guarantors that are guaranteeing the obligations of the Borrower under the Tax Credit Reimbursement and Indemnity Agreement, as the case may be, pay to USB the Recapture Amount as defined in Section 2(c) of the Tax Credit Reimbursement and Indemnity Agreement.

ARTICLE 3.

OTHER LOAN-RELATED PROVISIONS

Section 3.1 Interest Rate and Payments.

(a) Interest on the outstanding principal amount of the Loan shall accrue at a rate per annum of five and eighty-two one hundredths percent (5.82%), but not more than the maximum rate allowed by law, non-compounding, commencing on the Effective Date, and shall be payable in arrears on an annual basis commencing on the first Business Day after December 31, 2006, and continuing on the first Business Day after each December 31 thereafter until (and including) the Maturity Date.

(b) All interest on the Loan shall accrue based on the actual number of days elapsed and calculated based upon a year of three hundred and sixty (360) days.

(c) Immediately following the Maturity Date, whether by acceleration, demand or otherwise, and at the Lender’s option, during the continuance of any Event of Default, amounts outstanding under the Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) of eight and eighty-two one hundredths percent (8.82%), but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on the Note.

Section 3.2 Subordination. All indebtedness owed by the Borrower and its Subsidiaries to the Lender and its Affiliates, including the Lender’s right to receive payments of principal and interest under this Loan, shall be secured by the Second-Lien Security Agreement and is expressly subordinated to the extent and in the manner set forth in the Subordination Agreement.

Section 3.3 Call Right. For a period of six (6) months commencing on the date seven years after the Effective Date (the “Exercise Period”), the Lender shall have the right to call for the payment of the Loan in the amount of $5,721,000, in full satisfaction of the principal on the Loan. If Lender elects to exercise its call right, it shall do so by giving written notice to the Borrower at any time during the Exercise Period or not more than 15 days before the beginning of the Exercise Period. If the Lender exercises its call right, the Borrower shall pay to the Lender $5,721,000, together with all accrued but unpaid interest, and the Note shall be cancelled.

ARTICLE 4.

REPRESENTATIONS, WARRANTS AND COVENANTS OF THE BORROWER

The Borrower hereby represents, warrants and covenants to the Lender as of the date hereof (or such other date as specified below) that:

Section 4.1 Subsidiaries. As of the Effective Date, the Borrower has no direct or indirect Subsidiaries.

Section 4.2 Organization and Qualification. The Borrower is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Borrower is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Borrower is duly qualified to conduct its respective business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.

Section 4.3 Authorization; Enforcement. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Borrower and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Borrower and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Borrower and the consummation by the Borrower of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Borrower’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any Lien upon any of the material properties or assets of the Borrower pursuant to, any agreement, credit facility, debt or other instrument (evidencing a Borrower debt or otherwise) or other understanding to which the Borrower or is a party or by which any property or asset of the Borrower is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject (including federal and state securities laws and regulations), or by which any property or asset of the Borrower is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Section 4.5 Filings, Consents and Approvals. The Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (a “Governmental Authority”) or other Person in connection with the execution, delivery and performance by the Borrower of the Transaction Documents and the consummation of the transactions contemplated thereby, other than those that have been made or obtained prior to the date of this Agreement.

Section 4.6 Material Changes. As of the Effective Date, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Borrower has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Borrower’s financial statements pursuant to GAAP, and (iii) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

Section 4.7 Compliance. The Borrower is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower under or in violation of), nor has the Borrower received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any applicable Governmental Authority, or (iii) nor has it been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Section 4.8 Regulatory Permits. The Borrower possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Borrower has not received any notice of proceedings relating to the revocation or modification of any such permits.

Section 4.9 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

Section 4.10 Leasehold Occupancy. Within two (2) Business Days after the Closing, the Borrower shall deliver to Lender a timeline setting forth the actions the Borrower intends to take in order to achieve Leasehold Occupancy and a description of start-up activities in the St. Louis area prior to achieving Leasehold Occupancy, and the Borrower shall use diligence in achieving the milestones set forth in such timeline. The Borrower shall commence construction on the leasehold improvements set forth in the Lease Agreement as soon as commercially practicable after the Closing. The Borrower shall use its best efforts to achieve Leasehold Occupancy on or before March 1, 2007, and the Borrower shall have achieved Leasehold Occupancy on or before June 15, 2007

Section 4.11 Investment Company. The Borrower is not, and is not an Affiliate of, and immediately following the Effective Date will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.12 No Additional Agreements. The Borrower does not have any agreement or understanding with the Lender with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

Section 4.13 Full Disclosure. All disclosure provided to the Lender regarding the Borrower, its business and the transactions contemplated hereby, furnished by or on behalf of the Borrower (including the Borrower’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material public fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.14 NMTC Compliance. The Borrower acknowledges that the Loan is intended to constitute a “qualified low-income community investment” and that, for such purpose, the Borrower will be required to maintain separate books and records with regard to the business activities to which the proceeds of the Loan are allocated in order for the Loan to qualify as being invested in a “qualified active low-income community business” as such terms are defined in Section 45D of the Code, as amended. In particular, the Loan will be used in a qualified active low-income community business as such term is defined in Section 45D(d)(2) of the Code. Accordingly, as a material inducement to the Lender to enter into this Agreement and to make the Loan and the Borrower hereby represents and warrants the following:

(i) The Borrower is and will remain located within a low-income community under Section 45D(e) of the Code.

(ii) With respect to any taxable year, at least fifty percent (50%) of the use of the tangible property of the Borrower (whether owned or leased) will be within census tract number 29510113500, which constitutes a low-income community under Section 45D(e) of the Code, as indicated in that certain NMTC Online Geocoder Report, dated November 8, 2006, from the CDFI Fund’s website; provided, that prior to the Operational Date, the use of the tangible property of the Buyer need not take place in census tract number 29510113500 so long as at least fifty percent (50%) of the use of the tangible property of the Borrower (whether owned or leased) will be within a low-income community under Section 45D(e) of the Code. This percentage shall be determined utilizing the following methodology set out in Section 1.45D-1(d)(4)(i)(B) of the Regulations: the ratio of (i) the average value of the tangible property owned or leased by the Borrower and used by the Borrower in a low-income community during the current fiscal year of the Borrower to date, to (ii) the total average value of the tangible property owned or leased by the Borrower and used by the Borrower in the current fiscal year to date. For purposes of the preceding sentence, tangible property owned by the Borrower shall be valued at its cost basis as determined under Section 1012 of the Code, and tangible property leased by the Borrower shall be valued at a reasonable amount established by the Borrower. The Borrower has provided to the Lender a true, correct, and complete inventory of its tangible property, including therein the value of such property (determined in the manner described immediately above), the unadjusted cost basis of such property, and the location(s) where it is used.

(iii) With respect to any taxable year, at least fifty percent (50%) of the services performed for the Borrower by its employees will be within census tract number 29510113500; provided, that prior to the Operational Date, the employees need not be within census tract number 29510113500 so long as at least fifty percent (50%) of the services performed for the Borrower by its employees will be within a low-income community under Section 45D(e) of the Code. This percentage shall be determined utilizing the following methodology set out in Section 1.45D-1(d)(4)(i)(C) of the Regulations: the ratio of (i) the total amount paid by the Borrower for employee services performed in a low-income community during the current fiscal year of the Borrower to date, to (ii) the total amount paid by the Borrower for employee services performed by the Borrower in the current fiscal year to date. The Borrower will provide to the Lender a true, correct, and complete list of its employees, including therein the location of where the employees’ services are performed and the total amount paid by the Borrower for such employee services.

(iv) As of the date hereof, less than five percent (5%) of the average of the unadjusted bases of the property of the Borrower is attributable to collectibles (as defined in Section 408(m)(2) of the Code, and which includes (1) any work of art; (2) any rug or antique; (3) any metal or gem; (4) any stamp or coin; and (5) any alcoholic beverage) other than collectibles that are held primarily for sale to customers in the ordinary course of business. The Borrower has provided to the Lender a true, correct, and complete listing of any collectibles which the Borrower owns as of the date of this Agreement, if any, including therein the unadjusted basis of such property.

(v) As of the date hereof, less than five percent (5%) of the average of the unadjusted bases of the property of the Borrower is attributable to nonqualified financial property (as defined in Section 1397C(e) of the Code and in Section 1.45D-1(d)(4)(i)(E) of the Regulations, and which includes debt, stock, partnership interests, options, futures contracts, forward contracts, warrants, notional principal contracts, annuities and other similar property). The Borrower has provided to the Lender a true, correct, and complete listing of any non-qualified financial property which the Borrower owns, if any, including therein the unadjusted basis of such property.

(vi) As of the date hereof, no part of the Borrower’s business activities consists of the operation of any: (i) private or commercial golf course, (ii) country club, (iii) massage parlor, hot tub facility, or suntan facility, (iv) race track or other facility used for gambling, or (v) store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(vii) No part of the Borrower’s business activities includes the rental to others of residential rental property (the term “residential rental property” is defined in Section 168(e)(2)(A) of the Code as meaning any building or structure if eighty percent (80%) or more of the gross rental income from such building or structure for the taxable year is rental income from dwelling units).

(viii) The predominant trade or business of the Borrower does not include the development or holding of intangibles for sale or license, as provided under Section 1.45D-1(d)(5)(iii) of the Regulations.

(ix) Farming (within the meaning of Section 2032A(e)(5)(A) or (B) of the Code) is not an activity of the Borrower.

(x) The Borrower has fully and accurately stated in writing to the Lender the nature of the Borrower’s business and of the goods or services provided, the Borrower’s primary sources of revenue, and the Borrower’s primary expenditures. The Borrower has no present plans or intentions to change the nature or manner in which it would conduct its business that would cause it not to be in compliance with the provisions of this Section or Article 6 hereof.

(xi) The Borrower has no information or knowledge that it does not satisfy the current requirements for a QALICB as set forth in Section 1.45D-1(d)(4) of the Regulations.

(xii) The Borrower has not had communications with the CDFI Fund concerning noncompliance with, or deficiencies in, reporting practices.

(xiii) The Borrower is not a bank, credit union or other financial institution.

(xiv) No property maintained by Borrower constitutes a qualified low-income building under Section 42 of the Code.

(xv) There have been no irregularities or illegal acts that would have a material effect on the matter described in this Section, there has been no fraud involving management or employees who have significant roles in the internal control structure of the Borrower; fraud involving other employees that could have a material effect on the matter described in this Section; or communications from the CDFI Fund or other regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices that could have a material effect on the matter described in this Section.

(xvi) Neither the Borrower nor any Affiliate thereof is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency, as such terms are defined in Executive Order 12549, nor is any such action pending or proposed. The Borrower shall, simultaneously with execution and delivery of this Agreement, execute and deliver to the Lender a certification in the form attached hereto as Exhibit B to further evidence this representation and warranty.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Borrower and the Company that:

Section 5.1 Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Lender of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Lender is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Lender. This Agreement has been duly executed by the Lender, and when delivered by the Lender in accordance with terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. Neither the execution and delivery by the Lender of this Agreement nor the performance of any of the duties and obligations of the Lender under this Agreement constitutes a violation of (a) the certificate of formation or the operating agreement of the Lender; (b) any material agreement by which the Lender is bound or to which any of its property or assets is subject, or (c) any applicable law.

Section 5.2 Survival of the Lender’s Representations and Warranties. The foregoing representations and warranties shall survive the execution of the Transaction Documents, as well as any investigation made by any Person relying on the foregoing.

The Borrower and the Company acknowledge and agree that the Lender has not made or is making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section.

ARTICLE 6.

NMTC COVENANTS

Section 6.1 Borrower’s NMTC Covenants. The Borrower hereby covenants and agrees that, in order to maintain the making of the Loan by the Lender as a “qualified low-income community investment” and the status of the Borrower as a “qualified active low-income community business” as such terms are defined in Section 45D of Code, and to enable the Lender to comply with the requirements applicable to it under Section 45D of the Code and related regulations and obligations, the Borrower shall comply with and perform the covenants and obligations under this Section.

(a) At all times during the Credit Investment Period, the Borrower shall comply with the following:

(i) The Borrower shall maintain its status as a qualified active low-income community business.

(ii) At least fifty percent (50%) of the use of the tangible property of the Borrower (whether owned or leased) will be within census tract number 29510113500 which constitutes a low-income community under Section 45D(e) of the Code, as indicated in that certain NMTC Online Geocoder Report dated November 8, 2006 from the CDFI Fund’s website or within other census tracts which constitute low-income communities under Section 45D(e) of the Code. This percentage shall be determined utilizing the following methodology set out in Section 1.45D-1(d)(4)(i)(B) of the Regulations: the ratio of (i) the average value of the tangible property owned or leased by the Borrower and used by the Borrower in a low-income community during the current fiscal year of the Borrower to date, to (ii) the total average value of the tangible property owned or leased by the Borrower and used by the Borrower in the current fiscal year to date. For purposes of the preceding sentence, tangible property owned by the Borrower shall be valued at its cost basis as determined under Section 1012 of the Code, and tangible property leased by the Borrower shall be valued at a reasonable amount established by the Borrower and reasonably acceptable to the Lender. The Borrower has provided to the Lender a true, correct, and complete inventory of its tangible property, including therein the value of such property (determined in the manner described immediately above), the unadjusted cost basis of such property, the location(s) where it is used.

(iii) At least fifty percent (50%) of the services performed for the Borrower performed by its employees will be within census tract number 29510113500 or within other census tracts which constitute low-income communities under Section 45D(e) of the Code. This percentage shall be determined utilizing the following methodology set out in Section 1.45D-1(d)(4)(i)(C) of the Regulations: the ratio of (i) the total amount paid by the Borrower for employee services performed in a low-income community during the current fiscal year of the Borrower to date, to (ii) the total amount paid by the Borrower for employee services performed by the Borrower in the current fiscal year to date. If the Property has no employees, the Borrower is deemed to satisfy this requirement if the Borrower meets the tangible property requirement in Section 6.1(a)(iii) if eighty-five percent (85%) is applied instead of fifty percent (50%). The Borrower has provided to the Lender a true, correct, and complete list of its employees, including therein the location of where the employees’ services are performed and the total amount paid by the Borrower for such employee services.

(iv) Less than five percent (5%) of the average of the unadjusted bases of the property of the Borrower will be attributable to collectibles (as defined in Section 408(m)(2) of the Code, and which includes (1) any work of art; (2) any rug or antique; (3) any metal or gem; (4) any stamp or coin; and (5) any alcoholic beverage) other than collectibles that are held primarily for sale to customers in the ordinary course of business.

(v) Less than five percent (5%) of the average of the unadjusted bases of the property of the Borrower will be attributable to nonqualified financial property (as defined in Section 1397C(e) of the Code and in Section 1.45D-1(d)(4)(i)(E) of the Regulations, and which includes debt, stock, partnership interests, options, futures contracts, forward contracts, warrants, notional principal contracts, annuities and other similar property).

(vi) No part of the business activities of the Borrower will consist of the operation of any: (i) private or commercial golf course, (ii) country club, (iii) massage parlor, hot tub facility, or suntan facility, (iv) race track or other facility used for gambling, or (v) store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(vii) No part of the Borrower’s business activities will include the rental to others of residential rental property (the term “residential rental property” is defined in Section 168(e)(2)(A) of the Code as meaning any building or structure if eighty percent (80%) or more of the gross rental income from such building or structure for the taxable year is rental income from dwelling units).

(viii) The predominant trade or business of the Borrower will not include the development or holding of intangibles for sale or license, as provided under Section 1.45D-1(d)(5)(iii) of the Regulations.

(ix) Farming (within the meaning of Section 2032A(e)(5)(A) or (B) of the Code) will not be an activity of the Borrower.

(x) The Borrower will generate revenues within three (3) years after the date hereof.

(xi) The Borrower shall not discontinue conducting business, shall not materially change the nature of its business, and shall not materially change the manner in which its business activities are conducted, other than changes in the nature of its business or the manner in which it conducts its business that do not cause the making of the Loan by the Lender to cease to constitute a “qualified low-income community investment” as such term is used in Section 45D of the Code (as determined by the Lender in its good faith judgment and based upon the advice of counsel).

(xii) The Borrower will not be a bank, credit union or other financial institution.

(xiii) The Borrower will not maintain a qualified low-income building under Section 42 of the Code.

(xiv) The Borrower will not become a single-member entity treated as disregarded as separate from its owner for federal income tax purposes, nor be liquidated or merged into another entity without the Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(xv) The Borrower and the Company will operate consistently with the Asset Purchase and License Agreement between the Borrower and the Company dated on or around the date hereof, and will not amend such agreement without the Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) At six-month intervals after the end of the first year following the Effective Date and for each year thereafter until the end of the Credit Investment Period (and no later than on the dates that will be established by the Lender by written notice to the Borrower), the Borrower agrees to certify in writing to the Lender that the Borrower remains in compliance with the provisions of Section 6.1(a) above, including in such certification the current percentages or ratios under the above paragraphs that are applicable to the Borrower at such time, and agrees to provide such reports relating to the Borrower’s activities and this Loan as are required by the CDFI Fund, in form and substance suitable for submission to the CDFI Fund. In addition, the Borrower shall maintain records of:

(i) the activities and services performed by employees and the administration of their employment (including the location of where their services are performed and, in instances where such employees also perform services for persons or entities other than the Borrower, the allocation of their time between the Borrower and any such other person or entity) that are sufficient to establish compliance with the requirements of Section 6.1(a) above;

(ii) the average values and locations of the tangible personal property of the Borrower that are sufficient to establish compliance with the requirements of Section 6.1(a)(iii) above;

(iii) the total amount paid to the employees of the Borrower and locations of where their services are performed, which amount is sufficient to establish compliance with the requirements of Section 6.1(a)(iv) above; and

(iv) the unadjusted bases of the property of the Borrower generally and in particular, any collectibles and any nonqualified financial property it may own, that are sufficient to establish compliance with the requirements of Section 6.1(a)(v) and Section 6.1(a)(vi) above.

The Borrower shall make all such records available to the Lender for inspection and copying from time to time (at the Borrower’s expense) as the Lender may request.

ARTICLE 7.

CONDITIONS OF LENDING

The obligation of the Lender to make any Loan hereunder is subject to the following conditions precedent, each of which may be waived in the discretion of the Lender:

Section 7.1 Representations and Warranties. Each of the representations and warranties made by the Borrower pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

Section 7.2 No Default. The Borrower shall have complied with each and every covenant and agreement applicable to it contained in this Agreement and no Event of Default shall have occurred and be continuing on such date or after giving effect to the applicable Loan.

Section 7.3 Other Documentation. The Lender shall have received such other documentation and information as required under the Transaction Documents, including the Second-Lien Security Agreement.

ARTICLE 8.

EVENTS OF DEFAULT

Section 8.1 Event of Default. The following are Events of Default under this Agreement and the Note hereunder:

(a) The Borrower shall fail to pay: (i) any principal of the Loan when due in accordance with the terms hereof or of the Note or (ii) any interest on the Loan, in either case within fifteen (15) Business Days of the date when due in accordance with the terms hereof or of the Note;

(b) The Borrower shall default in the observance or performance of any other covenant or agreement (other than under Article 6) contained in this Agreement and such default continues for fifteen (15) Business Days after the date that the Lender has given written notice to the Borrower specifying such default and requiring that it be remedied;

(c) The Borrower shall default in the observance or performance of any covenant or agreement set forth under Article 6 and such default continues unremedied after the applicable cure period set forth in Section 1.45D-1(e)(6) of the Regulations;

(d)(i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors, or (C) cease doing business in the ordinary course; or (ii) there shall be commenced against the Borrower any case, proceeding or other action or a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) Business Days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within fifty (50) Business Days from the entry thereof; or (iv) the Borrower shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set fort in clause (i), (ii), or (iii) above; or (v) the Borrower shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due;

(e) Any representation or warranty made by the Borrower under this Agreement shall be false or incorrect in any material respect on the date such representation or warranty was made and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Lender; or

(f) This Agreement or the Note shall, for any reason, fail or cease to be enforceable in any material respect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (d) above, with respect to the Borrower, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement or the Note shall immediately become due and payable, (B) if such event is any other Event of Default, the Lender may, by written notice to the Borrower, declare the Loan hereunder (with accrued but unpaid interest thereon) and all other amounts owing under this Agreement or the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, (C) the Lender may exercise all rights and remedies available to it in equity, at law, or pursuant to the provisions of this Agreement or otherwise, (D) the Lender may terminate its commitment, if any, to make any future Loans to the Borrower (and such commitment, if any, automatically shall terminate if such event is an Event of Default specified in clause (i) or (ii) of subsection (d) above with respect to the Borrower).

Section 8.2 Remedies Not Exclusive. The remedies conferred upon or reserved to the Lender are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender under applicable law.

ARTICLE 9.

MISCELLANEOUS

Section 9.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Lender and Borrower shall pay for Lender’s out-of-pocket costs and administrative and operating expenses as provided in Section 6.01 of the Amended and Restated Operating Agreement of the Lender as in effect on the date the Loan is funded, and, to the extent the Company shall not pay the costs and expenses of the Lender pursuant to the Reimbursement Agreement, the Borrower shall pay, or promptly reimburse the Lender, for any reasonable out-of-pocket costs and expenses incurred by the Lender in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” of the obligations under this Agreement.

Section 9.2 NMTC Compliance. The Borrower will supply all data, reports or statements reasonably required by the Lender for purposes of satisfying the reporting requirements imposed upon the Lender by the CDFI Fund; monitoring compliance with Section 45D of the Code; and measuring the community benefit of the Borrower’s activities. In connection therewith, the Borrower shall maintain records of:

(i) maintain records of, if applicable, the activities and services performed by employees and the administration of their employment (including where their services are performed and, in instances where such employees also perform services for persons or entities other than Borrower, the allocation of their time between Borrower and any such other person or entity) that are sufficient to establish compliance with the requirements of this Section;

(ii) maintain records of the average values and locations of its tangible personal property that are sufficient to establish compliance with the requirements of this Section;

(iii) maintain records of the unadjusted bases of its property generally and in particular, any collectibles and any nonqualified financial property it may own, that are sufficient to establish compliance with the requirements of this Section; and

(iv) promptly supply the Lender with any reports, records, statements, documents or other information reasonably requested by the Lender in connection with responding to any request by the CDFI Fund or as may be required to comply with the New Markets Tax Credit requirements.

(b) The Borrower shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other person; shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person; shall not become an entity disregarded as separate from any other entity for federal income tax purposes; and shall file its own tax returns as required under federal and state law.

(c) The Borrower shall not by its action or inaction cause an event of recapture (as defined in Section 45D(g) of the Code and Treasury Regulation Section 1.45D-1(e) of the Regulations).

Section 9.3 Indemnification. The Borrower hereby agrees to indemnify the Lender, each of its Affiliates and USB (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or the Note, (ii) the performance by the parties to this Agreement and the Note of their respective obligations thereunder, (iii) a breach of the obligations of the Borrower under Section 9.2 above, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The Borrower’s indemnification obligations shall not extend to any indirect or consequential damages relating to this Agreement or the Note or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).

Section 9.4 Usury Limitations. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Agreement or the Note, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under the Note shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of the Lender, be refunded to the Borrower or credited on the principal amount of the Note then outstanding.

Section 9.5 Entire Agreement. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits.

Section 9.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Borrower:	AutovaxID, Inc.
Attn.: James Carroll
1701 Macklind Avenue
St. Louis, Missouri 63110
Telephone: (813) 264-2554
Facsimile: (813) 258-6912

With a copy to:	Nixon Peabody LLP
Attn.: Herbert F. Stevens
Suite 900
401 9th Street, NW
Washington, DC 20004
Telephone: (202) 585-8811
Facsimile: (202) 585-8080

If to the Lender:	To the address set forth under the Lender’s name on the Lender’s counterpart signature page hereto;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 9.7 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and the Lender. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 9.8 Termination. This Agreement may be terminated prior to Closing by written agreement of the Lender and the Borrower. Upon a termination in accordance with this Section 9.8, the Borrower and the Lender shall have no further obligation or liability (including as arising from such termination) to the other.

Section 9.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Either party, or the Company, as applicable, may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

Section 9.11 No Third-party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.12 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Section 9.13 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Effective Date and the Closing.

Section 9.14 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 9.15 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 9.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Borrower will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence.

[BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this QLICI Loan Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AutovaxID, Inc.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO

[COUNTERPART SIGNATURE PAGES FOLLOW]

Lender’s Counterpart Signature Page to QLICI Loan Agreement

The undersigned hereby agrees to become a party as the Lender to the QLICI Loan Agreement between AutovaxID, Inc. (the “Borrower”) and the Lender (the “Loan Agreement”), agreeing to make the Loan (as such term is defined in the Loan Agreement) set forth below. The undersigned hereby authorizes the Borrower Company to attach this Counterpart Signature Page to the Loan Agreement.

St. Louis New Markets Tax Credit Fund-II, LLC

By: St. Louis Development Corp.,
Its Managing Member

Date: December 8, 2006	By:	/s/ Rodney Crim
	Name:	Rodney Crim
	Title:	Executive Director

	Loan Amount:	$7,700,000.00

Tax ID No.:

ADDRESS FOR NOTICE

St. Louis New Markets Tax Credit Fund-II, LLC

1015 Locust Street, Suite 1200

St. Louis, MO 63101

Attention: Rodney Crim

Phone: (314) 622-3400

Facsimile: (314) 259-3442

With a copy to:

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Mo 63102-2750

Attention: Mary Gassmann Reichert, Esquire

Phone: (314) 259-2188

Facsimile: (314) 259-2020

EXHIBIT A

NOTE

[attached]

EXHIBIT B

CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY

AND

VOLUNTARY EXCLUSION – LOWER TIER COVERED TRANSACTIONS

Instructions for Certification

1. By signing and submitting this proposal, the prospective lower tier participant is providing the certification set out below.

2. The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the prospective lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the federal government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

3. The prospective lower tier participant shall provide immediate written notice to the person to whom this proposal is submitted if at any time the prospective lower tier participant learns that its certification was erroneous when submitted or had become erroneous by reason of changed circumstances.

4. The terms covered transaction, debarred, suspended, ineligible, lower tier covered transaction, participant, person, primary covered transaction, principal, proposal, and voluntarily excluded, as used in this clause, have the meaning set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

5. The prospective lower tier participant agrees by submitting this proposal that, should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under 48 C.F.R. part 9, subpart 9.4, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

6. The prospective lower tier participant further agrees by submitting this proposal that it will include this clause titled “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion – Lower Tier Covered Transaction,” without modification, in all lower tier covered transactions and in all solicitations for lower tier covered transactions.

7. A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not proposed for debarment under 48 C.F.R. part 9, subpart 9.4, debarred, suspended, ineligible, or voluntarily excluded from covered transactions, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the List of Parties Excluded from Federal Procurement and Nonprocurement Programs.

8. Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

9. Except for transactions authorized under paragraph 5 of these instructions, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is proposed for debarment under 48 C.F.R. part 9, subpart 9.4, suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

Certification Regarding Debarment, Suspension, Ineligibility and

Voluntary Exclusion – Lower Tier Covered Transactions

1. The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

2. Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

Date: December 8, 2006

AutovaxID, Inc., a Florida corporation

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

EXHIBIT C

REIMBURSEMENT AGREEMENT

[attached]

EXHIBIT 10.8

EXECUTION VERSION

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 8th day of December 2006, by and among Laurus Master Fund, Ltd., a Cayman Islands company (the “Senior Lender”), St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company (the “Subordinated Lender”), US Bancorp Community Investment Corporation, a Delaware corporation (“USB”), AutovaxID, Inc., a Florida corporation (the “Company”), and Biovest International, Inc., a Delaware corporation (“Biovest,” and together with the Senior Lender, the Subordinated Lender, USB and the Company, collectively, the “Parties”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in that certain Consent referred to below.

BACKGROUND

WHEREAS, pursuant to that certain Consent entered into by and among the Senior Lender, the Company, Biovest and Biolender, LLC, a Delaware limited liability company (“Biolender”) and others (as amended, modified or supplemented from time to time, the “Consent”), it is a condition to the Senior Lender consenting to (i) that certain QLICI Loan Agreement, to be dated on or around December 8, 2006 among the Subordinated Lender and the Company (the “Junior Loan Agreement”), that certain Subordinated Promissory Note to be issued by the Company to the Subordinated Lender on or about December 8, 2006 evidencing the obligations arising from the Junior Loan Agreement (the “Junior Note”) and that certain Second-Lien Security Agreement between the Company and the Junior Lender (the “Junior Security Agreement,” and together with the Junior Loan Agreement, collectively, the “Junior Loan Documents”), (ii) that certain guaranty, to be dated on or about December 8, 2006 issued by Biovest and certain individual guarantors to the Subordinated Lender and USB (the “Guaranty”), and (iii) that certain Tax Credit Indemnity and Reimbursement Agreement, to be dated on or about December 8, 2006 between USB and the Company (the “Tax Credit Indemnity”), that the Senior Lender, USB and the Subordinated Lender enter into this Agreement.

WHEREAS, pursuant to the Junior Loan Documents, the Subordinated Lender has agreed to make available to the Company a subordinated loan on the terms set forth therein; and

WHEREAS, it has been agreed that the facilities evidenced by the Laurus Funding Documents and the Junior Loan Documents should rank in accordance with the priorities established by this Agreement.

NOW, THEREFORE, the Parties agree as follows:

TERMS

1. All obligations of Biovest, the Company or any of their respective Subsidiaries (as defined below) to the Senior Lender under the Biovest Funding Documents are referred to as

“Senior Liabilities.” The obligations of the Company under the Junior Loan Documents and the Tax Credit Indemnity are referred to as the “Junior Company Liabilities.” The obligations of Biovest under the Junior Loan Documents and the obligations of Biovest to USB and the Subordinated Lender under the Guaranty are referred to, collectively, as the “Junior Biovest Liabilities,” and together with the Junior Company Liabilities, collectively, the “Junior Liabilities.”

“Subsidiary” means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

2. The payment of the Junior Company Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of the Senior Liabilities. Furthermore, no payments or other distributions in respect of the Junior Company Liabilities shall be made (whether at stated maturity, by acceleration or otherwise) nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Company Liabilities prior to the termination of this Agreement or the repayment in full of Biovest’s obligations under the Biovest Funding Documents, unless otherwise agreed to in writing by the Senior Lender. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make regularly scheduled payments of interest, principal (including any call by the Subordinated Lender of the principal amount due under the Junior Loan Documents) and reasonable expenses, as the case may be, to the Subordinated Lender with respect to the Junior Company Liabilities, so long as (i) no Event of Default (as defined in the Secured Promissory Note, dated as of March 31, 2006 and issued by Biovest to the Senior Lender, as amended, supplemented or modified from time to time (the “Note”)) has occurred and is continuing at the time of any such payment or after giving effect thereto, (ii) the amount of such regularly scheduled interest payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof and (iii) any such principal payment (or payment due to a call on principal) shall not occur on any date prior to seven years after the date hereof.

Except as expressly provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Biovest Liabilities shall be unsecured, postponed and subordinated in right of payment and priority to the payment in full of the Senior Liabilities.

4. The Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of Biovest, the Company and/or any of their respective Subsidiaries, to the security interests granted by Biovest, the Company and/or any of their respective Subsidiaries to the Senior Lender in respect of the Senior Liabilities. USB hereby agrees and acknowledges that it has not been granted, nor will it receive a grant of, a security interest in any assets of Biovest, the Company and/or any of their respective Subsidiaries.

5. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Biovest, the Company and/or any of their respective Subsidiaries or to their creditors, as such, or to their property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before the Subordinated Lender and/or USB shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liabilities.

6. Each of the Subordinated Lender and USB will mark its books and records so as to clearly indicate that the Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each of the Subordinated Lender and USB will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

7. Each of the Subordinated Lender and USB hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

8. Neither the Subordinated Lender nor USB each will not during the term of this Agreement without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability other than with respect to payments otherwise permitted herein; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Biovest, the Company and/or any of their respective Subsidiaries.

9. The Senior Lender may, from time to time, at its sole discretion and without notice to the Subordinated Lender or USB, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period to the extent not longer than the six year anniversary of the date hereof), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

10. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to the Subordinated Lender or USB, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

11. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Subordinated Lender and/or USB, or any noncompliance of the Subordinated Lender and/or USB with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of the Subordinated Lender and/or USB under this Agreement.

12. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of the Subordinated Lender, USB or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender and/or USB under this Agreement.

13. This Agreement and all rights and obligations of the Parties hereunder shall terminate upon the indefeasible repayment in full of the Company’s obligations under the Laurus Funding Documents.

14. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against Biovest, the Company and/or any of their respective Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to Biovest, the Company and/or any such Subsidiary shall be deemed to apply to Biovest, the Company and such Subsidiary as debtor-in-possession and to a trustee for Biovest, the Company and/or such Subsidiary. If

Biovest, the Company or any of their respective Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lender shall desire to permit the use of cash collateral or to provide post-Petition financing from the Senior Lender to Biovest, the Company or any such Subsidiary under the Code, each of the Subordinated Lender and USB agree as follows: (1) adequate notice to the Subordinated Lender and/or USB shall be deemed to have been provided for such consent or post-Petition financing if the Subordinated Lender or USB (as applicable) receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lender) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by any Subordinated Lender and/or USB to any such use of cash collateral or such post-Petition financing from the Senior Lender.

15. This Agreement shall be binding upon the Parties and upon the heirs, legal representatives, successors and assigns of the Parties.

16. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature page follows]

EXECUTION VERSION

IN WITNESS WHEREOF, this Agreement has been made and delivered as of the date above first written.

ST. LOUIS NEW MARKETS TAX CREDIT FUND-II, LLC

By:	St. Louis Development Corporation,
its managing member

	By:	/s/ Rodney Crim
	Name:	Rodney Crim
	Title:	Executive Director

US BANCORP COMMUNITY INVESTMENT CORPORATION

By:	/s/ Matthew Philpott
Name:	Matthew Philpott
Title:	Business Development Associate

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

Acknowledged and Agreed to by:

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

EXHIBIT 10.9

EXECUTION COPY

AUTOVAXID, INC. SECOND-LIEN SECURITY AGREEMENT

To:	St. Louis New Markets Tax Credit Fund-II, LLC
c/o St. Louis Development Corporation 1015 Locust Street
Suite 1200
St. Louis, Missouri 63101
Attention: Rodney Crim
Date: December 8, 2006

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), AUTOVAXID, INC., a Florida corporation (the “Company”) hereby assigns and grants to St. Louis New Markets Tax Credit Fund-II, LLC (the “CDE”) a subordinated continuing security interest in all of the following property now owned or at any time hereafter acquired by the Company, or in which the Company now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims, general intangibles (including, without limitation, payment intangibles and an absolute right to license or sublicense on terms no less favorable than those current in effect among the Company’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. All items of Collateral that are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the CDE’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

2. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by the Company to the CDE arising under, out of, or in connection with that certain QLICI Loan Agreement dated of even date herewith between the CDE and the Company (the “QLICI Loan Agreement”) and the promissory note from the Company to the CDE thereunder (the “Note”), and in connection with any notes, documents, instruments or agreements relating to or executed in connection with the QLICI Loan Agreement or any documents, instruments or agreements referred to therein or otherwise, including, without limitation, obligations and liabilities of the Company for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.

3. The liens and security interests created herein are second priority liens, and are the only liens and security interests to which the Collateral is subject other than any prior lien, security interest or right of set-off (the “First Lien”) from AutovaxID to Laurus Master Fund, Ltd. (“Laurus”) pursuant to that certain Master Security Agreement, dated March 31, 2006, among Laurus, Biovest International, Inc. and certain subsidiaries thereof (including, without limitation, the Company) (the “First-Lien Security Agreement”) in order to secure the obligations from Biovest International, Inc. and its subsidiaries to Laurus (the “First-Lien Obligations”). Notwithstanding anything herein to the contrary (and regardless of whether any provisions hereof are not specifically made subject to the First-Lien Security Agreement or the Subordination Agreement (as defined below)), all terms and conditions of this Agreement shall be subject to the terms of that certain Subordination Agreement, dated as of the date hereof, by and among Laurus, the CDE, US Bancorp Community Investment Corporation, the Company and Biovest International, Inc. (the “Subordination Agreement”) Without limiting the foregoing, all rights, remedies, privileges and benefits of the CDE hereunder shall be subject to the prior right of Laurus under the Documents (as such term is defined in the First-Lien Security Agreement), including without limitation the right of Laurus to control and possess the Collateral and to retake, hold, prepare for sale and sell the Collateral.

4. The Company hereby represents, warrants and covenants to the CDE that:

(a) it is a corporation validly existing, in good standing and formed under the laws of the State of Florida;

(b) its legal name is as set forth herein in its Articles of Incorporation or other organizational documents as amended through the date hereof, and it will provide the CDE with thirty (30) days’ prior written notice of any change in its legal name;

(c) it will provide the CDE thirty (30) days’ prior written notice of any change in its employer identification number;

(d) it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein, subject to the prior written consent of Laurus, and will defend the Collateral against all claims and demands of all persons and entities, other than the First Lien;

(e) it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except (i) the First Lien, (ii) Encumbrances securing the Obligations and (iii) Encumbrances securing indebtedness of the Company not to exceed $50,000 in the aggregate;

(f) it will, at its cost and expense, keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its business;

(g) it will not, without the CDE’s prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, and only to the extent that:

(i) the proceeds of each such disposition are used to acquire replacement Collateral which is subject to the security interest herein, or are used to repay the First-Lien Obligations, to repay the Obligations or to pay general corporate expenses; or

(ii) subject to the obligations of the Company under the First Lien Security Agreement, following the occurrence of an Event of Default which continues to exist, the proceeds of which are remitted to the CDE to be held as cash collateral for the Obligations;

(h) it will insure or cause the Collateral to be insured in the CDE’s name (as an additional insured and loss payee, subject to Laurus’ right to insurance proceeds under the First-Lien Security Agreement) against loss or damage by fire, theft, burglary and such other hazards as the CDE shall specify in amounts acceptable to the CDE and all premiums thereon shall be paid by the Company. If the Company fails to do so, the CDE may procure such insurance and the cost thereof shall be promptly reimbursed by the Company, and shall constitute Obligations;

(i) it will at all reasonable times allow the CDE or the CDE’s representatives free access to and the right of inspection of the Collateral; and

(j) it hereby indemnifies and saves the CDE harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that the CDE may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Second-Lien Security Agreement or in the prosecution or defense of any action or proceeding either against the CDE concerning any matter growing out of or in connection with this Second-Lien Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by the CDE’s own default under the QLICI Loan Agreement, the Note or hereunder, negligence, bad faith or willful misconduct.

5. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Second-Lien Security Agreement:

(a) any covenant or any other term or condition of this Second-Lien Security Agreement is breached in any manner that would have a material adverse effect on the aggregate business operations of the Company or on the security interest granted hereunder, and such breach, to the extent subject to cure, shall continue without remedy for a period of thirty (30) days after the occurrence thereof;

(b) any representation or warranty, or statement made or furnished to the CDE under this Second-Lien Security Agreement by the Company or on the Company’s behalf should prove at any time to be false or misleading on the date as of which made or deemed made in any manner that would have a material adverse effect on the aggregate business operations of the Company or on the security interest granted hereunder;

(c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

(i) such loss is covered by insurance proceeds which are used to replace the item, repay Laurus or repay the CDE; or

(ii) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

(d) an Event of Default shall have occurred under and as defined in the QLICI Loan Agreement and the Note.

6. Upon the occurrence of any Event of Default and at any time thereafter, the CDE may declare all Obligations immediately due and payable and the CDE shall have the remedies of a secured party provided in the UCC as in effect in the State of New York, this Agreement and other applicable law, subject to the First Lien. Upon the occurrence of any Event of Default and at any time thereafter, the CDE will have the right to take possession of the Collateral and to maintain such possession the Company’s premises or to remove the Collateral or any part thereof to such other premises as the CDE may desire, so long as the First-Lien Obligations have been satisfied. Upon the CDE’s request, but subject to the Laurus’ rights under the First-Lien Security Agreement, the Company shall assemble or cause the Collateral to be assembled and make it available to the CDE at a place designated by the CDE. Subject to the First Lien, any proceeds of any disposition of any of the Collateral shall be applied by the CDE to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by the CDE toward the payment of the Obligations in such order of application as the CDE may elect, and the Company shall be liable for any deficiency. The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder, under the QLICI Loan Agreement or under any other document which has been publicly filed with the SEC shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

7. The Company appoints the CDE or any other person or entity whom the CDE may designate as the Company’s attorney, with power to execute such documents on the Company’s behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor’s behalf; to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); to sign the Company’s name on public records; and to do all other things the CDE deem necessary to carry out this Second-Lien Security Agreement. The Company hereby ratifies and approves all acts of the attorney and neither the CDE nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than negligence, bad faith or willful misconduct. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

8. No delay or failure on the CDE’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by the CDE and then only to the extent therein set forth, and no waiver by the CDE of any default shall operate as a waiver of any other default or of the same default on a future occasion. Subject to the First Lien, the CDE shall have the right to enforce any one or more of the remedies available to the CDE, successively, alternately or concurrently. The Company agrees to join with the CDE in executing documents or other instruments to the extent required by the UCC in form satisfactory to the CDE, and in executing such other documents or instruments as may be required or deemed necessary by the CDE for purposes of affecting or continuing the CDE’s security interest in the Collateral.

9. The Company shall pay all of the CDE’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any the QLICI Loan Agreement, the Note or this Second-Lien Security Agreement. The Company shall also pay all of the CDE’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with this Second-Lien Security Agreement, (b) the enforcement or defense of the CDE’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to protect, collect, sell, liquidate or otherwise dispose of any Collateral, and (d) any consultations in connection with any of the foregoing. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Company to the CDE shall be payable on demand and shall be secured by the Collateral.

10. THIS SECOND-LIEN SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to the CDE hereunder shall inure to the benefit of the CDE’s successors and assigns.

11. The Company hereby consents and agrees that the state of federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the Company, on the one hand, and the CDE, on the other hand, pertaining to this Second-Lien Security Agreement or to any matter arising out of or related to this Second-Lien Security Agreement, provided, that the CDE and the Company each acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Second-Lien Security Agreement shall be deemed or operate to preclude the CDE from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the CDE. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.

12. The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suite, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the CDE an the Company in connection with this Second-Lien Security Agreement or the transactions related hereto.

13. All notices from the CDE to the Company shall be sufficiently given if provided to the Company in the manner set forth in the QLICI Loan Agreement.

Very truly yours,

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

ACKNOWLEDGED:

ST. LOUIS NEW MARKETS TAX CREDIT FUND-II, LLC

By:	St. Louis Development Corporation, its Managing Member

By:	/s/ Rodney Crim
Name:	Rodney Crim
Title:	Executive Director

EXHIBIT 10.10

TAX CREDIT REIMBURSEMENT AND INDEMNITY AGREEMENT

THIS TAX CREDIT REIMBURSEMENT AND INDEMNITY AGREEMENT (this “Agreement”), dated as of December 8, 2006, is by and among AUTOVAXID, INC., a Florida corporation, (“Borrower” or “Indemnitor”), having an address at 377 Plantation Street, Worcester, Massachusetts 01605, for the benefit of U.S. BANCORP COMMUNITY INVESTMENT CORPORATION, a Delaware corporation (the “Investor”), whose address is 1307 Washington Ave., Suite 300, St. Louis, Missouri 63103, or at such other address as it shall designate.

RECITALS

St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company (the “CDE”), has received a sub-allocation of New Markets Tax Credits (the “Tax Credits”) under Section 45D of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the “Code”).

AutovaxID Investment LLC, a Missouri limited liability company (the “Fund”) has contributed equity to the CDE (the “QEI Contribution”), which equity is expected to constitute a “qualified equity investment” (“QEI”) under the New Markets Tax Credit program authorized by Section 45D of the Code (the “NMTC Program”) and administered by the Community Development Financial Institutions Fund of the United States Treasury Department (together with any successor agency, the “CDFI Fund”).

The QEI Contribution is being funded in part with the proceeds of equity contributed to the Fund by the Investor. The proceeds of the QEI Contribution will be used by the CDE to fund a loan to Borrower in the aggregate amount of $7,700,000 (the “CDE Loan”), which is expected to constitute a “qualified low-income community investment” (“QLICI”) under the NMTC Program.

The documents evidencing or securing the CDE Loan are hereinafter collectively referred to as the “Investment Documents”.

The Tax Credits claimable by the Investor in connection with the QEI Contribution have allowed the Fund to provide the QEI Contribution to the CDE on more favorable terms, which in turn has allowed the CDE to provide the CDE Loan to Borrower on more favorable terms and, as a result, Borrower believes that it shall substantially benefit, directly or indirectly, from the making of the QEI Contribution.

The Borrower is primarily engaged in the business of manufacturing an automated cell culture instrument currently in clinical trial, within United States population census tract number 29510113500 which constitutes a Low-Income Community under the NMTC Program (the “Project Area”); and

The proceeds of the CDE Loan will be used to finance certain activities of Borrower associated with the foregoing activities.

As a condition of making the QEI Contribution, the Investor has required the Indemnitor to indemnify it as herein set forth and is making the QEI Contribution in reliance on the Indemnitor’s agreement to do so.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor hereby agree for the benefit of the Investor as follows:

DEFINITIONS

“Final Determination” means the first to occur of: (i) the filing of a federal information return reporting a Recapture Event by the CDE, the Fund, or the Investor; (ii) a decision, judgment or decree or other order issued by any court of competent jurisdiction confirming the assertion by the IRS that a Recapture Event has occurred, which decision, judgment, decree or other order has become final (i.e., all allowable appeals have been exhausted); or (iii) any binding settlement in writing is made between the CDE, the Fund or the Investor and the IRS.

“Financial Forecast” shall mean the projections prepared by the Fund’s accountants and attached as Exhibit A, of anticipated federal income tax income, gain, losses, deductions and credits, as well ad Net Cash Flow and Liquidation, Sale of Refinancing Proceeds (as each term is defined in the Fund Operating Agreement) that, as of the date hereof, are expected to be realized by Investor pursuant to the QEI Contribution and the CDE Loan.

“Fund Operating Agreement” shall mean the Amended and Restated Operating Agreement, dated as of December 8, 2006, of the Fund, as the same may be amended.

“IRS” means the United States Internal Revenue Service.

“Minimum Return Shortfall” shall mean, as of any date, the amount necessary to be paid to the Investor for the Investor to achieve the after tax internal rate of return anticipated by the Investor in connection with the QEI Contribution, as reflected in the Financial Forecast, taking into account: (i) the Investor’s capital contributions to the Fund, (ii) all distributions to the Investor by the Fund and payments to the Investor pursuant to this Agreement, (iii) all amounts paid or to be paid by the Investor to the IRS, and reasonable expenses incurred by the Investor, in connection with, or in defending against, a Recapture Event, (iv) all items of income, gain, loss and deduction and credit allocated to the Investor under the Fund Agreement or incurred by the Investor by reason of payments, expenses or distributions covered by clauses (ii) or (iii) above or in connection with the exercise of any put or call option or the loss, transfer or abandonment or the Investor’s interest in the Fund or the CDE, and presuming for this purpose the full ability of the Investor to utilize the tax credits and tax losses and a presumed 38% federal tax rate for the Investor. The determination of the Minimum Return Shortfall shall be made using the methodology used in the Financial Forecasts, to the extent not inconsistent with this definition.

1. Covenants, Representations and Warranties.

Borrower represents and warrants to and covenants and agrees with the Investor as follows:

(a) each representation and warranty made by it in any of the Investment Documents to which it is a party is true and correct in all material respects and the Investor may rely thereon;

(b) it shall not take any action or omit to take any action that would cause the Borrower to cease to qualify as a “qualified active low-income community business” (“QALICB”) as such term is defined in Section 45D of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and guidance thereunder;

(c) the execution, delivery and performance by it of this Agreement does not and will not contravene or conflict with any law, order, rule, regulation, writ, injunction or decree now in effect of any government, governmental instrumentality or court or tribunal having jurisdiction over it, or any contractual restriction binding on or affecting it;

(d) there are no facts or circumstances of any kind or nature whatsoever of which it is aware that could in any way impair or prevent it from performing its obligations under this Agreement;

(e) any and all financial information with respect to it that it has given to the Investor in connection with the transactions contemplated by this Agreement fairly and accurately present its financial condition and results of operations as of the respective dates thereof and for the respective dates indicated therein, and, since the respective dates thereof, there has been no material adverse change in the financial condition or results of its operations;

(f) with the assistance of counsel of its choice, it has read and reviewed this Agreement and such other documents as it and its counsel deemed necessary or desirable to read;

(g) it is a corporation, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation (and all other jurisdictions where its failure to be so qualified would have a material adverse effect on its financial condition or results of operations) and has the full power and authority to enter into and perform its obligations under this Agreement; and

(h) this Agreement has been duly authorized, executed and delivered on behalf of Borrower and is fully enforceable against it in accordance with its terms, except to the extent enforceability is limited by bankruptcy and other similar laws affecting creditors rights generally.

2. Reimbursement and Indemnity Obligation.

(a) The Indemnitor shall pay the Recapture Amount (as defined in Section 2(c)) upon a Recapture Event; provided, that such payment shall be subordinated to the Borrower’s obligations to Laurus Master Fund, Ltd., a Cayman Islands company (the “Senior

Lender”), as described in and on the terms set forth in that certain Subordination Agreement, dated as of or about the date hereof, by and among Senior Lender, the CDE, the Investor, the Borrower and Biovest International, Inc.

(b) A “Recapture Event” shall occur upon: (i) a Final Determination evidencing a recapture, disallowance or other loss of the Tax Credits attributable to the QEI Contribution, if such recapture, disallowance or other loss is due to the failure of the CDE Loan to constitute a QLICI, either on the date hereof or subsequently, or (ii) a payment of principal under the CDE Loan (for which purpose it will be assumed that the full amount of such payment will be distributed by the CDE to its members and no reinvestment of such amounts will be made, and neither the failure to reinvest nor any actual reinvestment shall be a defense to, or otherwise reduce, the payment hereunder, unless a reinvestment qualifying as a QLICI is presented by the Borrower and approved by the Investor pursuant to the terms of the Investment Documents.

(c) The Recapture Amount shall equal the sum of (i) the Minimum Return Shortfall as of the date of the Final Determination and (ii) reasonable out of pocket costs and expenses incurred by Investor in defending or processing any claim or audit covered by this Agreement.

(d) All computations required under this Section 2 shall be made by the Investor, and the results of such computations, together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the Indemnitor in writing.

(e) Investor covenants and agrees that it will promptly give written notice to the Indemnitor of the occurrence of any audit by the IRS of the Investor or any owner, directly or indirectly of any interest therein, if the adverse resolution of such audit (or portion thereof) would result in liability for the Indemnitor under this Agreement (such audits or relevant portions thereof being hereinafter referred to as an “NMTC Audit”). Upon request by the Indemnitor, the Investor shall permit the Indemnitor to file written materials (provided the same shall have been approved by the Investor) with the IRS in connection with any NMTC Audit or any tax administrative or judicial appeals process relating to any NMTC Audit. The Investor shall consult in good faith with the Indemnitor regarding the nature and content of all actions to be taken and defenses to be raised in response to any NMTC Audit. In addition, Investor shall not agree to any proposed Determination (a “Proposed Determination”) in connection with any NMTC Audit until it shall have obtained the consent of the Indemnitor regarding such action; provided, however, that the Indemnitor agrees to, and continues to, fund as incurred the out of pocket costs incurred in any continuing contest or audit with respect to the matter of the Proposed Determination.

(f) Notwithstanding anything herein to the contrary, the Indemnitor shall not have any liability hereunder with respect to any Recapture Amount to the extent such Recapture Amount is attributable to (i) changes in the Code or Treasury Regulations which cause the Investor to receive less than the amount of Tax Credits it would have otherwise been eligible to receive (except to the extent that the adverse effects thereof could reasonably have been mitigated by Borrower), or (ii) the failure of the CDE to remain certified as a Community Development Entity (except to the extent that such failure is a result of the Indemnitor’s actions or inaction).

(g) The Indemnitor shall pay the Investor interest on all amounts due hereunder at an annual rate equal to the lesser of (a) 10 percent (10%), or (b) the highest rate permitted by law from the time of a Recapture Event until such time as the Investor has been compensated in full for such losses.

3. Attorneys’ Fees and Expenses. The Indemnitor shall severally reimburse the Investor for all reasonable attorneys’ fees and expenses which the Investor pays or incurs in connection with enforcing this Agreement, whether or not suit is filed.

4. No Fiduciary Duty. The Indemnitor acknowledges that the Fund is a member of the CDE. Notwithstanding such affiliation, Indemnitor agrees as follows: (a) no partnership or joint venture relationship exists between the Fund and the Indemnitor; (b) the Fund owes no fiduciary or other duty to the Indemnitor, except for any obligations of the Fund set forth in this Agreement, and (c) the exercise by the Investor, directly or through the Fund, of any of its rights or remedies under the Operating Agreement of the CDE (the “Operating Agreement”) shall not serve to reduce or discharge the liability of any Indemnitor hereunder, except to the extent of any recovery actually realized by the Investor in cash; provided, however that the Investor shall have no obligation to exercise any of its rights or remedies under the Operating Agreement. The Indemnitor waives and releases any claim each may now or hereafter have against the Investor based on any theory or cause of action that conflicts with the agreements of the parties set forth in this Section 4.

5. Waiver and Estoppel. The Indemnitor knowingly waives and agrees that it will be estopped from asserting any argument to the contrary as follows: (a) any and all notice of acceptance of this Agreement or of the creation, renewal or accrual of any of the obligations or liabilities hereunder indemnified against, either now or in the future; (b) protest, presentment, demand for payment, notice of default or nonpayment, notice of protest or default; (c) any and all notices or formalities to which it may otherwise be entitled, including, without limitation, notice of the granting of any indulgences or extensions of time of payment of any of the liabilities and obligations hereunder and hereby indemnified against; (d) any promptness in making any claim or demand hereunder; (e) the defense of the statute of limitations in any action hereunder or in any action for the collection of amounts payable hereunder (provided, however, that it shall be a defense hereunder that the IRS is prohibited by the running of applicable statutes of limitations and otherwise from assessing additional tax liability against the Investor or any of its members for every year in which Tax Credits attributable to the QEI Contribution shall have been claimed); (f) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (g) any defense based upon an election of remedies which destroys or otherwise impairs any or all of the subrogation rights of the Investor or the right of the Investor to proceed against any other person for reimbursement, or both; (h) any duty or obligation of the Investor to perfect, protect, retain or enforce any security for the payment of amounts payable by the Indemnitor hereunder or to proceed against any one or more persons as a condition to proceeding against the Indemnitor; and (i) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement. No delay or failure on the part of the Investor in the exercise of any right or remedy against the CDE or any other party against whom the Investor may have any rights shall operate as a waiver of any agreement or obligation contained herein, and no single or partial exercise by the Investor of any rights or remedies hereunder shall preclude other or further exercise thereof or other exercise of any other right or remedy. No provision of this Agreement or right of the Investor hereunder can be waived, nor can the Indemnitor be released from such party’s obligations hereunder, except by a writing duly executed by the Investor. This Agreement may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever, except by the express terms of a writing duly executed by the Investor.

6. Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served upon delivery of same in person to the addressee or by depositing same with a nationally recognized overnight courier service for next business day delivery or by depositing same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as provided for above; provided further that copies of all such notices shall be provided to the CDE as follows:

CDE:	St. Louis New Markets Tax Credit Fund-II, LLC
1015 Locust Street, Suite 1200
St. Louis, MO 63101
Attention: Rodney Crim
Phone: (314) 622-3400
Facsimile: (314) 259-3442

With a copy to:	Bryan Cave LLP
One Metropolitan Square
211 North Broadway, suite 3600
St. Louis, Mo 63102-2750
Attention: Mary Gassmann Reichert, Esquire
Phone: (314) 259-2188
Facsimile: (314) 259-2020

All notices, demands and requests shall be effective upon personal delivery or upon being deposited with a nationally recognized courier service or in the United States mail as required above. However, with respect to notices, demands or requests so deposited with Federal Express or in the United States mail, the time period in which a response to any such notice, demand or request must be given shall commence to run from the next business day following any such deposit with a nationally recognized courier service or, in the case of a deposit in the United States mail as provided above, the date on the return receipt of the notice, demand or request reflecting the date of delivery or rejection of the same by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

7. Liability. The amount of Indemnitor’s liability and all rights, powers and remedies of the Investor hereunder shall be cumulative and not alternative, and such rights, powers, and remedies shall be in addition to all rights, powers and remedies given to the Investor under the Operating Agreement, any document or agreement relating in any way to the terms and provisions thereof or otherwise by law. In no event, however shall the Investor have recourse to any current or successor general partner of the Indemnitor, any direct or indirect constituent of any such general partner, or the assets of any such general partner or any such direct or indirect constituent of any such general partner, with respect to any liability under this Agreement. The liability of the Indemnitor under this Agreement is independent of the obligations of any other party which may be initially or otherwise responsible for performance or payment of the obligations hereunder, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Indemnitor. The Investor may maintain successive actions for other defaults. The Investor’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless the obligations indemnified hereunder has been paid in full.

8. Assignment. If any or all of the right to claim Tax Credits is assigned by any Investor, this Agreement shall automatically be assigned therewith in whole or in part, as applicable, without the need of any express assignment, and, when so assigned, the Indemnitor shall be bound as set forth herein to the assignee(s) without in any manner affecting any Indemnitor’s liability hereunder with respect to any rights hereunder retained by the Investor. This Agreement shall be binding upon the Indemnitor and its respective heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of the Investor and its successors and assigns.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (the “State”) without regard to principles of conflicts of law, except to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case, such Federal law shall so govern and be controlling. In any action brought under or arising out of this Agreement, the Indemnitor hereby consents to the jurisdiction of any competent court within the State and consents to service of process by any means authorized by the laws of the State. Except as provided in any other written agreement now or at any time hereafter in force between the Investor and the Indemnitor, this Agreement shall constitute the entire agreement of the Indemnitor with the Investor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Investor and the Indemnitor unless expressed herein.

10. Duration. The Indemnitor hereby agrees that this Agreement, and all other obligations guaranteed hereby, shall remain in full force and effect at all times hereinafter until the date upon which it is paid and performed in full; provided, however, that Indemnitor’s obligations hereunder shall terminate in their entirety at the end of the period of limitations for assessing federal income tax with respect to the Investor’s tax return which is filed for the year in which the seven-year credit period applicable to each QEI made by the Fund in the CDE ends.

11. Financial Statements. Upon written request of the Investor, the Indemnitor shall provide to the Investor copies of any financial statements or other reports that it is obligated to provide to Lender pursuant to the Investment Documents. The Indemnitor further covenants and agrees to immediately notify the Investor of any change in its financial condition that adversely and materially affects the ability of the Indemnitor to perform under the Investment Documents or this Agreement.

12. Miscellaneous.

(a) Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

(b) When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter and vice versa. The word “person,” as used herein, shall include any individual, company, firm, association, limited liability company, corporation, trust or other legal entity of any kind whatsoever.

(c) The obligations of the Indemnitor contained herein are undertaken solely and exclusively for the benefit of the Investor and its successors and assigns, and no other person or entities shall have any standing to enforce such obligations or be deemed to be beneficiaries of such obligations.

(d) This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed to be an original, and all of which, when taken together, shall be one and the same instrument, with the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. Execution of this Agreement by the Indemnitor shall bind the Indemnitor.

IN WITNESS WHEREOF, the Indemnitor and the Investor have caused this Agreement to be duly executed as of the day and year first above written.

INDEMNITOR:

AUTOVAXID, INC., a Florida corporation

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

INVESTOR:

U.S. BANCORP COMMUNITY INVESTMENT CORPORATION, a Delaware corporation

By:	/s/ Matthew Philpott
Name:	Matthew Philpott
Title:	Business Development Associate

BORROWER ACKNOWLEDGEMENT

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

On the 8th day of December, in the year 2006 before me, the undersigned, personally appeared Steven Arikian, personally known to me of proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), of the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Annis Kwok
Notary Public

INVESTOR ACKNOWLEDGEMENT

STATE OF MISSOURI	)
) SS:
COUNTY OF ST. LOUIS CITY	)

On the 5th day of December, in the year 2006 before me, the undersigned, personally appeared Matthew Philpott, personally known to me of proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), of the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Ashley Weser
Notary Public

Exhibit A

FINANCIAL FORECAST

[Attached]

The National Cell Culture Center has utilized Biovest’s proprietary hollow fiber cartridge technology for the production of hundreds of cell lines for NIH sponsored researchers over the past 15 years.

The AutovaxID is ideal for laboratories that need to produce gram amounts of cell products such as monoclonal antibodies.

A lab developing and testing many different antibodies could operate dozens of AutovaxIDs simultaneously, each growing a different cell line. All of this could be done in a modest sized room monitored by one or two (compared to 10-12) technicians, saving time and keeping costs at a minimum.

For ease of record keeping the AutovaxID contains an on-board computer that stores all of the operational parameters of each production run. Each run can be uniquely associated with the disposable growth chamber used via the integrated bar code scanner and unique bar code associated with each culture module (6). Finally, because different cell lines may require different growth conditions, the AutovaxID is fully user programmable. Frequently used programs can be stored in the system memory after being entered through the touch-screen display (7).

The AutovaxID can also be used in applications in which the cells which are grown in the unit are collected instead of or in addition to any materials produced by the cells. Applications for the AutovaxID operated in this way include cell expansion for research or therapeutic purposes.

Advantages of the AutovaxID over conventional cell culture methods

Process/Parameter	Manual Cell Culture	AutovaxID
1. Product concentration	Variable, no ability to regulate. Typically 100mg in 1-10 L	Controlled by medium flow rate through hollow fiber reactor. Typically greater than 100mg in 1L

2. Culture-ware	Multiple manual transfers using large numbers of disposable units (flasks, etc)	Single integrated disposable culture unit. No transfers needed during production period

3. Growth conditions	Change over time as nutrients are depleted and waste products accumulate	Maintained constant over time through automated feedback loop.

4. Contamination	Possible at multiple steps	Virtually eliminated by sealed sterile culture-ware

5. Culture Oxygenation	Achieved via passive diffusion or sparging. May limit O2 availability and damage cells.	Continuously regulated via gas-exchange cartridge in media recirculation loop.

6. Batch record generation and documentation	Data must be recorded manually at intervals	In-process parameters automatically recorded and stored for record generation.

7. Product harvest	Manual harvest in batch mode, contaminated by cells and debris	Continuous automated harvest of filtered material

8. Process monitoring	Requires multiple monitoring and in-process measurement steps	Automated process monitoring with alarm alerts for out-of specification conditions

9. Scalability	Increasing production requires increasing space and manpower	Because of automation and small footprint, production can typically be scaled up in existing space with minimal additional manpower

For additional information about the AutovaxID contact:

James Carroll

General Manager

Biovest Advanced Instrumentation Division

Biovest International

377 Plantation St.

Worcester, MA 01695

508 793 0001 x 507

jcarroll@biovest.com

The AutovaxID: Changing the world of cell culture

•      Automated cell growth instrument

•      Sterile, disposable cell growth chamber

•      GMP-compliant

•      Rapid set-up

•      Touch-screen programming

•      Automated batch record generation

•      Small foot-print

EXHIBIT B

LICENSE AGREEMENT

[Attached]

EXHIBIT C

PURCHASED EQUIPMENT

AutovaxID Manufacturing Assets	8/20/2006

AutovaxID Instrument

Item #					Item Subtotal
1	Assemby Fixtures
		900022-000	FIXTURE* LCD ALIGNMENT	1710
		900023-000	FIXTURE* STALL SENSOR ALIGNMENT, CCI	1260
		900028-000	FIXTURE* .068 INCH SPACER	100
		900029-000	FIXTURE8ROTARY VALVE TORQUE	1000
		900032-000	FIXTURE*GASSING MANIFOLD	2320
		900033-000	FIXTURE*INSTR/CW INTERFACE	6300
		900035-000	READER/WRITER, CARD, COMPO BNC (F)	300
		900052-000	FIXTURE*ASSY,TUBING,GASSING, CCI	300
		900061-000	AY* GREASE GUN, MODIFIED	1000
		900062-000	FIXTURE* PUMP DRIVE	1000
		900065-000	FIXTURE* ALIGNMENT, TRANSDUCER PIN	1500
		900066-000	FIXTURE*FLOW SENSOR, LIQUID	2000
		900067-000	FIXTURE* PUMP, BELT TENSION	3620
		900068-000	FIXTURE*POSITION ENCODER TEST	3240
		900069-000	FIXTURE* UV LIGHT GUIDE	1960
		900070-000	FIXTURE* CABLE, MINI DOUBLE BANANA TO US STANDARD	270
					27880

Item #					Item Subtotal
2	Test Fixtures
		900036-000	FIXTURE*PUMP CARTRIDGE W/NEW TUBING,CCI	300
		900038-000	FIXTURE*ADAPTER PLUG, PH	300
		900039-000	FIXTURE*SENSOR, CO2 WITH READOUT	1000
		900040-000	FIXTURE*BOARD PROGRAMMING INTERFACE	2000
		900041-001	FIXTURE*TEMP. CAL. RES. 64.6 C, CCI	300
		900041-002	FIXTURE*TEMP. CAL. RES. 44.6 C, CCI	300
		900041-003	FIXTURE*TEMP. CAL. RES. 37.0 C, CCI	300
		900041-004	FIXTURE*TEMP. CAL. RES. 25.0 C, CCI	300
		900041-005	FIXTURE*TEMP. CAL. RES. 4.9 C, CCI	300
		900041-006	FIXTURE*TEMP. CAL. RES. - 5.0 C, CCI	300
		900042-000	FIXTURE*CABLE, BOARD POWER, CCI	300
		900043-000	FIXTURE*CABLE, BOARD REFRIG POWER, CCI	200
		900044-000	FIXTURE*HEATER & FAN INDICATOR, CCI	200
		900045-000	FIXTURE*CIRCULATION MOTOR W/BRACKET, CCI	200
		900046-000	FIXTURE*VALVE MOTOR, CCI	1000
		900047-000	FIXTURE*PINCH CLAMP INDICATOR, CCI	500

Item #					Item Subtotal
		900048-000	FIXTURE*SMB FEMALE TO MULTIMETER	200
		900049-000	FIXTURE*TEST LED W/RESISTOR, CCI	200
		900050-000	FIXTURE*ADAPTER SMB (M) TO BNC (F)	200
		900053-000	FIXTURE*4-MOTOR TEST, CCI	2000
		900054-000	FIXTURE* PUMP TORQUE	500
		900056-000	FIXTURE*ETHERNET HUB	200
		900057-000	FIXTURE*KEYBOARD, PS2	200
		900058-000	FIXTURE*CABLE, ETHERNET	200
		900064-001	AY*JUMPER,GASSING	500
		900064-002	AY*JUMPER,GASSING	500
		900064-003	AY*JUMPER,GASSING	500
		900071-000	FIXTURE*MODE PROGRAMMER,CO2 SENSOR	300
					13300

3	Software
	Revision “PreA-1 thru PreA-47”	9270 hours X $60/hr burdened			556200

4	Manufacturing Documentation
		700371-000	MANUAL*OPERATIONS,AUTOVAX	1200
		700386-000	SOP*PREPOWER OF AUTOVAXID-C INSTRUMENT	1200
		700387-000	SOP*POWER-UP OF AUTOVAXID-C INSTRUMENT	1200
		700388-000	FORM*MASTER LOG AUTOVAXID-C INSTRUMENT	1200
		700389-000	SOP*AUTOVAXID-C INST 72-HOUR BURN-IN OUR BURN-IN	1200

Item #				Item Subtotal
	700390-000	SOP*CHASSIS CONTROL BOARD, CCI	1200
	700391-000	SOP*VALVE DRIVER BOARD, CCI	1200
	700392-000	SOP*4-POSITION PUMP BOARD, CCI	1200
	700393-000	SOP*GASSING MANIFOLD BOARD, CCI	1200
	700394-000	SOP*GASSING MANIFOLD W/PCB, CCI	1200
	700395-000	SOP* GASSING CHASSIS ASSEMBLY	1200
	700396-000	SOP* LOADING S/W IN PHILIPS 80C31 MICROCONTROLLER	1200
	700398-000	SOP*AUTOVAXID-C INST FINAL OPERATIONS INSPECTION-C,MANUFACTURING	1200
	700401-000	SOP* GASSING MANIFOLD INSPECTION	1200
	700402-000	SOP* PUMP MODULE ASSEMBLY	1200
	700403-000	SOP*LIQUID FLOW SENSOR, INSPECTION	1200
	700406-000	SOP*TEST PROCEDURE,POSITION ENCODER	1200
	700407-000	SOP* PUMP TUBING STOP INSPECTION AND BOND TEST	1200
	700409-000	SOP*TEST PROCEDURE,CO2 SENSOR	1200
	700411-000	FORM* REPAIR/UPGRADE LOG	1200
	700412-000	SOP* REPAIR/UPGRADE RECORD KEEPING	1200
	700413-000	SOP*WIRE ROUTING, AUTOVAXID-C INSTRUMENT ID-C INSTRUMENT	1200
				26400

Item #					Item Subtotal
5	ComponentAssembly Dwg&Specifications

6	Tooling
	Cabinet				140970

	AutovaxID Cultureware and Factor Bag Assemby

7	Assemby Fixtures
		900027-000	FIXTURE* AY, BACK PANEL,	9700
		900060-000	FIXTURE*AUTOVAXID C/W	3000
		900063-000	FIXTURE*C/W, FLOW SENSOR, O-RING	2600
					15300

8	Test Fixtures
		900051-000	FIXTURE*PRESSURE TEST, AUTOVAXID-C, CULTUREWARE	3000
		900055-000	FIXTURE* PRESSURE TEST, AUTOVAXID-C	2000
					5000

9	Manufacturing Documentation
		700397-000	SOP* ADHESIVE BONDING	1200
		700399-000	SOP* TEST, PRESSURE, AUTOVAXID-C CULTUREWARE	1200
		700408-000	SOP* pH ELECTRODE	1200
					3600

10	Tooling
	Cultureware Cover			10850
	Cultureware Backpanel			63800
	Pump Cassette -to date			32800
					107450
			Total		896100

EXHIBIT D

CONTINUING LIENS

Lien on all assets held by Laurus Master Fund, Ltd.

EXHIBIT F

BUSINESS PLAN

(attached)

EXHIBIT G

VALUATION

[Attached]

(x) to prepare and file, on behalf of the Company, any required local, state and federal tax returns or other tax reports or documents relating to the Company, other than an IRS Form 8832 “Entity Classification Election” or similar state or federal form;

(xi) to execute, deliver, file and/or record any and all instruments, documents or agreements of any kind which the Manager may deem appropriate or as may be necessary or desirable to carry out the purposes of the Company, including that certain Put Option Agreement and that certain Purchase Option Agreement, each of which shall be entered into on or about the date hereof regarding the acquisition of membership interests in AutovaxID Investment LLC; and

(xii) to take such other actions as the Manager may reasonably believe to be necessary or desirable to carry out the purposes of the Company.

(b) Notwithstanding paragraph (a) of this Section 2.01, the Manager shall not: (i) sell, exchange, lease, mortgage, pledge or otherwise transfer all or substantially all of the assets of the Company, without the approval of the Member; or (ii) merge or consolidate the Company with or into another limited liability company, partnership, corporation or other business entity, without the approval of the Member.

Section 2.02 Duties of Manager. The Manager shall perform its duties as Manager in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing its duties, the Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (i) one or more agents or employees of the Company or the Manager, or (ii) counsel, public accountants or other persons as to matters that such Manager believes to be within such person’s professional or expert competence. If the Manager performs the duties of Manager in accordance with this Section 2.02, then it shall have no liability by reason of being or having been the Manager of the Company.

Section 2.03 Limitation on Liability of Manager. Provided that it has acted in good faith, and not directly contrary to any express prohibitions contained in this Limited Liability Company Agreement, the Manager shall not be liable to the Company or the Member for any mistakes in judgment or for any failure to perform any of its obligations hereunder, or for any loss due to such mistake or failure to perform, or due to the negligence, dishonesty, fraud or bad faith of any other Person, including any other Member, employee, agent or independent contractor of the Company or the Manager or any other Person with whom the Company or the Manager transacts business.

Section 2.04 Devotion of Time. The Manager shall not be required to devote any specified amount of time or efforts to the business and affairs of the Company. The Manager shall not have any obligation to loan money to the Company or to fund operating deficits. The Manager shall not be required to offer any investment opportunities to the Company, and the Manager may make investments or undertake activities that compete or conflict with the Company.

3

Section 2.05 Expenses. The Company shall pay directly, or shall reimburse the Manager for, all costs and expenses of the Company, including without limitation, all travel, entertainment and other expenses incurred by the Manager in connection with Company business.

Section 2.06 Withdrawal and Term. The Manager may resign as Manager at any time upon notice to the Member. Subject to Section 2.08 hereof, the Manager shall serve for an unlimited term.

Section 2.07 Qualification; Initial Manager. The Manager shall be appointed by the Member from time-to-time, in the sole discretion of the Member. The Manager of the Company is Biovest International, Inc.

Section 2.08 Removal of the Manager. The Manager’s status as the Manager of the Company may not be terminated, nor may the Manager be removed as Manager, except by the approval of the Member. The Member shall be entitled to withhold its approval in its sole and absolute discretion and shall not be liable to any other Member for failing to give its approval under any circumstances or under any legal theory.

Section 2.09 Ceasing to be the Manager. In the event that the Manager ceases to be the Manager, by reason of Section 2.08 or otherwise, the Member shall, within 180 days after the Manager ceases to be the Manager of the Company, designate a new person as a successor Manager (a “Manager Director”) to serve in the place of such Manager. Upon such designation, the Successor Manager shall assume in writing the obligations, and thereby shall be entitled to the rights, of the Manager under this Agreement. Nothing contained in this Section 2.09 shall be construed as limiting any right or cause of action which the Company or the Member may have against the Manager for any breach of its duties hereunder.

Section 2.10 Management Rights of Member. By their execution of this Agreement, the Member consents to the exercise by the Manager of the powers conferred on it by this Limited Liability Company Agreement. Except as expressly provided herein, or as provided by nonwaivable provisions of applicable law, the Member shall not have any right to vote or to take part in the management or control of the Company business or have any right or authority to act for or bind the Company except in its capacity as Manager.

Section 2.11 Officers. The Company shall have those officers, and holding those titles and duties, as determined by the Manager.

ARTICLE III.

TAXATION, ALLOCATIONS AND DISTRIBUTIONS

Section 3.01 [Reserved].

Section 3.02 Allocation of Net Income or Loss. Except as otherwise mandated by Treasury Regulations under Section 704 of the Internal Revenue Code, all items of income, gain, loss, deduction, credit or tax preference entering into the computation or net income or loss for any fiscal period shall be allocated, as appropriate based upon the source of such item and to the Member in accordance with their respective percentage interests in the Company.

4

Section 3.03 Distributions. Distributions shall be made only to the extent that the Company has cash and/or property that is, in the Manager’s opinion, in excess of the assets needed for the continued operation and maintenance of the Company. The Manager shall make distributions in accordance with this Section 3.03 to the extent the Manager, in its sole discretion, deems appropriate.

ARTICLE IV.

DISSOLUTION

Section 4.01 Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the approval of the Member or (b) an event of dissolution of the Company under the Act.

Section 4.02 Distributions upon Dissolution. Upon the occurrence of an event set forth in Section 4.01 hereof, the Member shall be entitled to receive, after paying or making reasonable provision for all of the Company’s creditors to the extent required by the Act, the remaining funds of the Company.

ARTICLE V.

MISCELLANEOUS

Section 5.01 [Reserved].

Section 5.02 Limited Liability. The Member shall not be obligated to make any contribution to the capital of the Company other than the Capital Contribution specified in Section 1.05. The Member shall not be liable for any debts, obligations or liabilities of the Company, whether arising in tort, contract or otherwise, solely by reason of being a Member or acting (or omitting to act) in such capacity or participating in the conduct of the business of the Company.

Section 5.03 Indemnification. To the fullest extent permitted by applicable law, the Member, any affiliate of the Member, any officers, directors, shareholders, members, partners or employees of the affiliate of the Member, and any officer, employee or expressly authorized agent of the Company or its affiliates (collectively “Covered Person”), shall be entitled to indemnification from the Company for any loss, damage, claim or liability incurred by such Covered Person by reason of any act or omission performed, or omitted to be performed, or alleged to be performed or omitted to be performed, by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Limited Liability Company Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage, claim or liability incurred by such Covered Person by reason of his gross negligence, actual fraud or willful misconduct with respect to such acts or omissions.

5

Section 5.04 Amendment. This Agreement may be amended only in a writing signed by the Member and the Manager.

Section 5.05 Pledge of Membership Interests. Notwithstanding any other provision of this Agreement: (i) the Member may pledge, without the consent of the Manager or any other Person, its Membership Interest to Laurus Master Fund, Ltd. and its permitted successors and assigns (“Laurus”) pursuant to the terms of any security agreement between the Member and Laurus; (ii) Laurus shall have the rights of a secured party to retain, sell or transfer the Membership Interests so pledged; and (iii) in the event of any enforcement of the pledge and/or the foreclosure upon or other disposition of the Membership Interests, Laurus (or its nominee, successor, transferee or assignee) shall be immediately, automatically and unconditionally admitted as a Member of the Company.

Section 5.06 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding any conflicts of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Limited Liability Company Agreement of Biolender II, LLC, to be executed as of the 8th day of December, 2006.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Biolender II LLC Agreement

Schedule A

Member

Member	Address	Capital Contribution	Percentage Ownership
Biovest International, Inc.	324 S. Hyde Park Avenue Suite 350 Tampa, FL 33606	$5,600,000	100.0%

EXHIBIT 10.13

EXECUTION COPY

PUT OPTION AGREEMENT

THIS PUT OPTION AGREEMENT (this “Agreement”), dated as of December 8, 2006, is entered into by and among AutovaxID Investment LLC, a Missouri limited liability company (“Fund”), U.S. Bancorp Community Investment Corporation, a Delaware corporation (“USB CIC”), and Biolender II, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, USB CIC is the sole member of Fund, with USB CIC owning a 100% interest in the capital, profits, losses, cashflow, deductions and credits of Fund (the “Interest”); and

WHEREAS, Fund has invested in a “qualified equity investment” in St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company, and expects to be allocated New Markets Tax Credits pursuant to Section 45D of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to such investment beginning on December 8, 2006;

WHEREAS, Purchaser desires to grant to USB CIC the right to sell the Interest on the terms and subject to the conditions set forth herein; and

WHEREAS, Fund consents to Purchaser’s ability to purchase the Interest on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Commencing on the date seven years and one (1) day after the Effective date (as such term is defined in that certain QLICI Loan Agreement, dated as of the date hereof, between AutovaxID, Inc., a Florida corporation, and St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company), USB CIC shall have the right to require Purchaser to purchase the Interest. Such right shall continue for a period of three (3) months (the “Exercise Period”). This option may be exercised by USB CIC by (i) giving written notice to Purchaser at any time during the Exercise Period or not more than 30 days before the beginning of such period, and (ii) agreeing that the closing of the purchase of the Interest pursuant to this Agreement shall occur not more than 30 days after the date on which USB CIC delivers said notice to Purchaser. In the event that USB CIC exercises its right to put the Interest to Purchaser, Purchaser shall pay USB CIC $120,000.

The entire sales price to be paid by Purchaser, if any, is to be paid at the closing in cash or immediately available funds, unless otherwise mutually agreed. If Purchaser has insufficient assets to pay such sales price, USB CIC shall not have recourse against the Fund or its members. If Purchaser does not pay the sales price to USB CIC on the date set for closing, USB CIC may either: (i) retain the Interest, or (ii) execute and deliver an assignment of the Interest to Purchaser, in which case USB CIC would have no further interest in the Fund, but shall have a claim against the Purchaser for the sales price, and the Purchaser shall be the owner of the transferred Interest. Should the Interest be put to Purchaser, each party is responsible for any costs of its own attorneys’ fees or otherwise incurred in connection with the closing. Upon the receipt of the required sales price to be paid in exchange for its interest, USB CIC shall transfer the Interest, free and clear of any liens, charges, encumbrances or interests of any third party, and shall execute or cause to be executed any documents required to fully transfer the Interest. As of the effective date of such closing, USB CIC shall have no further interest in the Fund. If USB CIC fails to exercise its put option pursuant to this Agreement, this Agreement shall terminate.

2. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, personal representatives, successors and assigns. No party to this Agreement may assign the rights under this Agreement without the consent of each other party hereto. Any amendment(s) to this Agreement shall be effective only if set forth in writing and signed by each party hereto.

3. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

4. No party hereto shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such party. The waiver by any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

5.	This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

6. The execution of this Agreement constitutes the consent required of USB CIC under Section 9.01 of the Fund’s Operating Agreement in order to transfer the Interest.

7. This Agreement and any amendments hereto may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart. This Agreement may also be executed as facsimile originals and each copy of this Agreement bearing the facsimile transmitted signature of any party’s authorized representative shall be deemed to be an original.

[No further text on this page; signature page follows.]

2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

AutovaxID Investment LLC, a Missouri limited liability company

By:	St. Louis Development Corporation
Its:	Manager

	By:	/s/ Rodney Crim
Rodney Crim
	Its:	Executive Director

U.S. Bancorp Community Investment Corporation, a Delaware corporation

By:	/s/ Matthew Philpott
Matthew Philpott
Its:	Business Development Associate

Biolender II, LLC, a Delaware limited liability company

By:	Biovest International, Inc.
Its:	Member

	By:	/s/ Steven Arikian
Steven Arikian, M.D.
	Its:	Chairman & CEO

Exhibit 10.14

EXECUTION COPY

PURCHASE OPTION AGREEMENT

THIS PURCHASE OPTION AGREEMENT (this “Agreement”), dated as of December 8, 2006, is entered into by and between AutovaxID Investment LLC, a Missouri limited liability company (“Fund”), U.S. Bancorp Community Investment Corporation, a Delaware corporation (“USB CIC”), and Biolender II, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, USB CIC is the sole member of Fund, with USB CIC owning a 100% interest in the capital, profits, losses, cashflow, deductions and credits of Fund (such interests is the “Interest”); and

WHEREAS, Fund has invested in a “qualified equity investment” in St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company, and expects to be allocated New Markets Tax Credits pursuant to Section 45D of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to such investment beginning on December 8, 2006;

WHEREAS, the Fund, USB CIC and Purchaser have entered into that certain put option agreement (“Put Option Agreement”) dated as of the date hereof pursuant to which USB CIC has the option to put the Interest to the Purchaser; and

WHEREAS, USB CIC desires to grant to Purchaser the right to purchase the Interest on the terms and subject to the conditions set forth herein; and

WHEREAS, Fund consents to Purchaser’s ability to purchase the Interest on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. For a period of three (3) months commencing on the day following the expiration of the put rights under the Put Option Agreement (the “Exercise Period”), Purchaser shall have the right to purchase the Interest, if USB CIC did not exercise its right under the Put Option Agreement. If Purchaser elects to exercise its purchase right, it shall do so by (i) giving written notice to the USB CIC at any time during the Exercise Period or not more than 30 days before the beginning of such Exercise Period, and (ii) agreeing that the closing of the purchase pursuant to this Agreement shall occur not more than 30 days after the date on which said notice was delivered. The sales price for the Interest shall be the fair market value of the Interest at the time of the delivery of the notice.

The fair market value of the Interest shall be determined through independent appraisers. The Purchaser and USB CIC shall each select an independent appraiser, who shall give an appraisal of the fair market value of the Interest. The final determined fair market value of the interest shall be determined as follows: (A) if the higher appraisal is within ten percent (10%) of the lower of the two appraisals, the fair market value shall be the average of the two appraisals;

(B) if the difference between the two appraisals is greater than ten percent (10%) of the lower of the two appraisals, then the fair market value shall be the lower of the two appraisals plus one-third (1/3) of the difference between the two appraisals.

The entire sales price for the Interest shall be paid to USB CIC at the closing in cash or immediately available funds, unless otherwise mutually agreed. Each party shall be responsible for the costs of its own attorneys’ fees and other charges incurred in connection with the closing. Upon receipt of the sales price, USB CIC shall transfer its interest free and clear of any liens, charges, encumbrances or interests of any third party and shall execute or cause to be executed any documents required to fully transfer such interest. As of the effective date of such closing, USB CIC shall have no further interest in the Fund. If Purchaser fails to exercise its purchase option pursuant to this Agreement or the closing of the sale pursuant to this Agreement does not occur within the 30-day period as set forth above following delivery of an exercise notice, unless otherwise mutually agreed, this Agreement shall terminate.

2. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, personal representatives, successors and assigns. No party to this Agreement may assign the rights under this Agreement without the consent of each other party hereto. Any amendment(s) to this Agreement shall be effective only if set forth in writing and signed by each party hereto.

3. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

4. No party hereto shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such party. The waiver by any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

5. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

6. The execution of this Agreement constitutes the consent required of USB CIC under Section 9.01 of the Fund’s Operating Agreement in order to transfer the Interest.

7. This Agreement and any amendments hereto may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart. This Agreement may also be executed as facsimile originals and each copy of this Agreement bearing the facsimile transmitted signature of any party’s authorized representative shall be deemed to be an original.

[No further text on this page; signature page follows.]

2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

AutovaxID Investment LLC, a Missouri limited liability company

By:	St. Louis Development Corporation
Its:	Manager

	By:	/s/ Rodney Crim
Rodney Crim
	Its:	Executive Director

U.S. Bancorp Community Investment Corporation, a Delaware corporation

	By:	/s/ Matthew Philpott
Matthew Philpott
	Its:	Business Development Associate

Biolender II, LLC, a Delaware limited liability company

By:	Biovest International, Inc.
Its:	Member

	By:	/s/ Steven Arikian
Steven Arikian, M.D.
	Its:	Chairman & CEO

EXHIBIT 10.15

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 8th day of December, 2006, by and between Biovest International, Inc. (“Biovest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa FL 33606, and Dennis Ryll, with an address of 2595 Red Springs Drive, Las Vegas, Nevada 89135, (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for Biovest, to wit, acting as a Guarantor in connection with a New Market Tax Credit loan transaction from U.S. Bank (the “Loan”) to Biovest’s wholly-owned subsidiary, Autovaxid, Inc. (“Autovaxid”) in an aggregate amount of $1,000,000, Biovest hereby agrees and undertakes to indemnify Guarantor, and to hold Guarantor harmless from and against any and all claims, causes of actions, and liabilities of any kind to the fullest extent permitted by law to the extent that Guarantor is called upon to pledge and/or advance funds, assets, or collateral in connection with the guarantee being executed by Guarantor in connection with this Loan.

Biovest International, Inc.

By:	/s/ James A. McNulty
James A. McNulty CFO & Secretary

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912

Exhibit 10.16

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 8th day of December, 2006, by and between Biovest International, Inc. (“Biovest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa, FL 33606, and Steven J. Stogel, with an address of 7777 Bonhomme Ave., Suite 1210, St. Louis, MO 63105, (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for Biovest, to wit, acting as a Guarantor in connection with a New Market Tax Credit loan transaction from U.S. Bank (the “Loan”) to Biovest’s wholly-owned subsidiary, Autovaxid, Inc. (“Autovaxid”) in an aggregate amount of $250,000, Biovest hereby agrees and undertakes to indemnify Guarantor, and to hold Guarantor harmless from and against any and all claims, causes of actions, and liabilities of any kind to the fullest extent permitted by law to the extent that Guarantor is called upon to pledge and/or advance funds, assets, or collateral in connection with the guarantee being executed by Guarantor in connection with this Loan.

Biovest International, Inc.

By:	/s/ James A. McNulty
James A. McNulty CFO & Secretary

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912

Exhibit 10.17

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 8th day of December, 2006, by and between Biovest International, Inc. (“Biovest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa, FL 33606, and Donald Ferguson, with an address of 11477 Olde Cabin Rd., Suite 110, St. Louis, MO 63141, (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for Biovest, to wit, acting as a Guarantor in connection with a New Market Tax Credit loan transaction from U.S. Bank (the “Loan”) to Biovest’s wholly-owned subsidiary, Autovaxid, Inc. (“Autovaxid”) in an aggregate amount of $500,000, Biovest hereby agrees and undertakes to indemnify Guarantor, and to hold Guarantor harmless from and against any and all claims, causes of actions, and liabilities of any kind to the fullest extent permitted by law to the extent that Guarantor is called upon to pledge and/or advance funds, assets, or collateral in connection with the guarantee being executed by Guarantor in connection with this Loan.

Biovest International, Inc.

By:	/s/ James A. McNulty
James A. McNulty CFO & Secretary

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912

Exhibit 10.18

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 8th day of December, 2006, by and between Biovest International, Inc. (“Biovest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa FL 33606, and Ronald E. Osman, with an address of 1602 West Kimmel Street, Marion, IL 62959, (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for Biovest, to wit, acting as a Guarantor in connection with a New Market Tax Credit loan transaction from U.S. Bank (the “Loan”) to Biovest’s wholly-owned subsidiary, Autovaxid, Inc. (“Autovaxid”) in an aggregate amount of $1,000,000, Biovest hereby agrees and undertakes to indemnify Guarantor, and to hold Guarantor harmless from and against any and all claims, causes of actions, and liabilities of any kind to the fullest extent permitted by law to the extent that Guarantor is called upon to pledge and/or advance funds, assets, or collateral in connection with the guarantee being executed by Guarantor in connection with this Loan.

Biovest International, Inc.

By:	/s/ James A. McNulty
James A. McNulty, CFO & Secretary

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912

Exhibit 10.19

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 8th day of December, 2006, by and between Biovest International, Inc. (“Biovest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa FL 33606, and Francis E. O’Donnell Jr., M.D., Hopkins Capital Group II, LLC and The O’Donnell Irrevocable Trust with an address of 709 The Hamptons Lane, Town and Country, MO 63017, (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for Biovest, to wit, acting as a Guarantor in connection with a New Market Tax Credit loan transaction from U.S. Bank (the “Loan”) to Biovest’s wholly-owned subsidiary, Autovaxid, Inc. (“Autovaxid”) in an aggregate amount of $1,150,000, Biovest hereby agrees and undertakes to indemnify Guarantor, and to hold Guarantor harmless from and against any and all claims, causes of actions, and liabilities of any kind to the fullest extent permitted by law to the extent that Guarantor is called upon to pledge and/or advance funds, assets, or collateral in connection with the guarantee being executed by Guarantor in connection with this Loan.

Biovest International, Inc.

By:	/s/ James A. McNulty
James A. McNulty CFO & Secretary

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912

Exhibit 10.20

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 8th day of December, 2006, by and between Biovest International, Inc. (“Biovest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa, FL 33606, and Alan Pearce, with an address of 324 S. Hyde Park Ave., Suite 350, Tampa, FL 33606, (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for Biovest, to wit, acting as a Guarantor in connection with a New Market Tax Credit loan transaction from U.S. Bank (the “Loan”) to Biovest’s wholly-owned subsidiary, Autovaxid, Inc. (“Autovaxid”) in an aggregate amount of $500,000, Biovest hereby agrees and undertakes to indemnify Guarantor, and to hold Guarantor harmless from and against any and all claims, causes of actions, and liabilities of any kind to the fullest extent permitted by law to the extent that Guarantor is called upon to pledge and/or advance funds, assets, or collateral in connection with the guarantee being executed by Guarantor in connection with this Loan.

Biovest International, Inc.

By:	/s/ James A. McNulty
James A. McNulty CFO & Secretary

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912

right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty, accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such Party, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter. Notwithstanding the foregoing, nothing in this Section 9.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

9.5 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name “Autovax” “AutovaxID” or “Biovest” or any other trade name or trademark of the other party in connection with the performance of this Agreement.

9.6 Public Announcements. Except as required by law, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other. In the event of a required public announcement, the Party making such announcement shall provide the other with a copy of the proposed text prior to such announcement.

9.7 Notices. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

(a)	If to Biovest, addressed to:

Steve Arikian, M.D.

CEO and President Biovest International, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida 33606

Facsimile: 813-258-6912

(b)	If to AutovaxID, addressed to:

James Carroll

AutovaxID, Inc.

1701 Macklind Avenue

St. Louis, MO 63110

Facsimile: 813-258-6912

Exhibit 10.27

SUBSCRIPTION AGREEMENT

1. SUBSCRIPTION. Pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), the St. Louis Development Corporation (“SLDC”) hereby purchases Three Hundred Twenty-Six Thousand and Ninety-Eight (326,098) shares of common stock (the “Stock”) of Biovest International, Inc (the “Company”) at a purchase price of $1.10 per Share for a total purchase price of $358,707.80 (the “Purchase Price”).

2. REPRESENTATIONS AND WARRANTIES.

(a) SLDC acknowledges that the Stock has not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and represents and warrants to the Company as follows:

(i) It is a non-profit corporation duly organized and validly existing under the laws of the State of Missouri, with a principal place of business in the State of Missouri, and has full power and authority to acquire and own its interest in the Stock in accordance with the terms of this Agreement;

(ii) It is acquiring the Stock of the Company for investment and not with a view for resale or distribution of the Shares;

(iii) It agrees that the right to transfer the Stock is restricted in accordance with state and federal securities laws;

(iv) The per-share purchase price of the Stock was established by negotiation between the Company and SLDC and SLDC acknowledges that it may experience substantial dilution to its investment and can afford a complete loss of such investment;

(v) SLDC is able and prepared to bear the economic risk of investing in and holding the Stock, and has such knowledge and experience in business and financial matters as to be capable or evaluating the risks and merits of an investment in the Stock based on the Company’s public securities filings;

(vi) SLDC is (A) a non-profit corporation duly organized and validly existing under the laws of the State of Missouri with total assets as of the date hereof in excess of $5,000,000, and (B) was not formed for the purpose of acquiring the Stock; and

(vii) SLDC has relied upon its own independent investigation in connection with the purchase of the Stock and SLDC has had access to all books and records of the Company and had a chance to review all applicable public filings made by the Company with the SEC.

(b) The Company represents and warrants to SLDC as follows:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii) The Company has all requisite legal and corporate power (A) to execute and deliver this Agreement, (B) to sell and issue the Shares hereunder, and (C) to carry out and perform its obligations under the terms of this Agreement; and

(iii) The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid, non assessable and free of any liens or encumbrances and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

3. RESTRICTIVE LEGENDS. SLDC acknowledges that the Stock has not been registered under the Securities Act or under any state securities laws and may only be transferred pursuant to an applicable exemption from the registration requirements of the Securities Act and state securities laws, and the Company has no obligation to register the Stock under the Securities Act or state securities laws. In furtherance thereof, SLDC acknowledges that the certificates representing the Stock shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

4. AMENDMENT OR WAIVER. No provision of this Subscription Agreement may be waived or amended except in a written instrument signed by the Borrower and the Lender. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5. ENTIRE AGREEMENT. This Subscription Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

6. SUCCESSORS AND ASSIGNS. This Subscription Agreement shall be binding upon and inure to the benefit of the Company, SLDC and their successors and permitted assigns. Neither party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

7. GOVERNING LAW. This Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties execute this Agreement for good and valuable consideration in hand received set their hand and seal as of this 8th day of December 2006.

Biovest International, Inc.		St. Louis Development Corporation

By:	/s/ Steven Arikian	By:	/s/ Rodney Crim
Name:	Steven Arikian, M.D.		Rodney Crim
Title:	Chairman & CEO		Executive Director

Subscription Agreement Signature Page

Exhibit 10.28

WARRANT

Dated as of December 14, 2006

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-1002	Warrant to Purchase up to 590,909
Shares of Common Stock
590,909 shares at $1.10 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after December 13, 2016

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, Dennis L. Ryll or his successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on December 14, 2006, (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on December 13, 2016 (the “Expiration Date”) up to 590,909 shares of Common Stock at an exercise price per share of $1.00 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a Guaranty dated December 8, 2006 between the Holder and, inter alia, U.S. Bank.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

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“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on December 14, 2006 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. or by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is: (1) the Current Market Price per share of Common Stock on the Exercise Date less the Purchase Price per share of Common Stock and the denominator of which is (2) the Current Market Price per share of Common Stock.

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

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(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

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(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE,

4

RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Chief Financial Officer/Secretary

5

Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

6

Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

7

Exhibit 10.29

WARRANT

Dated as of December 14, 2006

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-1002	Warrant to Purchase up to 147,727
Shares of Common Stock
147,727 shares at $1.10 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after December 13, 2016

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, Steven J. Stogel or his successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on December 14, 2006, (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on December 13, 2016 (the “Expiration Date”) up to 147,727 shares of Common Stock at an exercise price per share of $1.00 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a Guaranty dated December 8, 2006 between the Holder and, inter alia, U.S. Bank.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

1

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on December 14, 2006 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. or by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is: (1) the Current Market Price per share of Common Stock on the Exercise Date less the Purchase Price per share of Common Stock and the denominator of which is (2) the Current Market Price per share of Common Stock.

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2

(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

3

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE,

4

RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Chief Financial Officer/Secretary

5

Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

6

Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

7

Exhibit 10.30

WARRANT

Dated as of December 14, 2006

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-1002	Warrant to Purchase up to 295,454
Shares of Common Stock
295,454 shares at $1.10 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after December 13, 2016

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, Donald L. Ferguson or his successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on December 14, 2006, (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on December 13, 2016 (the “Expiration Date”) up to 295,454 shares of Common Stock at an exercise price per share of $1.00 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a Guaranty dated December 8, 2006 between the Holder and, inter alia, U.S. Bank.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

1

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on December 14, 2006 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. or by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is: (1) the Current Market Price per share of Common Stock on the Exercise Date less the Purchase Price per share of Common Stock and the denominator of which is (2) the Current Market Price per share of Common Stock.

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2

(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

3

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE,

4

RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Chief Financial Officer/Secretary

5

Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

6

Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

7

Exhibit 10.31

WARRANT

Dated as of December 14, 2006

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-1002	Warrant to Purchase up to 590,909
Shares of Common Stock
590,909 shares at $1.10 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after December 13, 2016

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, Ronald E. Osman or his successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on December 14, 2006, (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on December 13, 2016 (the “Expiration Date”) up to 590,909 shares of Common Stock at an exercise price per share of $1.00 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a Guaranty dated December 8, 2006 between the Holder and, inter alia, U.S. Bank.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

1

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on December 14, 2006 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. or by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is: (1) the Current Market Price per share of Common Stock on the Exercise Date less the Purchase Price per share of Common Stock and the denominator of which is (2) the Current Market Price per share of Common Stock.

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2

(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

3

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE,

4

RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Chief Financial Officer/Secretary

5

Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

6

Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

7

Exhibit 10.32

WARRANT

Dated as of December 14, 2006

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-1002	Warrant to Purchase up to 679,545
Shares of Common Stock
679,545 shares at $1.10 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after December 13, 2016

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, Hopkins Capital Group II, LLC or its successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on December 14, 2006, (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on December 13, 2016 (the “Expiration Date”) up to 679,545 shares of Common Stock at an exercise price per share of $1.00 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a Guaranty dated December 8, 2006 between the Holder and, inter alia, U.S. Bank.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

1

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on December 14, 2006 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. or by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is: (1) the Current Market Price per share of Common Stock on the Exercise Date less the Purchase Price per share of Common Stock and the denominator of which is (2) the Current Market Price per share of Common Stock.

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2

(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

3

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE,

4

RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Chief Financial Officer/Secretary

5

Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

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Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

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Exhibit 10.33

WARRANT

Dated as of December 14, 2006

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-1002	Warrant to Purchase up to 295,454
Shares of Common Stock
295,454 shares at $1.10 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after December 13, 2016

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, Alan M. Pearce or his successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on December 14, 2006, (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on December 13, 2016 (the “Expiration Date”) up to 295,454 shares of Common Stock at an exercise price per share of $1.00 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a Guaranty dated December 8, 2006 between the Holder and, inter alia, U.S. Bank.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

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“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on December 14, 2006 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. or by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is: (1) the Current Market Price per share of Common Stock on the Exercise Date less the Purchase Price per share of Common Stock and the denominator of which is (2) the Current Market Price per share of Common Stock.

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

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(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

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(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE,

4

RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Chief Financial Officer/Secretary

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Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

6

Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

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Exhibit 10.34

WARRANT

Dated as of December 14, 2006

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-1002	Warrant to Purchase up to 29,545
Shares of Common Stock
29,545 shares at $1.10 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after December 13, 2016

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, Steven R. Arikian or his successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on December 14, 2006, (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on December 13, 2016 (the “Expiration Date”) up to 29,545 shares of Common Stock at an exercise price per share of $1.00 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a Guaranty dated December 8, 2006 between the Holder and, inter alia, U.S. Bank.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

1

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on December 14, 2006 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form. or by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is: (1) the Current Market Price per share of Common Stock on the Exercise Date less the Purchase Price per share of Common Stock and the denominator of which is (2) the Current Market Price per share of Common Stock.

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

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(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

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(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE,

4

RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Chief Financial Officer/Secretary

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Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

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Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                  Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

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